Exhibit 10.1

$500,000,000 Senior Credit Facility

CREDIT AGREEMENT

Dated as of November 20, 2003

by and among

PREIT ASSOCIATES, L.P.,

as Borrower,

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST,

as Parent,

THE FINANCIAL INSTITUTIONS PARTY HERETO

AND THEIR ASSIGNEES UNDER SECTION 11.5.(C),

as Lenders,

Each of

U.S. BANK NATIONAL ASSOCIATION,

and

FLEET NATIONAL BANK,

as co-Syndication Agents,

Each of

COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES,

and

MANUFACTURERS & TRADERS TRUST COMPANY,

as co-Documentation Agents,

Each of

BANK ONE, NA,

EUROHYPO AG, NEW YORK BRANCH,

and

WACHOVIA BANK, NATIONAL ASSOCIATION

as co-Managing Agent

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent and

Sole Lead Arranger

TABLE OF CONTENTS*

*	This Table of Contents is not part of the Credit Agreement and is provided as a convenience only.

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- ii -

SCHEDULE 1.1.(A)	List of Loan Parties
SCHEDULE 1.1.(B)	Non-Core Crown Properties
SCHEDULE 2.2.(a)	Existing Letters of Credit
SCHEDULE 6.1.(b)	Ownership Structure
SCHEDULE 6.1.(f)	Title to Properties
SCHEDULE 6.1.(g)	Indebtedness
SCHEDULE 6.1.(h)	Material Contracts
SCHEDULE 6.1.(i)	Litigation

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SCHEDULE 6.1.(x)	Non-Guarantor Subsidiaries
SCHEDULE 8.1.(a)	Equity Issuances

EXHIBIT A	Form of Assignment and Acceptance Agreement
EXHIBIT B	Form of Guaranty
EXHIBIT C	Form of Notice of Borrowing
EXHIBIT D	Form of Notice of Continuation
EXHIBIT E	Form of Notice of Conversion
EXHIBIT F	Form of Notice of Swingline Borrowing
EXHIBIT G	Form of Revolving Note
EXHIBIT H	Form of Swingline Note
EXHIBIT I	Form of Opinion of Counsel
EXHIBIT J	Form of Compliance Certificate
EXHIBIT K	Form of Pricing Certificate

- iv-

THIS CREDIT AGREEMENT dated as of November 20, 2003, by and among PREIT ASSOCIATES, L.P., a Delaware limited partnership (the “Borrower”), PENNSYLVANIA REAL ESTATE INVESTMENT TRUST, a Pennsylvania business trust (the “Parent”), each of the financial institutions initially a signatory hereto together with their assignees pursuant to Section 11.5.(c), each of U.S. BANK NATIONAL ASSOCIATION and FLEET NATIONAL BANK, as a Syndication Agent (each a “Syndication Agent”), each of COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES and MANUFACTURERS & TRADERS TRUST COMPANY, as a Documentation Agent (each a “Documentation Agent”), each of BANK ONE, NA, EUROHYPO AG, NEW YORK BRANCH and WACHOVIA BANK, NATIONAL ASSOCIATION, as a Managing Agent (each a “Managing Agent”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Sole Lead Arranger (the “Sole Lead Arranger”) and Administrative Agent.

WHEREAS, the Lenders are willing to make available to the Borrower a $500,000,000 revolving credit facility on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

ARTICLE I. DEFINITIONS

Section 1.1. Definitions.

In addition to terms defined elsewhere herein, the capitalized terms used herein shall have their respective defined meanings as set forth in Annex I.

Section 1.2. General; References to Times.

Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP as in effect as of the Agreement Date. References in this Agreement to “Sections”, “Articles”, “Exhibits” and “Schedules” are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. References in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent permitted hereby and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless explicitly set forth to the contrary, a reference to “Subsidiary” means a Subsidiary of the Parent or a Subsidiary of such Subsidiary and a reference to an “Affiliate” means a reference to an Affiliate of the Borrower. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to San Francisco, California time.

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ARTICLE II. CREDIT FACILITIES

Section 2.1. Loans.

(a) Making of Revolving Loans. Subject to the terms and conditions set forth in this Agreement, including without limitation, Section 2.16. below, each Lender severally and not jointly agrees to make Revolving Loans to the Borrower during the period from and including the Effective Date to but excluding the Termination Date, in an aggregate principal amount at any one time outstanding up to, but not exceeding, such Lender’s Commitment. Each borrowing of Base Rate Loans shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess thereof. Each borrowing and Continuation under Section 2.9. of, and each Conversion under Section 2.10. of Base Rate Loans into, LIBOR Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $250,000 in excess of that amount. Notwithstanding the preceding two sentences, a borrowing of Revolving Loans may be in the aggregate amount of the unused Commitments. Within the foregoing limits and subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans.

(b) Requests for Revolving Loans. Not later than 9:00 a.m. San Francisco time at least one (1) Business Day prior to a borrowing of Base Rate Loans and not later than 9:00 a.m. San Francisco time at least three (3) Business Days prior to a borrowing of LIBOR Loans, the Borrower shall deliver to the Agent a Notice of Borrowing. Each Notice of Borrowing shall specify the aggregate principal amount of the Revolving Loans to be borrowed, the date such Revolving Loans are to be borrowed (which must be a Business Day), the use of the proceeds of such Revolving Loans, the Type of the requested Revolving Loans, and if such Revolving Loans are to be LIBOR Loans, the initial Interest Period for such Revolving Loans. Each Notice of Borrowing shall be irrevocable once given and binding on the Borrower. Prior to delivering a Notice of Borrowing, the Borrower may (without specifying whether a Revolving Loan will be a Base Rate Loan or a LIBOR Loan) request that the Agent provide the Borrower with the most recent LIBOR available to the Agent. The Agent shall provide such quoted rate to the Borrower on the date of such request or as soon as possible thereafter.

(c) Funding of Revolving Loans. Promptly after receipt of a Notice of Borrowing under the immediately preceding subsection (b), the Agent shall notify each Lender by telecopy, or other similar form of transmission of the proposed borrowing. In addition, not later than 2 Business Days prior to the proposed date of the borrowing of any LIBOR Loans, the Agent shall notify each Lender of the interest rate (LIBOR plus the Applicable Margin) applicable to such LIBOR Loans. Each Lender shall deposit an amount equal to the Revolving Loan to be made by such Lender to the Borrower with the

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Agent at the Principal Office, in immediately available funds not later than 9:00 a.m. San Francisco time on the date of such proposed Revolving Loans. Subject to fulfillment of all applicable conditions set forth herein, the Agent shall make available to the Borrower at the Principal Office, not later than 12:00 noon San Francisco time on the date of the requested borrowing of Revolving Loans, the proceeds of such amounts received by the Agent. No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.

(d) Assumptions Regarding Funding by Lenders. With respect to Revolving Loans to be made after the Effective Date, unless the Agent shall have been notified by any Lender that such Lender will not make available to the Agent a Revolving Loan to be made by such Lender, the Agent may assume that such Lender will make the proceeds of such Revolving Loan available to the Agent in accordance with this Section and the Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower the amount of such Revolving Loan to be provided by such Lender.

Section 2.2. Letters of Credit.

(a) Letters of Credit. Subject to the terms and conditions of this Agreement, including without limitation, Section 2.16., the Agent, on behalf of the Lenders, agrees to issue for the account of the Borrower during the period from and including the Effective Date to, but excluding, the date 30 days prior to the Termination Date, one or more standby letters of credit (each a “Letter of Credit”) up to a maximum aggregate Stated Amount at any one time outstanding not to exceed 10.0% of the aggregate amount of the Commitments (as such amount may be increased or reduced from time to time in accordance with the terms hereof, the “L/C Commitment Amount”). The parties agree that the letters of credit listed on Schedule 2.2.(a) shall be deemed to be Letters of Credit issued hereunder.

(b) Terms of Letters of Credit. At the time of issuance, the amount, form, terms and conditions of each Letter of Credit, and of any drafts or acceptances thereunder, shall be subject to approval by the Agent and the Borrower. Notwithstanding the foregoing, in no event may (i) the expiration date of any Letter of Credit extend beyond the Termination Date, (ii) any Letter of Credit have an initial duration in excess of one year, or (iii) any Letter of Credit contain an automatic renewal provision (other than renewal provisions which are automatic in the absence of a notice of non-renewal from the Agent and which provide for renewal for periods not in excess of three years in the aggregate) or (iv) a Letter of Credit provide that the Agent be required to honor draws any time prior to three Business Days following presentation. The initial Stated Amount of each Letter of Credit shall be at least $10,000.

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(c) Requests for Issuance of Letters of Credit. The Borrower shall give the Agent written notice at least 5 Business Days prior to the requested date of issuance of a Letter of Credit, such notice to describe in reasonable detail the proposed terms of such Letter of Credit and the nature of the transactions or obligations proposed to be supported by such Letter of Credit, and in any event shall set forth with respect to such Letter of Credit the proposed (i) initial Stated Amount, (ii) the beneficiary, and (iii) expiration date. The Borrower shall also execute and deliver such customary applications and agreements for standby letters of credit, and other forms as requested from time to time by the Agent. Provided the Borrower has given the notice prescribed by the first sentence of this subsection and delivered such application and agreements referred to in the preceding sentence, subject to the other terms and conditions of this Agreement, including the satisfaction of any applicable conditions precedent set forth in Article V. and payment of all fees then payable under Section 3.5.(c), the Agent shall issue the requested Letter of Credit on the requested date of issuance for the benefit of the stipulated beneficiary but in no event prior to the date 5 Business Days following the date after which the Agent has received all of the items required to be delivered to it under this subsection. Upon the written request of the Borrower, the Agent shall deliver to the Borrower a copy of (i) any Letter of Credit proposed to be issued hereunder prior to the issuance thereof and (ii) each issued Letter of Credit within a reasonable time after the date of issuance thereof. To the extent any term of a Letter of Credit Document is inconsistent with a term of any Loan Document, the term of such Loan Document shall control as to the Agent, the Lenders and the Loan Parties.

(d) Reimbursement Obligations. Upon receipt by the Agent from the beneficiary of a Letter of Credit of any demand for payment under such Letter of Credit, the Agent shall promptly notify the Borrower of the amount to be paid by the Agent as a result of such demand and the date on which payment is to be made by the Agent to such beneficiary in respect of such demand. The Borrower hereby absolutely, unconditionally and irrevocably agrees to pay and reimburse the Agent for the amount of each demand for payment under such Letter of Credit at or prior to the date on which payment is to be made by the Agent to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind. Upon receipt by the Agent of any payment in respect of any Reimbursement Obligation, the Agent shall promptly pay to each Lender that has acquired a participation therein under the second sentence of subsection (i) of this Section such Lender’s Pro Rata Share of such payment.

(e) Manner of Reimbursement. Upon its receipt of a notice referred to in the immediately preceding subsection (d), the Borrower shall advise the Agent whether or not the Borrower intends to borrow hereunder to finance its obligation to reimburse the Agent for the amount of the related demand for payment and, if it does, the Borrower shall submit a timely request for such borrowing as provided in the applicable provisions of this Agreement. If the Borrower fails to so advise the Agent, or if the Borrower fails to reimburse the Agent for a demand for payment under a Letter of Credit by the date of such payment, then the Borrower shall be deemed to have requested a borrowing of Base

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Rate Loans hereunder in the amount of its unpaid Reimbursement Obligation to finance its obligation to reimburse the Agent for the amount of the related demand for payment. The amount limitations contained in the second sentence of Section 2.1.(a) shall not apply to any borrowing of Base Rate Loans made pursuant to this subsection. The Agent shall notify each Lender of the proposed borrowing no later than 9:00 a.m. San Francisco time on the proposed date of borrowing. No later than 11:00 a.m. San Francisco time on the proposed date of borrowing, each Lender shall deposit with the Agent at the Principal Office, in immediately available funds, an amount equal to the Base Rate Loan to be made by such Lender. Subject to fulfillment of all applicable conditions set forth herein, the Agent shall apply the proceeds of such Loans in satisfaction of the unpaid Reimbursement Obligation. If the conditions of this Agreement do not permit the making of Base Rate Loans hereunder, then the Agent shall give each Lender prompt notice thereof and of the amount of the demand for payment, specifying such Lender’s Pro Rata Share of the amount of the related demand for payment and the provisions of subsection (j) of this Section shall apply.

(f) Effect of Letters of Credit on Commitments. Upon the issuance by the Agent of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Commitment of each Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to the product of (i) such Lender’s Pro Rata Share and (ii) the sum of (A) the Stated Amount of such Letter of Credit plus (B) any related Reimbursement Obligations then outstanding.

(g) Agent’s Duties Regarding Letters of Credit; Unconditional Nature of Reimbursement Obligations. In examining documents presented in connection with drawings under Letters of Credit and making payments under such Letters of Credit against such documents, the Agent shall only be required to use the same standard of care as it uses in connection with examining documents presented in connection with drawings under letters of credit in which it has not sold participations and making payments under such letters of credit. The Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, neither the Agent nor any of the Lenders shall be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of or any drawing honored under any Letter of Credit even if such document should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telecopy or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of

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Credit, or of the proceeds thereof; (vii) the misapplication by the beneficiary of any Letter of Credit, or of the proceeds of any drawing under any Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Agent or the Lenders. None of the above shall affect, impair or prevent the vesting of any of the Agent’s rights or powers hereunder. Any action taken or omitted to be taken by the Agent under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create against the Agent any liability to the Borrower or any Lender. In this connection, the obligation of the Borrower to reimburse the Agent for any drawing made under any Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement or any other applicable Letter of Credit Document under all circumstances whatsoever, including without limitation, the following circumstances: (A) any lack of validity or enforceability of any Letter of Credit Document or any term or provisions therein; (B) any amendment or waiver of or any consent to departure from all or any of the Letter of Credit Documents; (C) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against the Agent, any Lender, any beneficiary of a Letter of Credit or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or in the Letter of Credit Documents or any unrelated transaction; (D) any breach of contract or dispute between the Borrower, the Agent, any Lender or any other Person; (E) any demand, statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein or made in connection therewith being untrue or inaccurate in any respect whatsoever; (F) any non-application or misapplication by the beneficiary of a Letter of Credit or of the proceeds of any drawing under such Letter of Credit; (G) payment by the Agent under the Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of the Letter of Credit; and (H) any other act, omission to act, delay or circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable defense to or discharge of the Borrower’s Reimbursement Obligations.

(h) Amendments, Etc. The issuance by the Agent of any amendment, supplement or other modification to any Letter of Credit shall be subject to the same conditions applicable under this Agreement to the issuance of new Letters of Credit (including, without limitation, that the request therefor be made through the Agent), and no such amendment, supplement or other modification shall be issued unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such amended, supplemented or modified form or (ii) the Agent and Requisite Lenders shall have consented thereto. In connection with any such amendment, supplement or other modification, the Borrower shall pay the fees, if any, payable under the last sentence of Section 3.5.(c).

(i) Lenders’ Participation in Letters of Credit. Immediately upon the issuance by the Agent of any Letter of Credit each Lender shall be deemed to have absolutely, irrevocably and unconditionally purchased and received from the Agent, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s Pro

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Rata Share of the liability of the Agent with respect to such Letter of Credit and each Lender thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Agent to pay and discharge when due, such Lender’s Pro Rata Share of the Agent’s liability under such Letter of Credit. In addition, upon the making of each payment by a Lender to the Agent in respect of any Letter of Credit pursuant to the immediately following subsection (j), such Lender shall, automatically and without any further action on the part of the Agent or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Agent by the Borrower in respect of such Letter of Credit and (ii) a participation in a percentage equal to such Lender’s Pro Rata Share in any interest or other amounts payable by the Borrower in respect of such Reimbursement Obligation (other than the Fees payable to the Agent pursuant to the last sentence of Section 3.5.(c)).

(j) Payment Obligation of Lenders. Each Lender severally agrees to pay to the Agent on demand in immediately available funds in Dollars the amount of such Lender’s Pro Rata Share of each drawing paid by the Agent under each Letter of Credit to the extent such amount is not reimbursed by the Borrower pursuant to subsection (d) of this Section; provided, however, that in respect of any drawing under any Letter of Credit, the maximum amount that any Lender shall be required to fund, whether as a Revolving Loan or as a participation, shall not exceed such Lender’s Pro Rata Share of such drawing. Each Lender’s obligation to make such payments to the Agent under this subsection, and the Agent’s right to receive the same, shall be absolute, irrevocable and unconditional and shall not be affected in any way by any circumstance whatsoever, including without limitation, (i) the failure of any other Lender to make its payment under this subsection, (ii) the financial condition of the Borrower or any other Loan Party, (iii) the existence of any Default or Event of Default, including any Event of Default described in Section 9.1.(e) or 9.1.(f) or (iv) the termination of the Commitments. Each such payment to the Agent shall be made without any offset, abatement, withholding or deduction whatsoever.

(k) Information to Lenders. Promptly following any change in Letters of Credit outstanding, the Agent shall deliver to each Lender and the Borrower a notice describing the aggregate amount of all Letters of Credit outstanding at such time. Upon the request of any Lender from time to time, the Agent shall deliver any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding. Other than as set forth in this subsection, the Agent shall have no duty to notify the Lenders regarding the issuance or other matters regarding Letters of Credit issued hereunder. The failure of the Agent to perform its requirements under this subsection shall not relieve any Lender from its obligations under the immediately preceding subsection (j).

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Section 2.3. Swingline Loans.

(a) Swingline Loans. Subject to the terms and conditions hereof, including without limitation Section 2.16., the Swingline Lender agrees to make Swingline Loans to the Borrower, during the period from the Effective Date to but excluding the Swingline Termination Date, in an aggregate principal amount at any one time outstanding up to, but not exceeding, $35,000,000, as such amount may be reduced from time to time in accordance with the terms hereof. If at any time the aggregate principal amount of the Swingline Loans outstanding at such time exceeds the Swingline Commitment in effect at such time, the Borrower shall immediately pay the Agent for the account of the Swingline Lender the amount of such excess. Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Swingline Loans hereunder. The borrowing of a Swingline Loan shall not constitute usage of any Lender’s Commitment for purposes of calculation of the fee payable under Section 3.5.(b) or otherwise.

(b) Procedure for Borrowing Swingline Loans. The Borrower shall give the Agent and the Swingline Lender notice pursuant to a Notice of Swingline Borrowing delivered no later than 9:00 a.m. San Francisco time on the proposed date of such borrowing. Any such telephonic notice shall include all information to be specified in a written Notice of Swingline Borrowing. Not later than 11:00 a.m. San Francisco time on the date of the requested Swingline Loan and subject to satisfaction of the applicable conditions set forth in Article V. for such borrowing, the Swingline Lender will make the proceeds of such Swingline Loan available to the Borrower in Dollars, in immediately available funds, at the account specified by the Borrower in the Notice of Swingline Borrowing.

(c) Interest. Swingline Loans shall bear interest at a per annum rate equal to the Base Rate as in effect from time to time or at such other rate or rates as the Borrower and the Swingline Lender may agree from time to time in writing. All accrued and unpaid interest on Swingline Loans shall be payable on the dates and in the manner provided in Section 2.4. with respect to interest on Base Rate Loans (except as the Swingline Lender and the Borrower may otherwise agree in writing in connection with any particular Swingline Loan).

(d) Swingline Loan Amounts, Etc. Each Swingline Loan shall be in the minimum amount of $500,000 and integral multiples of $100,000 in excess thereof, or such other minimum amounts agreed to by the Swingline Lender and the Borrower. Any voluntary prepayment of a Swingline Loan must be in integral multiples of $100,000 or the aggregate principal amount of all outstanding Swingline Loans (or such other minimum amounts upon which the Swingline Lender and the Borrower may agree) and in connection with any such prepayment, the Borrower must give the Swingline Lender prior written notice thereof no later than 10:00 a.m. San Francisco time on the day prior to the date of such prepayment.

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(e) Repayment and Participations of Swingline Loans. The Borrower agrees to repay each Swingline Loan within three Business Days of demand therefor by the Swingline Lender and, in any event, within 5 Business Days after the date such Swingline Loan was made. Notwithstanding the foregoing, the Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Swingline Loans on the Swingline Termination Date (or such earlier date as the Swingline Lender and the Borrower may agree in writing). In lieu of demanding repayment of any outstanding Swingline Loan from the Borrower, the Swingline Lender may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), request a borrowing of LIBOR Loans having an Interest Period of one month from the Lenders in an amount equal to the principal balance of such Swingline Loan. The amount limitations contained in the second sentence of Section 2.1.(a) shall not apply to any borrowing of LIBOR Loans made pursuant to this subsection. The Swingline Lender shall give notice to the Agent of any such borrowing of LIBOR Loans not later than 9:00 a.m. San Francisco time at least three Business Days prior to the proposed date of such borrowing. Not later than 9:00 a.m. San Francisco time on the proposed date of such borrowing, each Lender will make available to the Agent at the Principal Office for the account of the Swingline Lender, in immediately available funds, the proceeds of the LIBOR Loan to be made by such Lender. The Agent shall pay the proceeds of such LIBOR Loans to the Swingline Lender, which shall apply such proceeds to repay such Swingline Loan. If the Lenders are prohibited from making Loans required to be made under this subsection for any reason whatsoever, including without limitation, the occurrence of any of the Defaults or Events of Default described in Sections 9.1.(e) and (f), each Lender shall purchase from the Swingline Lender, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s Pro Rata Share of such Swingline Loan, by directly purchasing a participation in such Swingline Loan in such amount and paying the proceeds thereof to the Agent for the account of the Swingline Lender in Dollars and in immediately available funds. A Lender’s obligation to purchase such a participation in a Swingline Loan shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including without limitation, (i) any claim of setoff, counterclaim, recoupment, defense or other right which such Lender or any other Person may have or claim against the Agent, the Swingline Lender or any other Person whatsoever, (ii) the occurrence or continuation of a Default or Event of Default (including without limitation, any of the Defaults or Events of Default described in Sections 9.1.(e) and (f)), or the termination of any Lender’s Commitment, (iii) the existence (or alleged existence) of an event or condition which has had or could have a Material Adverse Effect, (iv) any breach of any Loan Document by the Agent, any Lender, the Borrower or any other Loan Party or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If such amount is not in fact made available to the Swingline Lender by any Lender, the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof, at the Federal Funds Rate. If such Lender does not pay such amount forthwith upon the Swingline Lender’s demand therefor, and until such time as such Lender makes the required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount

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of such unpaid participation obligation for all purposes of the Loan Documents (other than those provisions requiring the other Lenders to purchase a participation therein). Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans, and any other amounts due it hereunder, to the Swingline Lender to fund Swingline Loans in the amount of the participation in Swingline Loans that such Lender failed to purchase pursuant to this Section until such amount has been purchased (as a result of such assignment or otherwise).

Section 2.4. Rates and Payment of Interest on Loans.

(a) Rates. The Borrower promises to pay to the Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:

(i) during such periods as such Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time); and

(ii) during such periods as such Loan is a LIBOR Loan, at LIBOR for such Loan for the Interest Period therefor (from the first day to, but excluding, the last day of such Interest Period), plus the Applicable Margin for such Loan.

Notwithstanding the foregoing, during the continuance of an Event of Default, the Borrower shall pay to the Agent for the account of each Lender interest at the Post-Default Rate on the outstanding principal amount of any Loan made by such Lender, on all Reimbursement Obligations and on any other amount payable by the Borrower hereunder or under the Revolving Notes held by such Lender to or for the account of such Lender (including without limitation, accrued but unpaid interest to the extent permitted under Applicable Law).

(b) Payment of Interest. All accrued and unpaid interest on the outstanding principal amount of each Loan shall be payable (i) monthly in arrears on the first day of each month, commencing with the first full month occurring after the Effective Date and (ii) on any date on which the principal balance of such Loan is due and payable in full (whether at maturity, due to acceleration or otherwise). Interest payable at the Post-Default Rate shall be payable from time to time on demand. All determinations by the Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrower for all purposes, absent manifest error.

Section 2.5. Number of Interest Periods.

There may be no more than 6 different Interest Periods outstanding at the same time with respect to Revolving Loans.

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Section 2.6. Repayment of Loans.

The Borrower shall repay the entire outstanding principal amount of, and all accrued and unpaid interest on, all Revolving Loans on the Termination Date.

Section 2.7. Late Charges.

If any payment required under this Agreement is not paid within 10 days after it becomes due and payable, the Requisite Lenders may, by notice to the Borrower, require that the Borrower pay a late charge for late payment to compensate the Lenders for the loss of use of funds and for the expenses of handling the delinquent payment, in an amount not to exceed four percent (4.0%) of such delinquent payment. Such late charge shall be paid in any event not later than the due date of the next subsequent installment of principal and/or interest. In the event the maturity of the Obligations hereunder occurs or is accelerated pursuant to Section 9.2., this Section shall apply only to payments overdue prior to the time of such acceleration. This Section shall not be deemed to be a waiver of the Lenders’ right to accelerate payment of any of the Obligations as permitted under the terms of this Agreement.

Section 2.8. Prepayments.

(a) Optional. Subject to Section 4.4., the Borrower may prepay any Revolving Loan at any time without premium or penalty. The Borrower shall give the Agent at least three (3) Business Days prior written notice of the prepayment of any Revolving Loan. Each voluntary prepayment of Revolving Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess thereof or, if all Revolving Loans are being prepaid at such time, the prepayment may be in such other amount as is then outstanding.

(b) Mandatory. If at any time the aggregate principal amount of all outstanding Loans, together with the aggregate amount of all Letter of Credit Liabilities, exceeds the aggregate amount of the Commitments, the Borrower shall immediately on demand pay to the Agent for the account of the Lenders, the amount of such excess. All payments under this subsection (b) shall be applied to pay all amounts of excess principal outstanding on the applicable Loans and any applicable Reimbursement Obligations in accordance with Section 3.2., and the remainder, if any, shall be deposited into the Letter of Credit Collateral Account for application to any Reimbursement Obligations as and when due.

Section 2.9. Continuation.

So long as no Event of Default exists, the Borrower may on any Business Day, with respect to any LIBOR Loan, elect to maintain such LIBOR Loan or any portion thereof as a LIBOR Loan by selecting a new Interest Period for such LIBOR Loan. Each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be

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made by the Borrower giving to the Agent a Notice of Continuation not later than 9:00 a.m. (San Francisco time) on the third Business Day prior to the date of any such Continuation. Such notice by the Borrower of a Continuation shall be by telephone or telecopy, confirmed immediately in writing if by telephone, in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the LIBOR Loan and portion thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Each Notice of Continuation shall be irrevocable by and binding on the Borrower once given. Promptly after receipt of a Notice of Continuation, the Agent shall notify each Lender by telecopy, or other similar form of transmission of the proposed Continuation. If the Borrower shall fail to select in a timely manner a new Interest Period for any LIBOR Loan in accordance with this Section, such Loan will automatically, on the last day of the current Interest Period therefor, Continue as a LIBOR Loan having an Interest Period of one month notwithstanding the Borrower not complying with this Section.

Section 2.10. Conversion.

So long as no Event of Default exists, the Borrower may on any Business Day, upon the Borrower’s giving of a Notice of Conversion to the Agent, Convert all or a portion of a Loan of one Type into a Loan of another Type. Any Conversion of a LIBOR Loan into a Base Rate Loan shall be made on, and only on, the last day of an Interest Period for such LIBOR Loan and, upon Conversion of a Base Rate Loan into a LIBOR Loan, the Borrower shall pay accrued interest to the date of Conversion on the principal amount so Converted. Each such Notice of Conversion shall be given not later than 9:00 a.m. (San Francisco time) one Business Day prior to the date of any proposed Conversion into Base Rate Loans and three Business Days prior to the date of any proposed Conversion into LIBOR Loans. Promptly after receipt of a Notice of Conversion, the Agent shall notify each Lender by telecopy, or other similar form of transmission of the proposed Conversion. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone (confirmed immediately in writing) or telecopy in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the portion of such Type of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a LIBOR Loan, the requested duration of the Interest Period of such Loan. Each Notice of Conversion shall be irrevocable by and binding on the Borrower once given.

Section 2.11. Notes.

The Revolving Loans made by each Lender shall, in addition to this Agreement, also be evidenced by a Revolving Note, payable to the order of such Lender in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed. The Swingline Loans made by the Swingline Lender to the Borrower shall, in addition to this Agreement, also be evidenced by a Swingline Note payable to the order of the Swingline Lender.

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Section 2.12. Expiration or Maturity Date of Letters of Credit Past Termination Date.

If on the date the Commitments are terminated (whether voluntarily, by reason of the occurrence of an Event of Default or otherwise), there are any Letters of Credit outstanding hereunder, the Borrower shall, on such date, pay to the Agent an amount of money equal to the Stated Amount of such Letter(s) of Credit for deposit into the Letter of Credit Collateral Account. If a drawing pursuant to any such Letter of Credit occurs on or prior to the expiration date of such Letter of Credit, the Borrower authorizes the Agent to use the monies deposited in the Letter of Credit Collateral Account to make payment to the beneficiary with respect to such drawing or the payee with respect to such presentment. If no drawing occurs on or prior to the expiration date of such Letter of Credit, the Agent shall pay to the Borrower (or to whomever else may be legally entitled thereto) the monies deposited in the Letter of Credit Collateral Account with respect to such outstanding Letter of Credit on or before the date 10 days after the expiration date of such Letter of Credit.

Section 2.13. Increase in Commitments.

At any time and from time to time prior to the date two years after the Agreement Date the Borrower shall have the right, subject to the terms and conditions of this Section 2.13., to increase the aggregate amount of the Commitments to an amount not to exceed $650,000,000. Any such increase in the aggregate amount of the Commitments must be in an aggregate minimum amount of $20,000,000 and integral multiples of $5,000,000 in excess thereof. If the Borrower elects to exercise such right, it shall give the Agent at least 15 days prior written notice of such exercise and the proposed effective date of such increase. Any such notice given by the Borrower shall be irrevocable. The Agent shall forward a copy of any such notice to each Lender promptly upon receipt. No Lender shall be obligated in any way whatsoever to increase its Commitment. If a new Lender becomes a party to this Agreement, or if any existing Lender agrees to increase its Commitment, such Lender shall on the date it becomes a Lender hereunder (or in the case of an existing Lender, increases its Commitment) (and as a condition thereto) purchase from the other Lenders its Pro Rata Share (determined with respect to the Lenders’ relative Commitments and after giving effect to the increase of Commitments) of any outstanding Revolving Loans, by making available to the Agent for the account of such other Lenders, in same day funds, an amount equal to the sum of (A) the portion of the outstanding principal amount of such Revolving Loans to be purchased by such Lender plus (B) interest accrued and unpaid to and as of such date on such portion of the outstanding principal amount of such Revolving Loans. The Borrower shall pay to the Lenders amounts payable, if any, to such Lenders under Section 4.4. as a result of the prepayment of any such Revolving Loans; provided, however, that at the Borrower’s request, any increase of the Commitments pursuant to this Section shall occur on a date or dates agreed to by the Borrower and the Agent in order to minimize the amounts payable to the Lenders under Section 4.4. No increase of the aggregate amount of the Commitments may be effected under this Section if (x) a Default or Event of Default

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exists on the effective date of such increase or (y) any representation or warranty made or deemed made by the Borrower or any other Loan Party in any Loan Document to which any such Loan Party is a party is not (or would not be) true or correct in all material respects on the effective date of such increase (except for representations or warranties which expressly relate solely to an earlier date). In connection with any increase in the aggregate amount of the Commitments pursuant to this Section, (a) any Lender becoming a party to this Agreement shall execute such documents and agreements as the Agent may reasonably request and (b) the Borrower shall make appropriate arrangements so that each new Lender, and any existing Lender increasing the amount of its Commitment, receives a new or replacement Note, as appropriate, in the amount of such Lender’s Commitment within 2 Business Days of the effectiveness of the applicable increase in the aggregate amount of Commitments.

Section 2.14. Extension of Termination Date.

The Borrower shall have the right, exercisable one time, to extend the Termination Date by one year. The Borrower may exercise such right only by executing and delivering to the Agent at least 90 days but not more than 180 days prior to the current Termination Date, a written request for such extension (an “Extension Request”). The Agent shall forward to each Lender a copy of the Extension Request received by the Agent promptly upon receipt thereof. Subject to satisfaction of the following conditions, the Termination Date shall be extended for one year: (a) immediately prior to such extension and immediately after giving effect thereto, (i) no Default or Event of Default shall exist and (ii) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects on and as of the date of such extension with the same force and effect as if made on and as of such date (except to the extent that such representations and warranties expressly relate solely to an earlier date) and (b) the Borrower shall have paid the Fees payable under Section 3.5.(d).

Section 2.15. Voluntary Reduction of Commitments

The Borrower may terminate or reduce the amount of the Commitments (for which purpose use of the Commitments shall be deemed to include the aggregate principal amount of all outstanding Swingline Loans) at any time and from time to time without penalty or premium upon not less than five (5) Business Days prior notice to the Agent of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which in the case of any partial reduction of the Commitments shall not be less than $10,000,000 and integral multiples of $5,000,000 in excess of that amount in the aggregate) and shall be irrevocable once given and effective only upon receipt by the Agent (such notice a “Prepayment Notice”); provided, however, that if the Borrower seeks to reduce the aggregate amount of the Commitments below $200,000,000, then, unless the Agent and all Lenders have otherwise previously agreed in writing, the Commitments shall be reduced to zero. Promptly after receipt of a Prepayment Notice the Agent shall notify each Lender by telecopy, or other similar form of transmission of the proposed termination or

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Commitment reduction. The Commitments, once reduced pursuant to this Section, may not be increased. The Borrower shall pay all interest and fees, on the Loans accrued to the date of such reduction or termination of the Commitments to the Agent for the account of the Lenders, including but not limited to any applicable compensation due to each Lender in accordance with Section 4.4. of this Agreement.

Section 2.16. Amount Limitations.

Notwithstanding any other term of this Agreement or any other Loan Document, no Lender shall be required to make any Loan, and the Agent shall not be required to issue any Letter of Credit if, immediately after the making of such Loan or issuance of such Letter of Credit the aggregate principal amount of all outstanding Loans, together with the aggregate amount of all Letter of Credit Liabilities, would exceed the aggregate amount of the Commitments.

ARTICLE III. PAYMENTS, FEES AND OTHER GENERAL PROVISIONS

Section 3.1. Payments.

Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement, the Notes or any other Loan Document shall be made in Dollars, in immediately available funds, without setoff, deduction or counterclaim, to the Agent at the Principal Office, not later than 11:00 a.m. San Francisco time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Subject to Section 9.5., the Borrower shall, at the time of making each payment under this Agreement or any other Loan Document, specify to the Agent the amounts payable by the Borrower hereunder to which such payment is to be applied. Each payment received by the Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender by wire transfer of immediately available funds in accordance with the wiring instructions provided by such Lender to the Agent from time to time, for the account of such Lender at the applicable Lending Office of such Lender. In the event the Agent fails to pay such amounts to such Lender within one Business Day of receipt of such amounts, the Agent shall pay interest on such amount at a rate per annum equal to the Federal Funds Rate from time to time in effect. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall continue to accrue at the rate, if any, applicable to such payment for the period of such extension.

Section 3.2. Pro Rata Treatment.

Except to the extent otherwise provided in this Agreement: (a) each borrowing from Lenders under Section 2.1. shall be made from the Lenders, each payment of the fees under Section 3.5. shall be made for the account of the Lenders, and each termination or reduction of the amount of the Commitments under Section 2.15. shall be applied to

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the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (b) each payment or prepayment of principal of Revolving Loans by the Borrower shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Revolving Loans held by them, provided that if immediately prior to giving effect to any such payment in respect of any Revolving Loans the outstanding principal amount of the Revolving Loans shall not be held by the Lenders pro rata in accordance with their respective Commitments in effect at the time such Loans were made, then such payment shall be applied to the Revolving Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Revolving Loans being held by the Lenders pro rata in accordance with their respective Commitments; (c) each payment of interest on Revolving Loans by the Borrower shall be made for the account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders; (d) the Conversion and Continuation of Revolving Loans of a particular Type (other than Conversions provided for by Section 4.5.) shall be made pro rata among the Lenders according to the amounts of their respective Revolving Loans and the then current Interest Period for each Lender’s portion of each Revolving Loan of such Type shall be coterminous; (e) the Lenders’ participation in, and payment obligations in respect of, Swingline Loans under Section 2.3., shall be in accordance with their respective Pro Rata Shares; and (f) the Lenders’ participation in, and payment obligations in respect of, Letters of Credit under Section 2.2., shall be pro rata in accordance with their respective Commitments. All payments of principal, interest, fees and other amounts in respect of the Swingline Loans shall be for the account of the Swingline Lender only (except to the extent any Lender shall have acquired a participating interest in any such Swingline Loan pursuant to Section 2.3.).

Section 3.3. Sharing of Payments, Etc.

If a Lender shall obtain payment of any principal of, or interest on, any Loan under this Agreement or shall obtain payment on any other Obligation owing by the Borrower or any other Loan Party through the exercise of any right of set-off, banker’s lien or counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by the Borrower or any other Loan Party to a Lender not in accordance with the terms of this Agreement and such payment should be distributed to the Lenders in accordance with Section 3.2. or Section 9.5., such Lender shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by the other Lenders or other Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment (net of any reasonable expenses which may actually be incurred by such Lender in obtaining or preserving such benefit) in accordance with the requirements of Section 3.2. or Section 9.5., as applicable. To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the

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Loans or other Obligations owed to such other Lenders may exercise all rights of set-off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

Section 3.4. Several Obligations.

No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.

Section 3.5. Fees.

(a) Loan Fees. On the Effective Date, the Borrower agrees to pay to the Agent for the account of each Lender such loan fees as agreed to by the Borrower, the Agent and such Lender.

(b) Unused Fee. During the period from the Effective Date to but excluding the Termination Date, the Borrower agrees to pay to the Agent for the account of the Lenders an unused facility fee equal to the sum of the daily amount by which the aggregate amount of the Commitments exceeds the aggregate outstanding principal balance of Revolving Loans and Letter of Credit Liabilities set forth in the table below multiplied by the corresponding per annum rate applicable to that portion:

Amount by Which Commitments Exceeds Revolving Loans and Letter of Credit Liabilities	Unused Fee
$0 to and including an amount equal to 33% of the aggregate amount of Commitments	0.150%
Greater than an amount equal to 33% of the aggregate amount of the Commitments but less than an amount equal to 66% of the aggregate amount of Commitments	0.225%
Greater than or equal to an amount equal to 66% of the aggregate amount of Commitments	0.300%

Such fees shall be computed on a daily basis and payable quarterly in arrears on the first day of each January, April, July and October during the term of this Agreement and on the Termination Date.

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(c) Letter of Credit Fees. The Borrower agrees to pay to the Agent for the account of the Lenders a letter of credit fee at a rate per annum equal to the Applicable Margin multiplied by the Stated Amount of each Letter of Credit; provided, however, that in no event shall the amount of such fee be less then $1,000 in the case of any Letter of Credit. Such fee shall be computed on a daily basis and payable quarterly in arrears on the first day of each January, April, July and October until such Letter of Credit has expired and on the expiration date thereof. The Borrower shall pay directly to the Agent from time to time on demand all routine commissions, charges, costs and expenses in the amounts customarily charged by the Agent from time to time in like circumstances with respect to the issuance of each Letter of Credit, drawings, amendments and other transactions relating thereto.

(d) Extension Fee. If, pursuant to Section 2.14., the Borrower exercises its right to extend the Termination Date, the Borrower agrees to pay to the Agent for the account of each Lender an extension fee equal to 0.25% of the amount of such Lender’s Commitment at such time. Such fee shall be paid to the Agent for the account of the Lenders prior to, and as a condition to, any such extension.

(e) Agent’s Fees. The Borrower agrees to pay the administrative and other fees of the Agent as may be agreed to in writing from time to time.

Section 3.6. Computations.

Unless otherwise expressly set forth herein, any accrued interest on any Loan, any Fees or other Obligations due hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

Section 3.7. Usury.

In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by the Borrower or received by any Lender or the Swingline Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the respective Lender or the Swingline Lender in writing that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Borrower not pay and neither the Lenders nor the Swingline Lender receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law. The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest described in Sections 2.4.(a)(i) and (ii) and in Section 2.3.(c). Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, loan fees, letter of credit fees, underwriting fees, default charges, late charges, funding or “breakage” charges, increased cost charges, attorneys’ fees and reimbursement for costs and expenses paid by the Agent, any Lender or the Swingline Lender to third parties or for damages incurred by the Agent, any Lender or the Swingline Lender, are charges

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made to compensate the Agent, any such Lender or the Swingline Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Agent, the Lenders and the Swingline Lender in connection with this Agreement. Unless otherwise expressly provided herein, all fees and all charges, other than charges for the use of money, shall be fully earned and nonrefundable when due.

Section 3.8. Statements of Account.

The Agent will account to the Borrower monthly with a statement of Loans, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Agent shall be deemed conclusive upon the Borrower absent manifest error. The Agent will account to the Borrower on changes in Letters of Credit in accordance with Section 2.2.(k). The failure of the Agent to deliver such a statement of accounts shall not relieve or discharge the Borrower from any of its obligations hereunder.

Section 3.9. Defaulting Lenders.

(a) Defaulting Lender. If for any reason any Lender (a “Defaulting Lender”) shall fail or refuse to perform any of its obligations under this Agreement or any other Loan Document to which it is a party within the time period specified for performance of such obligation or, if no time period is specified, if such failure or refusal continues for a period of 2 Business Days after notice from the Agent, then, in addition to the rights and remedies that may be available to the Agent or the Borrower under this Agreement or Applicable Law, such Defaulting Lender’s right to participate in the administration of the Loans, this Agreement and the other Loan Documents, including without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of the Agent or to be taken into account in the calculation of Requisite Lenders, shall be suspended during the pendency of such failure or refusal. If for any reason a Lender fails to make timely payment to the Agent of any amount required to be paid to the Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which the Agent or the Borrower may have under the immediately preceding provisions or otherwise, the Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Rate, (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Agreement or any other Loan Document and (iii) to bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. Any amounts received by the Agent in respect of a Defaulting Lender’s Loans shall not be paid to such Defaulting Lender and shall be held by the Agent and paid to such Defaulting Lender upon the Defaulting Lender’s curing of its default.

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(b) Assignment of Defaulting Lender’s Commitment. The Borrower may demand that a Defaulting Lender, and upon such demand the Defaulting Lender shall promptly, assign its Commitment to an Eligible Assignee for a purchase price equal to the aggregate principal balance of the Loans then owing to such Defaulting Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees owing to such Defaulting Lender. Upon any such assignment, the Defaulting Lender’s interest in the Loans and its rights hereunder (but not its liability in respect thereof or under the Loan Documents or this Agreement to the extent the same relate to the period prior to the effective date of the purchase) shall terminate on the date of assignment, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the Assignee thereof, including an appropriate Assignment and Acceptance Agreement and, notwithstanding Section 11.5.(c), shall pay to the Agent an assignment fee in the amount of $7,000. It shall be the sole responsibility of the Borrower to find an Eligible Assignee willing to acquire the Defaulting Lender’s Commitment under this Section and at no time shall the Agent or any Lender be obligated in any way whatsoever to assist in finding an Eligible Assignee or to purchase a Defaulting Lender’s Commitment. The exercise by the Borrower of its rights under this clause shall be at the Borrower’s sole cost and expense and at no cost or expense to the Agent or any of the other Lenders (excluding the Defaulting Lender). Nothing contained in this Section is intended to limit in any way whatsoever the rights and remedies that the Borrower may have with respect to the Defaulting Lender hereunder or otherwise.

Section 3.10. Taxes.

(a) Taxes Generally. All payments by the Borrower of principal of, and interest on, the Loans and all other Obligations shall be made free and clear of and without deduction for any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding (i) franchise taxes, (ii) any taxes (other than withholding taxes) that would not be imposed but for a connection between the Agent or a Lender and the jurisdiction imposing such taxes (other than a connection arising solely by virtue of the activities of the Agent or such Lender pursuant to or in respect of this Agreement or any other Loan Document), (iii) any taxes imposed on or measured by any Lender’s assets, net income, receipts or branch profits and (iv) any taxes arising after the Agreement Date solely as a result of or attributable to a Lender changing its designated Lending Office after the date such Lender becomes a party hereto (such non-excluded items being collectively called “Taxes”). If any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any Applicable Law, then the Borrower will:

(i) pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted;

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(ii) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such Governmental Authority; and

(iii) pay to the Agent for its account or the account of the applicable Lender, as the case may be, such additional amount or amounts as is necessary to ensure that the net amount actually received by the Agent or such Lender will equal the full amount that the Agent or such Lender would have received had no such withholding or deduction been required.

(b) Tax Indemnification. If the Borrower fails to pay any Taxes when due to the appropriate Governmental Authority or fails to remit to the Agent, for its account or the account of the respective Lender, as the case may be, the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental Taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. For purposes of this Section, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

(c) Tax Forms. Prior to the date that any Lender or Participant organized under the laws of a jurisdiction outside the United States of America becomes a party hereto, such Person shall deliver to the Borrower and the Agent such certificates, documents or other evidence, as required by the Internal Revenue Code or Treasury Regulations issued pursuant thereto (including Internal Revenue Service Forms W-8ECI and W-8BEN, as applicable, or appropriate successor forms), properly completed, currently effective and duly executed by such Lender or Participant establishing that payments to it hereunder and under the Notes are (i) not subject to United States Federal backup withholding tax and (ii) not subject to United States Federal withholding tax under the Code. Each such Lender or Participant shall (x) deliver further copies of such forms or other appropriate certifications on or before the date that any such forms expire or become obsolete and after the occurrence of any event requiring a change in the most recent form delivered to the Borrower and (y) obtain such extensions of the time for filing, and renew such forms and certifications thereof, as may be reasonably requested by the Borrower or the Agent. The Borrower shall not be required to pay any amount pursuant to last sentence of subsection (a) above to any Lender or Participant that is organized under the laws of a jurisdiction outside of the United States of America or the Agent, if it is organized under the laws of a jurisdiction outside of the United States of America, if such Lender, Participant or the Agent, as applicable, fails to comply with the requirements of this subsection. If any such Lender or Participant fails to deliver the above forms or other documentation, then the Agent may withhold from such payment to such Lender such amounts as are required by the Code. If any Governmental Authority asserts that the Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, and

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costs and expenses (including all fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel) of the Agent. The obligation of the Lenders under this Section shall survive the termination of the Commitments, repayment of all Obligations and the resignation or replacement of the Agent.

ARTICLE IV. YIELD PROTECTION, ETC.

Section 4.1. Additional Costs; Capital Adequacy.

(a) Additional Costs. The Borrower shall promptly pay to the Agent for the account of a Lender from time to time such amounts as such Lender may reasonably determine to be necessary to compensate such Lender for any costs incurred by such Lender that it reasonably determines are attributable to its making or maintaining of any LIBOR Loans or its obligation to make any LIBOR Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Loans or such obligation or the maintenance by such Lender of capital in respect of its LIBOR Loans or its Commitment (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change that: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Loans or its Commitment (other than taxes imposed on or measured by the overall net income of such Lender or of its Lending Office for any of such LIBOR Loans by the jurisdiction in which such Lender has its principal office or such Lending Office), or (ii) imposes or modifies any reserve, special deposit or similar requirements (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System or other similar reserve requirement applicable to any other category of liabilities or category of extensions of credit or other assets by reference to which the interest rate on LIBOR Loans is determined) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, or other credit extended by, or any other acquisition of funds by such Lender (or its parent corporation), or any commitment of such Lender (including, without limitation, the Commitment of such Lender hereunder) or (iii) has or would have the effect of reducing the rate of return on capital of such Lender to a level below that which such Lender could have achieved but for such Regulatory Change (taking into consideration such Lender’s policies with respect to capital adequacy).

(b) Lender’s Suspension of LIBOR Loans. Without limiting the effect of the provisions of the immediately preceding subsection (a), if by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Agent), the obligation of

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such Lender to make or Continue, or to Convert Base Rate Loans into, LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 4.5. shall apply).

(c) Additional Costs in Respect of Letters of Credit. Without limiting the obligations of the Borrower under the preceding subsections of this Section (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any Governmental Authority there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit and the result shall be to increase the cost to the Agent of issuing (or any Lender of purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit or reduce any amount receivable by the Agent or any Lender hereunder in respect of any Letter of Credit, then, upon demand by the Agent or such Lender, the Borrower shall pay immediately to the Agent for its account or the account of such Lender, as applicable, from time to time as specified by the Agent or a Lender, such additional amounts as shall be sufficient to compensate the Agent or such Lender for such increased costs or reductions in amount.

(d) Notification and Determination of Additional Costs. Each of the Agent and each Lender, as the case may be, agrees to notify the Borrower of any event occurring after the Agreement Date entitling the Agent or such Lender to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, that the failure of the Agent or any Lender to give such notice shall not release the Borrower from any of its obligations hereunder; provided, further, however, that no Lender shall be entitled to claim any compensation under any of the preceding subsections of this Section if such Lender fails to provide such notice to the Borrower within 90 days of the date such Lender becomes aware of the occurrence of the event giving rise to the claim for such compensation. The Agent and each Lender, as the case may be, agrees to furnish to the Borrower (and in the case of a Lender to the Agent as well) a certificate setting forth the basis and amount of each request for compensation under this Section. Determinations by the Agent or such Lender, as the case may be, of the effect of any Regulatory Change shall be conclusive, absent manifest error, provided that such determinations are made on a reasonable basis and in good faith.

Section 4.2. Suspension of LIBOR Loans.

Anything herein to the contrary notwithstanding, if, on or prior to the determination of any LIBOR for any Interest Period:

(a) the Agent reasonably determines (which determination shall be conclusive, absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of LIBOR are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein or is otherwise unable to determine LIBOR, or

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(b) the Agent reasonably determines (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of LIBOR upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined are not likely to adequately cover the cost to any Lender of making or maintaining LIBOR Loans for such Interest Period;

then the Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to, and shall not, make additional LIBOR Loans, Continue LIBOR Loans or Convert Loans into LIBOR Loans and the Borrower shall, on the last day of each current Interest Period for each outstanding LIBOR Loan, either prepay such Loan or Convert such Loan into a Base Rate Loan.

Section 4.3. Illegality.

Notwithstanding any other provision of this Agreement, if any Lender shall determine (which determination shall be conclusive and binding) that it is unlawful for such Lender to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy of such notice to the Agent) and such Lender’s obligation to make or Continue, or to Convert Revolving Loans of any other Type into, LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 4.5. shall be applicable).

Section 4.4. Compensation.

The Borrower shall pay to the Agent for the account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient to compensate such Lender for any loss, cost or expense that such Lender reasonably determines is attributable to:

(a) any payment or prepayment (whether mandatory or optional) of a LIBOR Loan, or Conversion of a LIBOR Loan, made by such Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan; or

(b) any failure by the Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Article V. to be satisfied) to borrow a LIBOR Loan from such Lender on the date for such borrowing, or to Convert a Base Rate Loan into a LIBOR Loan or Continue a LIBOR Loan on the requested date of such Conversion or Continuation.

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Not in limitation of the foregoing, such compensation shall include, without limitation; in the case of a LIBOR Loan, an amount equal to the then present value of (i) the amount of interest that would have accrued on such LIBOR Loan for the remainder of the Interest Period at the rate applicable to such LIBOR Loan, less (ii) the amount of interest that would accrue on the same LIBOR Loan for the same period if LIBOR were set on the date on which such LIBOR Loan was repaid, prepaid or Converted or the date on which the Borrower failed to borrow, Convert or Continue such LIBOR Loan, as applicable, calculating present value by using as a discount rate LIBOR quoted on such date plus the Applicable Margin. Upon the Borrower’s request (made through the Agent), any Lender seeking compensation under this Section shall provide the Borrower with a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof. Any such statement shall be conclusive absent manifest error.

Section 4.5. Treatment of Affected Loans.

If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 4.1.(b), Section 4.2., or Section 4.3. then such Lender’s LIBOR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for LIBOR Loans (or, in the case of a Conversion required by Section 4.1.(b), Section 4.2., or Section 4.3. on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 4.1., Section 4.2., or Section 4.3. that gave rise to such Conversion no longer exist:

(a) to the extent that such Lender’s LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s LIBOR Loans shall be applied instead to its Base Rate Loans; and

(b) all Revolving Loans that would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 4.1. or Section 4.3. that gave rise to the Conversion of such Lender’s LIBOR Loans pursuant to this Section no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, then such Lender’s Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

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Section 4.6. Affected Lenders.

If (a) a Lender requests compensation pursuant to Section 3.10. or 4.1., and the Requisite Lenders are not also doing the same, or (b) the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into LIBOR Loans shall be suspended pursuant to Section 4.1., 4.2. or 4.3. but the obligation of the Requisite Lenders shall not have been suspended under such Sections, then, so long as there does not then exist any Default or Event of Default, the Borrower may demand that such Lender (the “Affected Lender”), and upon such demand the Affected Lender shall promptly assign its Commitment to an Eligible Assignee subject to and in accordance with the provisions of Section 11.5.(c) for a purchase price equal to the aggregate principal balance of Loans then owing to the Affected Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees owing to the Affected Lender. Each of the Agent, the Borrower and the Affected Lender shall reasonably cooperate in effectuating the replacement of such Affected Lender under this Section, but at no time shall the Agent, such Affected Lender nor any other Lender be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. The exercise by the Borrower of its rights under this Section shall be at the Borrower’s sole cost and expense and at no cost or expense to the Agent, the Affected Lender or any of the other Lenders. The terms of this Section shall not in any way limit the Borrower’s obligation to pay to any Affected Lender compensation owing to such Affected Lender pursuant to Section 3.10. or 4.1.

Section 4.7. Assumptions Concerning Funding of LIBOR Loans.

Calculation of all amounts payable to a Lender under this Article IV. shall be made as though such Lender had actually funded LIBOR Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article IV.

Section 4.8. Change of Lending Office.

Each Lender agrees that it will use reasonable efforts to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Sections 3.10., 4.1. or 4.3. to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.

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ARTICLE V. CONDITIONS PRECEDENT

Section 5.1. Initial Conditions Precedent.

The obligation of the Agent and the Lenders to effect or permit the occurrence of the first Credit Event hereunder, whether as the making of a Loan or the issuance of a Letter of Credit, is subject to the following conditions precedent:

(a) The Agent shall have received each of the following, in form and substance satisfactory to the Agent:

(i) counterparts of this Agreement executed by each of the parties hereto;

(ii) Revolving Notes and Swingline Note executed by the Borrower, payable to each Lender and complying with the terms of Section 2.11.;

(iii) the Guaranty executed by each of the Guarantors initially to be a party thereto;

(iv) an opinion of counsel to the Parent, the Borrower, and the Guarantors, addressed to the Agent and the Lenders and covering the matters set forth on Exhibit I;

(v) a certificate of incumbency signed by the Secretary or Assistant Secretary of the Parent with respect to each of the officers of the Parent authorized to execute and deliver on behalf of the Parent and the Borrower the Loan Documents to which the Parent or the Borrower is a party and to execute and deliver (or make by telephone in the case of Notices of Conversion or Continuation) on behalf of the Borrower Notices of Borrowing, Notices of Conversion, Notices of Continuation, Notices of Swingline Borrowing and requests for Letters of Credit;

(vi) a certified copy (certified by the Secretary or Assistant Secretary of the Parent) of all necessary action taken by the Parent to authorize the execution, delivery and performance of the Loan Documents to which either the Parent or the Borrower is a party;

(vii) the certificate or articles of incorporation, articles of organization, certificate of limited partnership, declaration of trust or other comparable organizational instrument (if any) of the Parent, the Borrower and each Guarantor, certified as of a recent date by the Secretary of State of the State of formation of such Person;

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(viii) a Certificate of Good Standing or certificate of similar meaning with respect to the Parent, the Borrower and each Guarantor (and in the case of a limited partnership, the general partner of such Guarantor) issued as of a recent date by the Secretary of State of the State of formation of each such Person and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Person is required to be so qualified;

(ix) a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Guarantor with respect to each of the officers of such Person authorized to execute and deliver the Loan Documents to which such Person is a party;

(x) copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of the Parent, the Borrower and each Guarantor of the by-laws of such Person, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity;

(xi) copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Guarantor of all corporate, partnership, member or other necessary action taken by each Guarantor to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

(xii) a copy of the Crown Merger Agreement and any other material documents executed in connection therewith requested by the Agent, together with all amendments and supplements thereto, certified by a officer of the Parent to be true, correct and complete copies and in full force and effect;

(xiii) a certificate of the chief executive officer, chief financial officer or other senior officer of the Parent stating that all conditions precedent to the consummation of the Crown Transaction as set forth in the Crown Merger Agreement have been satisfied or waived, together with a file-stamped copies of the articles of merger of PREIT and Crown filed with the Secretary of the Commonwealth of the Commonwealth of Pennsylvania and the Secretary of State of the State of Maryland;

(xiv) a letter from the administrative agent under each of the Existing Credit Agreements providing information regarding the payment in full of amounts outstanding thereunder (other than the Letters of Credit described on Schedule 2.2.(a)) and providing for the termination thereof; and

(xv) such other documents and instruments as the Agent, or any Lender through the Agent, may reasonably request.

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(b) In the good faith judgment of the Agent:

(i) There shall not have occurred or become known to the Agent or the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Parent, the Borrower and the other Subsidiaries delivered to the Agent and the Lenders prior to the Agreement Date that has had or could reasonably be expected to have a Material Adverse Effect;

(ii) No litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to (A) have a Material Adverse Effect or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of any Loan Party to fulfill its obligations under the Loan Documents to which it is a party; and

(iii) The Parent, the Borrower and the other Loan Parties shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under or violation of (A) any Applicable Law or (B) any agreement, document or instrument to which any Loan Party is a party or by which any of them or their respective properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which, or the failure to make, give or receive which, would not reasonably be likely to (1) have a Material Adverse Effect, or (2) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower, the Parent or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party.

Section 5.2. Conditions Precedent to All Loans and Letters of Credit.

The obligation of the Lenders to make any Loans, of the Swingline Lender to make a Swingline Loan and of the Agent to issue Letters of Credit are all subject to the further condition precedent that: (a) no Default, or Event of Default shall have occurred and be continuing as of the date of the making of such Loan or date of issuance of such Letter of Credit or would exist immediately after giving effect thereto; (b) the representations and warranties made or deemed made by each Loan Party in the Loan Documents to which any of them is a party, shall be true and correct on and as of the date of the making of such Loan or date of issuance of such Letter of Credit with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances not prohibited hereunder and (c) in the case of the borrowing of Loans, the Agent shall have received a timely Notice

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of Borrowing or the Swingline Lender shall have received a timely Notice of Swingline Borrowing, as applicable. Each Credit Event shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless the Borrower otherwise notifies the Agent prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event). In addition, the Borrower shall be deemed to have represented to the Agent and the Lenders at the time any such Loan is made or any such Letter of Credit is issued that all conditions to the making of such Loan or issuing of such Letter of Credit contained in Article V. have been satisfied or waived as permitted hereunder.

Section 5.3. Conditions as Covenants.

If the Lenders make any Loans, or the Agent issues a Letter of Credit, prior to the satisfaction of all conditions precedent set forth in Sections 5.1. and 5.2., the Borrower shall nevertheless cause such condition or conditions to be satisfied within 5 Business Days after the date of the making of such Loans or the issuance of such Letter of Credit, unless waived as permitted hereunder. Unless set forth in writing to the contrary, the making of its initial Loan by a Lender shall constitute a confirmation by such Lender to the Agent and the other Lenders that insofar as such Lender is concerned the Borrower has satisfied the conditions precedent for initial Loans set forth in Sections 5.1. and 5.2.

ARTICLE VI. REPRESENTATIONS AND WARRANTIES

Section 6.1. Representations and Warranties.

In order to induce the Agent, each Lender and the Swingline Lender to enter into this Agreement and to make Loans and issue Letters of Credit, in the case of the Agent, and to acquire participations in Letters of Credit and Swingline Loans, in the case of Lenders, the Borrower and the Parent each represents and warrants to the Agent, each Lender and the Swingline Lender as follows:

(a) Organization; Power; Qualification. Each of the Loan Parties is a corporation, partnership or other legal entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, partnership or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized could reasonably be expected to have, in each instance, a Material Adverse Effect.

(b) Ownership Structure. Part I of Schedule 6.1.(b) is a complete and correct list, as of the Agreement Date (and after giving effect to the Crown Transaction), of all Subsidiaries of the Parent, setting forth for each such Subsidiary (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding any Equity Interest in such

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Subsidiary, (iii) the nature of the Equity Interests held by each such Person and (iv) the percentage of ownership of such Subsidiary represented by such Equity Interests. Except as disclosed in such Schedule (w) each of the Parent and its Subsidiaries owns, free and clear of all Liens, and has the unencumbered right to vote, all outstanding Equity Interests in each Person shown to be held by it on such Schedule, (x) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (y) there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, any such Person. Part II of Schedule 6.1.(b) correctly sets forth, as of the Agreement Date (and after giving effect to the Crown Transaction), all Unconsolidated Affiliates of the Parent, including the correct legal name of such Person, the type of legal entity which each such Person is, and all Equity Interests in such Person held directly or indirectly by the Parent.

(c) Authorization of Loan Documents and Borrowings. The Borrower has the right and power, and has taken all necessary action to authorize it, to borrow hereunder. The Parent, the Borrower and each other Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. The Loan Documents to which the Parent, the Borrower or any other Loan Party is a party have been duly executed and delivered by duly authorized signatories of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein may be limited by equitable principles generally.

(d) Compliance of Loan Documents and Borrowing with Laws, etc. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Parent, the Borrower or any other Loan Party is a party in accordance with their respective terms, and the borrowings hereunder, do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to any Loan Party or any other Subsidiary; (ii) result in a breach of or constitute a default under the declaration of trust, certificate or articles of incorporation, bylaws, partnership agreement or other organizational documents of any Loan Party or any other Subsidiary, or any indenture, agreement or other instrument to which any Loan Party or any other Subsidiary is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Loan Party or any other Subsidiary other than in favor of the Agent for the benefit of the Lenders.

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(e) Compliance with Law; Governmental Approvals. Each Loan Party and each other Subsidiary is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Law relating to such Loan Party or such other Subsidiary except for noncompliances which, and Governmental Approvals the failure to possess could not reasonably be expected to have a Material Adverse Effect.

(f) Title to Properties. Schedule 6.1.(f) is, as of the Agreement Date (and after giving effect to the Crown Transaction), a complete and correct listing of all Properties of the Parent, the Borrower, the other Loan Parties and all other Subsidiaries, setting forth, for each such Property, (i) to the best of the Loan Parties’ knowledge, the current occupancy status of such Property, (ii) whether such Property is a Development Property or Major Redevelopment Property and, (iii) if such Property is a Development Property or Major Redevelopment Property, the status of completion of such Property. Each of the Parent, the Borrower, the other Loan Parties and all other Subsidiaries has good, marketable and legal title to, or a valid leasehold interest in, its respective assets necessary to the conduct of their businesses.

(g) Existing Indebtedness; Liabilities. Part I of Schedule 6.1.(g) is, as of the Agreement Date (and after giving effect to the Crown Transaction), a complete and correct listing of all Indebtedness (including all Guarantees of Indebtedness) of the Parent, the Borrower, the other Loan Parties, the other Subsidiaries and any Unconsolidated Affiliates, and if such Indebtedness is secured by any Lien, a description of all of the property subject to such Lien. As of the Agreement Date, the Loan Parties and the other Subsidiaries have performed and are in compliance with all of the terms of all Indebtedness of the Loan Parties and other Subsidiaries and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute such a default or event of default, exists with respect to any such Indebtedness. Part II of Schedule 6.1.(g) is, as of the Agreement Date (and after giving effect to the Crown Transaction), to the best of the Loan Parties’ knowledge, a complete and correct listing of all Total Liabilities of the Parent, the Borrower, the other Loan Parties and the other Subsidiaries (excluding any Indebtedness set forth on Part I of such Schedule but including Contingent Obligations not set forth on Part I of such Schedule).

(h) Material Contracts. Schedule 6.1.(h) is, as of the Agreement Date (and after giving effect to the Crown Transaction), a true, correct and complete listing of all Material Contracts. As of the Agreement Date, all such Material Contracts are in full force and effect and each Loan Party and the other Subsidiaries that are parties to any Material Contract has performed and is in compliance with all of the terms of such Material Contract, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute such a default or event of default, exists with respect to any such Material Contract.

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(i) Litigation. Except as set forth on Schedule 6.1.(i), there are no actions, suits, proceedings or, to the knowledge of the Parent or the Borrower, any investigations by any Governmental Authority pending (nor, to the knowledge of the Parent or the Borrower, are there any actions, suits, proceedings or investigations by any Governmental Authority threatened, nor is there any basis therefor) against or in any other way relating adversely to or affecting the Parent, the Borrower, any other Loan Party or any other Subsidiary or any of its respective property in any court or before any arbitrator of any kind or before or by any other Governmental Authority which could reasonably be expected to have a Material Adverse Effect, and there are no strikes, slow downs, work stoppages or walkouts or other labor disputes in progress or threatened relating to any Loan Party or any other Subsidiary which could reasonably be expected to have a Material Adverse Effect.

(j) Taxes. All federal, state and other tax returns of the Loan Parties and the other Subsidiaries required by Applicable Law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon any Loan Party or any other Subsidiary and its respective properties, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under Section 7.7. All charges, accruals and reserves on the books of the Parent and each of its Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP.

(k) Financial Statements. The Parent has furnished to each Lender copies of (i) the audited consolidated balance sheet of the Parent and its consolidated Subsidiaries for the fiscal year ending December 31, 2002, and the related consolidated statements of income, shareholders’ equity and cash flows for the fiscal year ending on such date, with the opinion thereon of KPMG LLP, (ii) the unaudited consolidated balance sheet of the Parent and its consolidated Subsidiaries for the fiscal quarter ending September 30, 2003, and the related consolidated statements of income, shareholders’ equity and cash flows of the Parent and its consolidated Subsidiaries for the three fiscal quarter period ending on such date, (iii) the audited consolidated balance sheet of Crown and its consolidated Subsidiaries for the fiscal year ending December 31, 2002, and the related consolidated statements of income, shareholders’ equity and cash flows for the fiscal year ending on such date, with the opinion thereon of Ernst & Young LLP, (iv) the unaudited consolidated balance sheet of Crown and its consolidated Subsidiaries for the fiscal quarter ending September 30, 2003, and the related consolidated statements of income, shareholders’ equity and cash flows of Crown and its consolidated Subsidiaries for the three fiscal quarter period ending on such date and (v) unaudited pro forma condensed consolidated statements of income of the Parent and its Subsidiaries (giving effect to the Crown Transaction) for the year ended December 31, 2002 and for the six-month period ended June 30, 2003 and the unaudited pro forma condensed consolidated balance sheet of the Parent and its Subsidiaries (giving effect to the Crown Transaction) as of June 30, 2003 (such pro forma statements, the “Pro Forma Financial Statements”). Such balance sheets and statements (including in each case related schedules and notes but excluding

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the Pro Forma Financial Statements) present fairly, in accordance with GAAP consistently applied throughout the periods involved, and in all material respects, the consolidated financial position of the Parent and its consolidated Subsidiaries as at their respective dates and the results of operations and the cash flow for such periods (subject, as to interim statements, to changes resulting from normal year-end audit adjustments). Neither the Parent nor any of its Subsidiaries has on the Agreement Date any material contingent liabilities, liabilities, liabilities for taxes, unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said financial statements. The Pro Forma Financial Statements have been prepared by the Parent and Crown, based on their respective financial statements for such periods and at such date together with available information and certain assumptions which the Parent believes to be reasonable, and give pro forma effect to the Crown Transaction.

(l) No Material Adverse Change. Since December 31, 2002, there has been no material adverse change in the consolidated financial condition, results of operations, business or prospects of the Parent and its consolidated Subsidiaries taken as a whole. Each of the Parent, the Borrower, the other Loan Parties and the other Subsidiaries is Solvent.

(m) ERISA. No member of the ERISA Group maintains or has ever maintained any Benefit Plan. No member of the ERISA Group contributes or is obligated to contribute to or has ever contributed to or been obligated to contribute to any Multiemployer Plan. No member of the ERISA Group has failed to make any contribution or payment in respect of any Benefit Arrangement, or made any amendment to any Benefit Arrangement, which has resulted or, to the Borrower’s or the Parent’s knowledge, could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code.

(n) Absence of Defaults. No Loan Party nor any other Subsidiary is in default under its declaration of trust, certificate or articles of incorporation, bylaws, partnership agreement or other similar organizational documents, and no event has occurred, which has not been remedied, cured or waived: (i) which constitutes a Default or an Event of Default; or (ii) which constitutes, or which with the passage of time, the giving of notice, or both, would constitute, a default or event of default by any Loan Party or any other Subsidiary under any agreement (excluding any Loan Document) or judgment, decree or order to which any Loan Party or any other Subsidiary is a party or by which any such Person or any of its respective properties may be bound where such default or event of default could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o) Environmental Laws. Each of the Loan Parties and the other Subsidiaries is in compliance with all applicable Environmental Laws and has obtained all Governmental Approvals which are required under Environmental Laws and is in compliance with all terms and conditions of such Governmental Approvals, where with

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respect to each of the foregoing the failure to obtain or to comply with could be reasonably expected to have a Material Adverse Effect. Except for any of the following matters that could not be reasonably expected to have a Material Adverse Effect, neither the Parent nor the Borrower is aware of, nor has either received notice of, any past or present events, conditions, circumstances, activities, practices, incidents, actions, or plans which, with respect to any Loan Party or any other Subsidiary, may unreasonably interfere with or prevent compliance or continued compliance with Environmental Laws, or may give rise to any common-law or legal liability, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling or the emission, discharge, release or threatened release into the environment, of any Hazardous Material; and there is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, notice of violation, investigation, or proceeding pending or, to the Parent’s or the Borrower’s knowledge after due inquiry, threatened, against any Loan Party or any other Subsidiary relating in any way to Environmental Laws which could be reasonably expected to have a Material Adverse Effect.

(p) Investment Company; Public Utility Holding Company. No Loan Party nor any other Subsidiary is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, (ii) a “holding company” or a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.

(q) Margin Stock. No Loan Party nor any other Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

(r) Affiliate Transactions. Except as permitted by Section 8.8., no Loan Party is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of the Borrower is a party.

(s) Intellectual Property. Each Loan Party and each other Subsidiary own or have the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights (collectively, “Intellectual Property”) necessary to the conduct of the businesses of the Borrower and its Subsidiaries, taken as a whole, as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, or other proprietary right of any other Person. All such Intellectual Property is fully protected and/or duly and

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properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filing or issuances. No material claim has been asserted by any Person with respect to the use of any such Intellectual Property, or challenging or questioning the validity or effectiveness of any such Intellectual Property. The use of such Intellectual Property by the Loan Parties and the other Subsidiaries does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of any Loan Party or any other Subsidiary that could reasonably be expected to have a Material Adverse Effect.

(t) Business. As of the Agreement Date, the Parent, the Borrower, the other Loan Parties and the other Subsidiaries are engaged in the business of acquiring, developing, owning, operating and managing primarily retail real estate, but also office, multi-family and industrial properties, together with related business activities and investments incidental thereto.

(u) Accuracy and Completeness of Information. All written information, reports and other papers and data (excluding financial projections or other forward looking statements) furnished to the Agent or any Lender by, or at the direction of, the Parent, the Borrower, any other Loan Party or any other Subsidiary were, at the time the same were so furnished, to the best of the Parent’s and the Borrower’s knowledge, complete and correct in all material respects, to the extent necessary to give the recipient a true and accurate knowledge of the subject matter, or, in the case of financial statements, present fairly, in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods. All financial projections and other forward looking statements prepared by or on behalf of the Parent, the Borrower or any other Loan Party or Subsidiary that have been or may hereafter be made available to the Agent or any Lender were or will be prepared in good faith based on reasonable assumptions. No document furnished or written statement made, in each case by, or at the direction of any Loan Party or any other Subsidiary to the Agent or any Lender in connection with the negotiation, preparation or execution of any Loan Document contains or will contain any untrue statement of a fact material to the creditworthiness of any Loan Party or any other Subsidiary or omits or will omit to state a fact material to the creditworthiness of any Loan Party or any other Subsidiary which is necessary in order to make the statements contained therein not misleading.

(v) Not Plan Assets. None of the assets of any Loan Party or any other Subsidiary constitutes “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder, of any ERISA Benefit Plan. The execution, delivery and performance of the Loan Documents by the Loan Parties, and the borrowing and repayment of amounts thereunder, do not and will not constitute “prohibited transactions” under ERISA or the Internal Revenue Code for which no statutory or administrative exemption is available.

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(x) Non-Guarantor Subsidiaries. Schedule 6.1.(x) is, as of the Agreement Date (and after giving effect to the Crown Transaction), a complete and correct list of all Subsidiaries which are not required to become a Guarantor as of the Agreement Date, setting forth for each such Person, the correct legal name of such Person, the type of legal entity which each such Person is, all equity interests in such Person held directly or indirectly by the Parent and the reason such Subsidiary is not required to become a Guarantor as of the Agreement Date. As of the Agreement Date, none of the Subsidiaries identified on Part II of Schedule 6.1.(x) as the “Dissolution Subsidiaries” owns any assets other than assets of nominal value incidental to such Subsidiary’s existence as a legal entity.

(y) Tax Shelter Regulations. None of the Borrower, any other Loan Party nor any other Subsidiary intends to treat the Loans or the transactions contemplated by this Agreement and the other Loan Documents as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). If the Borrower, any other Loan Party or any other Subsidiary determines to take any action inconsistent with such intention, the Borrower will promptly notify the Agent thereof. If the Borrower so notifies the Agent, the Borrower acknowledges that one or more of the Lenders may treat its Loans as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records, including the identity of the applicable Loan Parties, all as required by such Treasury Regulation.

Section 6.2. Survival of Representations and Warranties, Etc.

All statements contained in any certificate, financial statement or other instrument delivered by, or at the direction of, any Loan Party or any other Subsidiary to the Agent or any Lender (other than the content of any projections or other similar forward looking statements) pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement or other instrument delivered by, or at the direction of, the Parent or the Borrower prior to the Agreement Date and delivered to the Agent or any Lender in connection with closing the transactions contemplated hereby) shall constitute representations and warranties made by the Parent and the Borrower under this Agreement. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date, the Effective Date and at and as of the date of the occurrence of any Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically permitted hereunder. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans and the issuance of the Letters of Credit.

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ARTICLE VII. AFFIRMATIVE COVENANTS

For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 11.6., all of the Lenders) shall otherwise consent in the manner provided for in Section 11.6., the Borrower and the Parent, as applicable, shall comply with the following covenants:

Section 7.1. Financial Reporting and Other Information

The Parent shall furnish to the Agent each of the following:

(a) Quarterly Financial Statements. As soon as available and in any event when the same is required to be filed with the Securities and Exchange Commission, but in no event later than 45 days after the close of each of the first, second and third fiscal quarters of the Parent, the unaudited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such period and the related unaudited consolidated statements of income and cash flows of the Parent and its Subsidiaries for such period, and setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year, all of which shall be accompanied by a statement signed by the chief financial officer of the Parent on behalf of the Parent stating that, in his or her opinion, such statements present fairly, in accordance with GAAP and in all material respects, the consolidated financial position of the Parent and its Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments).

(b) Year-End Statements. As soon as available and in any event when the same is required to be filed with the Securities and Exchange Commission, but in no event later than 90 days after the end of each fiscal year of the Parent, the audited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of income and cash flows of the Parent and its Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be (a) accompanied by a statement signed by the chief financial officer of the Parent on behalf of the Parent stating that, in his or her opinion, such statements present fairly, in accordance with GAAP and in all material respects, the financial position of the Parent and its Subsidiaries as at the date thereof and the result of operations for such period and (b) certified by KPMG LLP or any other independent certified public accountants of recognized national standing acceptable to the Agent and the Requisite Lenders, whose opinion shall be unqualified and in scope and substance satisfactory to the Agent and the Requisite Lenders and who shall have authorized the Parent to deliver such financial statements and certification thereof to the Agent and the Lenders pursuant to this Agreement.

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(c) Compliance Certificate. At the time the financial statements are furnished pursuant to the immediately preceding subsections (a) and (b), a certificate substantially in the form of Exhibit J (a “Compliance Certificate”) executed on behalf of the Parent by the chief financial officer of the Parent (i) setting forth as of the end of such quarterly accounting period or fiscal year, as the case may be, the calculations required to establish whether or not the Parent and the Borrower, as applicable, were in compliance with the covenants contained in Section 8.1.; and (ii) stating that no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred and, whether it is continuing and the steps being taken by the Parent or the Borrower with respect to such event, condition or failure.

(d) Reports from Accountants. Upon the request of the Agent, copies of all reports, if any, submitted to the Parent or its Board of Trustees by its independent public accountants including, without limitation, any management report.

(e) Shareholder Information. Promptly upon the mailing thereof to the shareholders of the Parent generally, copies of all financial statements, reports, proxy statements and other written information so mailed and promptly upon the issuance thereof copies of all press releases issued by the Parent, the Borrower, any Subsidiary or any other Loan Party; provided, however, the Parent need not deliver any such information to the Agent so long as the Parent makes such information generally available on its website free of charge and the Parent notifies the Agent when any such information has been posted to the Parent’s website.

(f) Securities Filings. Within 10 Business Days of the filing thereof, copies of all registration statements (excluding the exhibits thereto and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports which the Parent, any other Loan Party or any other Subsidiary shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange; provided, however, the Parent need not deliver any such information to the Agent so long as the Parent makes such information generally available on its website free of charge and the Parent notifies the Agent when any such information has been posted to the Parent’s website.

(g) Pricing Certificate. At the time the financial statements are furnished pursuant to subsections (a) and (b) above, a certificate substantially in the form of Exhibit K (a “Pricing Certificate”) executed by the chief financial officer of the Parent (i) setting forth as of the end of such quarterly accounting period or fiscal year, as the case may be, the calculations required to establish the ratio of Total Liabilities to Gross Asset Value (as determined in accordance with Section 8.1.) and (ii) stating the corresponding level of Applicable Margin with respect to such ratio.

(h) Annual Budget and Plans of the Parent. No later than 15 days after the beginning of each fiscal year of the Parent, projected balance sheets, operating statements and cash flow budgets of the Parent and its Subsidiaries on a consolidated basis for each quarter of such fiscal year, all itemized in reasonable detail. The foregoing shall be accompanied by pro forma calculations, together with detailed assumptions, required to establish whether or not the Parent, and when appropriate its consolidated Subsidiaries, will be in compliance with the covenants contained in Section 8.1. at the end of each fiscal quarter of such fiscal year.

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(i) Report on Sources and Uses Funds. Within 20 Business Days of the Agent’s request therefor, a report in form and substance reasonably satisfactory to the Agent detailing the Parent’s, together with its Subsidiaries’, projected sources and uses of cash for the period of four consecutive fiscal quarters immediately following the date of the Agent’s request. Such sources shall include but not be limited to excess operating cash flow, availability under this Agreement, unused availability under committed development loans, unfunded committed equity and any other committed sources of funds. Such uses shall include but not be limited to cash obligations for binding acquisitions, unfunded development costs, capital expenditures, debt service, overhead, dividends, maturing project loans, hedge settlements and other anticipated uses of cash.

(j) Ownership Share/Recourse Share Calculations. Promptly upon the request of the Agent, evidence of the Parent’s calculation of the Ownership Share and Recourse Share with respect to a Subsidiary or an Unconsolidated Affiliate, such evidence to be in form and detail reasonably satisfactory to the Agent.

(k) ERISA Notices. If and when any member of the ERISA Group (i) gives notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Benefit Plan which might constitute grounds for a termination of such Benefit Plan under Title IV of ERISA, or knows that the plan administrator of any Benefit Plan has given notice of any such reportable event, a copy of the notice of such reportable event given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Benefit Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Benefit Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Benefit Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Benefit Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Benefit Plan or Benefit Arrangement which has resulted or, to the Parent’s or the Borrower’s knowledge, could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code, a certificate of the controller of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take.

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(l) Litigation and Governmental Proceedings. To the extent the Parent or the Borrower is aware of the same, prompt notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, the Parent, the Borrower, any other Loan Party or any other Subsidiary or any of their respective properties, assets or businesses which, if determined or resolved adversely to such Person, could reasonably be expected to have a Material Adverse Effect, and prompt notice of the receipt of notice that any United States income tax returns of the Parent, the Borrower or any of its Subsidiaries are being audited.

(m) Modification of Organizational Documents. At least five (5) Business Days prior to the effectiveness thereof, a copy of any material amendment or other material modification to the Trust Agreement, the Partnership Agreement or other similar organizational documents of the Parent or the Borrower.

(n) Material Adverse Change. Prompt notice of any change in the business, assets, liabilities, financial condition, results of operations of the Parent, the Borrower, any Subsidiary or any other Loan Party which has had or could reasonably be expected to have Material Adverse Effect.

(o) Default. Prompt notice of the occurrence of (i) any Default, or (ii) Event of Default, or (iii) the occurrence of any event which constitutes or which with the passage of time, the giving of notice, or otherwise, would constitute an event of default by the Parent, the Borrower, any other Loan Party or any other Subsidiary under any Material Contract to which any such Person is a party or by which any such Person or any of its respective properties may be bound.

(p) Material Contracts. Promptly upon entering into any Material Contract after the Agreement Date, a copy of such Material Contract to the Agent.

(q) Other Information, Etc. From time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition, results of operations of the Parent, the Borrower, any other Loan Party or any other Subsidiary as the Agent (or any Lender through the Agent) may reasonably request.

Upon receipt of any of the items referred to above (other than items requested under the immediately preceding subsection (q)), the Agent shall promptly forward a copy thereof to each Lender at its Lending Office (or in the case of items available on the Parent’s website, the Agent shall give each Lender notice thereof). Upon receipt of any item requested by a Lender under the immediately preceding subsection (q), the Agent shall promptly forward a copy thereof to such Lender at its Lending Office.

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Section 7.2. Preservation of Existence and Similar Matters.

Except as otherwise permitted under Section 8.5., the Borrower and the Parent shall preserve and maintain, and cause each Subsidiary to preserve and maintain, its respective existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified could reasonably be expected to have a Material Adverse Effect.

Section 7.3. Compliance with Applicable Law.

The Borrower and the Parent shall comply, and cause each Subsidiary to comply, with all Applicable Law, including the obtaining of all Governmental Approvals, the failure with which to comply could reasonably be expected to have a Material Adverse Effect.

Section 7.4. Maintenance of Property.

In addition to the requirements of any of the other Loan Documents, the Borrower and the Parent shall, and shall cause each Subsidiary to, (a) protect and preserve all of its properties, including, but not limited to, all Intellectual Property, and maintain in good repair, working order and condition all tangible properties, ordinary wear and tear and casualty excepted, and (b) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties, so that the business carried on in connection therewith may be properly and advantageously conducted at all times except where the failure to do any of the foregoing under clauses (a) and (b) herein could not reasonably be expected to have a Material Adverse Effect.

Section 7.5. Conduct of Business.

The Parent and the Borrower shall at all times carry on, and, except as permitted under Section 8.5., cause each of their Subsidiaries to carry on, its respective businesses as described in Section 6.1.(t).

Section 7.6. Insurance.

The Borrower and the Parent shall maintain, and cause each Loan Party to maintain, insurance with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by similar businesses or as may be required by Applicable Law. The Borrower and the Parent shall from time to time deliver to the Agent upon request a detailed list, together with copies of all policies of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

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Section 7.7. Payment of Taxes and Claims.

The Borrower and the Parent shall pay or discharge, and cause each Subsidiary to pay and discharge, when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Person, except in each case, any such non-payment or failure to discharge which could not reasonably be expected to have a Material Adverse Effect; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of the Borrower, the Parent or such Subsidiary, as applicable, in accordance with GAAP.

Section 7.8. Books and Records; Visits and Inspections.

The Borrower and the Parent will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities. The Borrower and the Parent will permit, and will cause each Subsidiary to permit, representatives of the Agent or any Lender to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants in the Borrower’s presence prior to an Event of Default, all at such reasonable times during business hours and as often as may reasonably be desired and so long as no Event of Default shall have occurred and be continuing, with reasonable notice and, at any time after the occurrence and during the continuance of a Default or Event of Default, all at the Borrower’s expense.

Section 7.9. Use of Proceeds.

(a) Loans and Letters of Credit. The Borrower will only use the proceeds of Loans (i) for the payment of pre-development and development costs incurred in connection with Properties; (ii) to finance acquisitions and the general working capital needs of the Parent, the Borrower and the Borrower’s Subsidiaries; (iii) to finance the repayment of Indebtedness of the Parent, the Borrower and the Borrower’s Subsidiaries; (iv) to finance Investments in Unconsolidated Affiliates of the Parent; and (v) for other general corporate purposes of the Parent, the Borrower and the Borrower’s Subsidiaries. The Borrower shall only use Letters of Credit for the same purposes for which it may use the proceeds of Loans.

(b) Margin Stock. The Borrower and the Parent shall not, and shall not permit any Subsidiary, to use any part of the proceeds of any Loan or Letters of Credit to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation U of the Board of Governors

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of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock; provided, however, subject to the other terms and conditions of the Loan Documents, the Borrower may use proceeds of Loans (i) to purchase Equity Interests of publicly traded Persons to the extent permitted under Section 8.1.(e)(ii); (ii) to repurchase Preferred Equity Interests of the Parent issued and outstanding as of the Effective Date (and Equity Interests issued in exchange or replacement for such Preferred Equity Interests); and (iii) to repurchase outstanding common Equity Interests of the Parent so long as the aggregate amount of such proceeds used to repurchase such common Equity Interest does not exceed $50,000,000 during the term of this Agreement. Notwithstanding any other provision of this Agreement or any other Loan Document, no Loan shall be made and no Letter of Credit shall be issued if the Agent determines that making of such Loan or issuance of such Letter of Credit could reasonably be expected to result in a violation of such Regulation U.

Section 7.10. Environmental Matters.

The Borrower and the Parent shall comply, and cause all of its Subsidiaries to comply, with all Environmental Laws the failure to comply with which could reasonably be expected to have a Material Adverse Effect. If the Borrower, the Parent or any Subsidiary shall (a) receive notice that any violation of any Environmental Law may have been committed or is about to be committed by such Person, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against the Borrower, any Subsidiary or any other Loan Party alleging violations of any Environmental Law or requiring the Borrower, or Subsidiary or any other Loan Party to take any action in connection with the release of Hazardous Materials or (c) receive any notice from a Governmental Authority or private party alleging that the Borrower, or Subsidiary or any other Loan Party may be liable or responsible for costs associated with a response to or cleanup of a release of a Hazardous Materials or any damages caused thereby, the Borrower shall provide the Agent with a copy of such notice within 10 days after the receipt thereof by the Borrower or any of the Subsidiaries. The Borrower, the Parent and the Subsidiaries shall promptly take all actions necessary to prevent the imposition of any Liens on any of their respective properties arising out of or related to any Environmental Laws.

Section 7.11. Further Assurances.

At the Borrower’s cost and expense, upon request of the Agent, the Borrower shall duly execute and deliver or cause to be duly executed and delivered, to the Agent such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

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Section 7.12. Material Contracts.

The Borrower and the Parent shall, and shall cause each Subsidiary to, duly and punctually perform and comply with any and all material representations, warranties, covenants and agreements expressed as binding upon the Borrower, the Parent or such Subsidiary under any Material Contract neither the Borrower nor the Parent shall, nor shall the Borrower permit any Subsidiary, to do or knowingly permit to be done anything to impair materially the value of any of the Material Contracts.

Section 7.13. REIT Status.

The Parent shall at all times maintain its status as a REIT.

Section 7.14. Exchange Listing.

The Parent shall maintain at least one class of common shares of the Parent having trading privileges on the New York Stock Exchange or the American Stock Exchange or which is subject to price quotations on The NASDAQ Stock Market’s National Market System.

Section 7.15. Guarantors.

(a) Generally. Subject to subsection (d) below, the Parent shall cause any Subsidiary (other than an Excluded Subsidiary) of the Parent or the Borrower that is not already a Guarantor and to which any of the following conditions apply (each a “New Guarantor”), to execute and deliver to the Agent an Accession Agreement to the Guaranty, together with the other items required to be delivered under the immediately following subsection (b):

(i) such Subsidiary Guarantees, or otherwise becomes obligated in respect of, any Indebtedness of any other Person (other than Indebtedness under Guarantees which are solely Guarantees of performance and not of payment and other Guarantees of such Person for liabilities arising from Nonrecourse Exceptions); or

(ii) such Subsidiary is a Wholly Owned Subsidiary.

Any such Accession Agreement and the other items required under such subsection (b) must be delivered to the Agent no later than 45 days following the last day of the Parent’s fiscal quarter during which any of the above conditions first applies to a Subsidiary. Notwithstanding the foregoing, if the assets of a Subsidiary consist solely of (x) Equity Interests in another Subsidiary and (y) cash and other assets of nominal value incidental to such Subsidiary’s ownership of the other Subsidiary, and such other Subsidiary is not required to become a Guarantor under the terms of this Section, then such Subsidiary shall not be required to become a Guarantor under the terms of this Section.

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(b) Required Deliveries. Each Accession Agreement delivered by a New Guarantor under the immediately preceding subsection (a) shall be accompanied by (i) the items that would have been delivered under Sections 5.1.(a)(iv), and (vii) through (xi) if such New Guarantor had been a Guarantor on the Agreement Date; (ii) if such New Guarantor is not a Wholly Owned Subsidiary, a written acknowledgement of all Persons (other than Loan Parties) holding Equity Interests in such New Guarantor, pursuant to which such Persons acknowledge and consent to the Guaranty made by such New Guarantor and (iii) such other documents and instruments as the Agent may reasonably request.

(c) Release of Certain Guarantors. The Borrower may request in writing that the Agent release a Guarantor, other than the Parent, if (i) such Guarantor (A) upon its release as a Guarantor will become an Excluded Subsidiary or cease to be a Subsidiary or (B) is no longer required to be a party to the Guaranty under this Section, in any such case as a result of events or transactions not otherwise prohibited under any of the Loan Documents and (ii) no Event of Default shall then be in existence or would occur as a result of such release. Together with any such request, the Borrower shall deliver to the Agent a certificate signed by the chief financial officer of the Parent certifying that the conditions set forth in immediately preceding clauses (i) and (ii) will be true and correct upon the release of such Guarantor. No later than 10 Business Days following the Agent’s receipt of such written request and the related certificate, and so long as the conditions set forth in immediately preceding clauses (i) and (ii) will be true and correct, the release shall be effective and Agent shall execute and deliver, at the sole cost and expense of the Borrower, such documents as Borrower may reasonably request to evidence such release.

(d) Limited Exception for Certain Subsidiaries. Notwithstanding the requirements of the immediately preceding subsection (a):

(i) The Parent shall not be required to cause any Subsidiary identified on Part II of Schedule 6.1.(x) as one of the “Dissolution Subsidiaries” to execute and deliver an Accession Agreement to the Guaranty so long as such Subsidiary owns no assets other than assets of nominal value incidental to its existence as a legal entity; provided, however, the Parent agrees that if (x) at any time such Subsidiary owns assets in excess of those described above or (y) the Parent has not filed documentation with the appropriate Governmental Authority to commence the termination of the existence of such Subsidiary by April 15, 2004, then the Parent shall cause such Subsidiary to comply with the provisions of this Section within 10 days of the date such Subsidiary first owned such excess assets, in the case of clause (x), or by April 26, 2004, in the case of clause (y);

(ii) The Parent shall not be required to cause PR Jacksonville Limited Partnership or PR Washington Crown Limited Partnership to execute and deliver an Accession Agreement to the Guaranty; provided, however, the Parent agrees that if either such Subsidiary does not become an Excluded Subsidiary within 90 days following the Agreement Date, the Parent shall cause such Subsidiary to comply with the provisions of this Section within 100 days following the Agreement Date; and

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(iii) Notwithstanding the immediately preceding clauses (i) and (ii), if the provisions of Section 7.15.(a)(i) apply to any Subsidiary referred to in any of such clauses (i) and (ii), the Parent shall be required to cause such Subsidiary to execute and deliver an Accession Agreement to the Guaranty and comply with the other provisions of this Section within 10 days of the date the provisions of Section 7.15.(a)(i) apply to such Subsidiary.

ARTICLE VIII. NEGATIVE COVENANTS

For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 11.6., all of the Lenders) shall otherwise consent in the manner set forth in Section 11.6., the Borrower and the Parent, as applicable, shall comply with the following covenants:

Section 8.1. Financial Covenants.

(a) Minimum Tangible Net Worth. The Parent shall not permit its Tangible Net Worth determined on a consolidated basis at the end of its fiscal quarter ending on March 31, 2004 and at the end of each fiscal quarter thereafter to be less than (i) 80% of the Tangible Net Worth of the Parent as of December 31, 2003, plus (ii) 75% of the Net Proceeds of all Equity Issuances effected at any time after December 31, 2003 by the Parent or any of its Subsidiaries to any Person other than the Parent or any of its Subsidiaries (in the case of any Equity Issuance effected by a Subsidiary, the amount of such Net Proceeds shall be appropriately adjusted to account for minority interests consistent with GAAP), minus (iii) the carrying value attributable to any Preferred Stock of the Parent or any Subsidiary redeemed after December 31, 2003. Net Proceeds from the following Equity Issuances shall be excluded from the immediately preceding clause (ii): (x) Equity Issuances made after December 31, 2003 and described on Schedule 8.1.(a) the Net Proceeds of which shall not exceed an aggregate amount of $45,000,000, (y) Equity Issuances of Equity Interest of the Parent made after December 31, 2003 solely in exchange for (A) other Equity Interest of the Parent or (B) common operating units of the Borrower and (z) Equity Issuances to employees and trustees of the Parent and its Subsidiaries as part of a stock bonus plan, restricted stock plan or similar plan but only to the extent neither the Parent nor any Subsidiary received cash in connection with any such Equity Issuance.

(b) Ratio of Total Liabilities to Gross Asset Value. The Parent shall not permit the ratio of (i) Total Liabilities of the Parent and its Subsidiaries determined on a consolidated basis to (ii) Gross Asset Value of the Parent and its Subsidiaries determined on a consolidated basis, to exceed 0.65 to 1 at any time.

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(c) Ratio of EBITDA to Interest Expense. The Parent shall not permit the ratio of (i) EBITDA of the Parent and its Subsidiaries determined on a consolidated basis for the period of four consecutive fiscal quarters most recently ending to (ii) Interest Expense of the Parent and its Subsidiaries determined on a consolidated basis for such period, to be less than 1.90 to 1 for any such period.

(d) Ratio of Adjusted EBITDA to Fixed Charges. The Parent shall not permit the ratio of (i) Adjusted EBITDA of the Parent and its Subsidiaries determined on a consolidated basis for the period of four consecutive fiscal quarters most recently ending to (ii) Fixed Charges of the Parent and its Subsidiaries determined on a consolidated basis for such period, to be less than 1.50 to 1 for any such period.

(e) Permitted Investments. The Parent and the Borrower shall not make any Investment in or otherwise own, and shall not permit any Subsidiary to make any Investment in or otherwise own, the following items which would cause the aggregate value of such holdings of the Parent, the Borrower and its Subsidiaries to exceed the following percentages of Gross Asset Value:

(i) unimproved real estate, such that the aggregate value of all such unimproved real estate, calculated on the basis of cost, exceeds 5.0% of Gross Asset Value;

(ii) Investments in Persons (other than Investments in Subsidiaries and Unconsolidated Affiliates) such that the aggregate value of such Investment calculated on the basis of cost, exceeds 10.0% of Gross Asset Value;

(iii) Mortgages in favor of the Parent, the Borrower or any other Subsidiary, such that the aggregate amount of Indebtedness secured by such Mortgages exceeds 5.0% of Gross Asset Value (excluding any Mortgage encumbering any Property owned by a Subsidiary the accounts of which are required to be consolidated with those of the Parent under GAAP); and

(iv) Investments in Subsidiaries that are not Wholly Owned Subsidiaries and Investments in Unconsolidated Affiliates such that the aggregate value of such Investments calculated on the basis of cost, exceeds 10.0% of Gross Asset Value.

In addition to the foregoing limitations, (x) the aggregate value of the Investments and other items subject to the limitations in the preceding clauses (i) through (iii) shall not exceed 15.0% of Gross Asset Value and (y) the amount of Gross Asset Value attributable to any one Property shall not exceed 15.0% of Gross Asset Value at any time.

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(f) Properties under Development or Redevelopment. The Parent and the Borrower shall not permit the aggregate amount of Total Budgeted Cost Until Stabilization with respect to all Development Properties and Major Redevelopment Properties owned by the Parent, the Borrower, any Subsidiary or any Unconsolidated Affiliate to exceed 10.0% of Gross Asset Value at any time. For purposes of this subsection, the Total Budgeted Cost Until Stabilization with respect to any Development Property or Major Redevelopment Property owned by an Unconsolidated Affiliate of the Parent shall equal the greater of (i) the product of (x) the Parent’s Ownership Share in such Unconsolidated Affiliate and (y) the Total Budgeted Cost Until Stabilization for such Property and (ii) the Parent’s Recourse Share of all Indebtedness of such Unconsolidated Affiliate. For purposes of calculating Gross Asset Value as used in this subsection, the Gross Asset Value of Development Properties and Major Redevelopment Properties shall include, without duplication of any other amounts already included elsewhere in such calculation, the Total Budgeted Cost Until Stabilization of such Properties.

(g) Leasing Requirement for Properties under Development or Redevelopment. The Parent and the Borrower shall not at any time permit the aggregate amount of projected rentable square footage of all Development Properties and Major Redevelopment Properties owned by the Parent, the Borrower, any Subsidiary or any Unconsolidated Affiliate subject to binding leases to be less than 50.0% of the aggregate amount of projected rentable square footage of all such Development Properties and Major Redevelopment Properties.

(h) Floating Rate Indebtedness. The Parent and the Borrower will not, and will not permit any of their respective Subsidiaries or Unconsolidated Affiliates to, incur, assume or suffer to exist at any time Floating Rate Indebtedness in an aggregate outstanding principal amount in excess of one-third of all Indebtedness of the Parent, its Subsidiaries and its Unconsolidated Affiliates determined on a consolidated basis.

(i) Secured Indebtedness. The Parent shall not permit the ratio of (i) Secured Indebtedness of the Parent, its Subsidiaries and its Unconsolidated Affiliates to (ii) Gross Asset Value, to exceed 0.60 to 1.00 at any time.

(j) Secured Recourse Indebtedness. The Parent shall not permit the ratio of (i) Secured Indebtedness of the Borrower or the Guarantors which is not Nonrecourse Indebtedness to (ii) Gross Asset Value, to exceed 0.25 to 1.00 at any time.

(k) Ratio of EBITDA to Indebtedness. The Parent shall not permit the ratio of (i) EBITDA of the Parent and its Subsidiaries determined on a consolidated basis for the period of four consecutive fiscal quarters most recently ending to (ii) all Indebtedness of the Parent, its Subsidiaries and Unconsolidated Affiliates determined on a consolidated basis at the end of such period, to be less than 0.130 to 1 for any such period. For purposes of determining this ratio, if at any time Indebtedness with respect to a Property which has been acquired during the past four quarters is required to be included in the ratio, the amount of EBITDA attributable to such Property and to be included in the ratio shall be determined as follows: (x) if the Property was acquired more than 30 days prior to the date of determination of the ratio, the EBITDA for the Property since the date such

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Property was acquired by the Parent, the Borrower, any other Subsidiary or an Unconsolidated Affiliate, as the case may be, shall be appropriately annualized and (y) otherwise, the amount of EBITDA for such Property shall be the actual EBITDA attributable to the Property during the last four consecutive fiscal quarters most recently ended. Any certification by the Parent or the Borrower of EBITDA included under the immediately preceding clause (y), shall be limited to their knowledge.

For purposes of determining compliance with immediately preceding subsections (h), (i) and (k), the Indebtedness of the Parent shall include the greater of the Parent’s Recourse Share or Ownership Share of the Indebtedness of the Parent’s Unconsolidated Affiliates.

Section 8.2. Restricted Payments.

The Parent and the Borrower will not declare or make, or permit any other Subsidiary to declare or make, any Restricted Payment; provided, however, that:

(a) the Parent may acquire limited partnership interests in the Borrower in exchange for cash or common stock of the Parent;

(b) the Parent may declare or make cash distributions to its shareholders during any period of four consecutive fiscal quarters in an aggregate amount not to exceed the greater of (i) 95.0% of Funds From Operations of the Parent for such period or (ii) the amount for the Parent to remain in compliance with Section 7.13.;

(c) the Parent may make cash distributions to its shareholders to the extent necessary to avoid any liability for taxes imposed under Sections 857(b)(1), 857(b)(3) and 4981 of the Internal Revenue Code;

(d) the Parent may make cash payments to repurchase outstanding Equity Interests of the Parent;

(e) the Parent may cause the Borrower (directly or indirectly through any intermediate Subsidiaries) to make distributions to the Parent and to the limited partners of the Borrower, and the Parent may cause other Subsidiaries of the Parent to make distributions to the Parent and to other holders of Equity Interests in such Subsidiaries, in each case, so long as immediately after giving effect to any such distribution no Default or Event of Default would exist; and

(f) subject to the following sentence, if a Default or Event of Default shall have occurred and be continuing, the Parent may only declare or make cash distributions to its shareholders during any fiscal year in an aggregate amount not to exceed the minimum amount necessary for the Parent to remain in compliance with Section 7.13., and in connection therewith, the Parent may cause its Subsidiaries (directly or indirectly through any intermediate Subsidiaries) to make distributions to the Parent, to its other Subsidiaries and, solely to the extent required to do pursuant to the organization documents of a Subsidiary, other holders of Equity Interests in such Subsidiary.

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Notwithstanding the foregoing, if a Default or Event of Default specified in Section 9.1.(a), Section 9.1.(e) or Section 9.1.(f) shall have occurred and be continuing, or if as a result of the occurrence of any other Event of Default the Obligations have been accelerated pursuant to Section 9.2.(a), the Parent and the Borrower shall not, and shall not permit any other Subsidiary to, make any Restricted Payments to any Person whatsoever other than to the Borrower or any Subsidiary.

Section 8.3. Liens; Negative Pledges.

(a) The Parent and the Borrower shall not, and shall not permit any Subsidiary or other Loan Party to, create, assume, or incur any Lien (other than Permitted Liens) upon any of its properties, assets, income or profits of any character whether now owned or hereafter acquired if immediately prior to the creation, assumption or incurring of such Lien, or immediately thereafter, a Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 8.1.

(b) The Parent and the Borrower shall not, and shall not permit any Subsidiary or other Loan Party to, enter into, assume or otherwise be bound by any Negative Pledge of assets owned by such Person except for a Negative Pledge contained in any agreement (i) evidencing Debt and secured by a Lien, in each case, which the Parent, the Borrower or such Subsidiary may create, incur, assume, or permit or suffer to exist without causing a Default or Event of Default to exist and (ii) which prohibits the creation of any other Lien on only the property securing such Debt as of the date such agreement was entered into.

Section 8.4. Restrictions on Intercompany Transfers.

The Borrower shall not create or otherwise cause or suffer to exist or become effective, or permit any Subsidiary (other than an Excluded Subsidiary) to create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction of any kind on the ability of such Subsidiary to: (i) pay dividends or make any other distribution on any of such Subsidiary’s capital stock or other equity interests owned by the Borrower or such Subsidiary of the Borrower; (ii) pay any Indebtedness owed to the Borrower or any Subsidiary; (iii) make loans or advances to the Borrower or any Subsidiary; or (iv) transfer any of its property or assets to the Borrower or any Subsidiary; provided, however that the Borrower or any such Subsidiary may have provision for preferred, priority or guaranteed payments to a joint venture partner of such Subsidiary.

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Section 8.5. Mergers, Acquisitions and Sales of Assets.

The Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary of the Parent or the Borrower to: (a) engage in any transaction of merger or consolidation; (b) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); (c) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of or other Equity Interests in any of its Subsidiaries, whether now owned or hereafter acquired or (d) acquire a Substantial Amount of the assets of, or make an Investment of a Substantial Amount in, any other Person; unless, (i) immediately prior thereto, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence; (ii) in the case of a consolidation or merger involving the Parent or the Borrower, the Parent or the Borrower, as the case may be, shall be the survivor thereof and, (iii) in the case of the acquisition, Investment or sale of a Substantial Amount of assets, the Parent shall have given the Agent and the Lenders at least 30 days prior written notice of such, acquisition, Investment or sale, such notice to be accompanied by a Compliance Certificate, calculated on a pro forma basis, evidencing the continued compliance by the Borrower and the Parent with the terms and conditions of this Agreement and the other Loan Documents, including without limitation, the financial covenants contained in Section 8.1., after giving effect to such acquisition, Investment or sale.

Section 8.6. Fiscal Year.

The Parent shall not change its fiscal year from that in effect as of the Agreement Date.

Section 8.7. Modifications of Organizational Documents and Material Contracts.

The Parent shall not amend, supplement, restate or otherwise modify the Trust Agreement, and the Borrower shall not amend, supplement, restate or otherwise modify the Partnership Agreement, in each case in any respect, without the prior written consent of the Agent and the Requisite Lenders unless such amendment, supplement, restatement or other modification could not reasonably be expected to have in a Material Adverse Effect. The Borrower and the Parent shall not enter into, and shall not permit any Subsidiary or other Loan Party to enter into, any amendment or modification to any Material Contract that could reasonably be expected to have a Material Adverse Effect.

Section 8.8. Transactions with Affiliates.

The Borrower and the Parent shall not permit to exist or enter into, and will not permit any of its Subsidiaries to permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate, except (a) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of the Borrower, the Parent or any Subsidiary and

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upon fair and reasonable terms which are no less favorable to the Borrower, the Parent or such Subsidiary than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate, (b) transactions between or among the Parent, the Borrower and it Subsidiaries and (c) the transactions described on Schedule 8.1.(a).

Section 8.9. ERISA Exemptions.

The Borrower and the Parent shall not permit, and shall not permit any other Loan Party or any other Subsidiary to permit, any of its respective assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder.

ARTICLE IX. DEFAULT

Section 9.1. Events of Default.

Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:

(a) Default in Payment. The Borrower shall fail to pay when due under this Agreement or any other Loan Document (whether upon demand, at maturity, by reason of acceleration or otherwise) the principal of, or any interest on, any of the Loans, or shall fail to pay any of the other payment Obligations owing by the Borrower under this Agreement or any other Loan Document, or any other Loan Party shall fail to pay when due any payment obligation owing by such Loan Party under any Loan Document to which it is a party and any such failure shall continue for a period of five (5) calendar days thereafter.

(b) Default in Performance.

(i) The Borrower or the Parent shall fail to perform or observe any term, covenant, condition or agreement on its part to be performed or observed and contained in Sections 7.1.(o) or Article VIII.; or

(ii) The Borrower, the Parent or any other Loan Party shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section and such failure shall continue for a period of 30 days after the earlier of (x) the date upon which the Borrower obtains knowledge of such failure or (y) the date upon which the Parent or the Borrower has received written notice of such failure from the Agent; provided, however, that if any such failure referred to in this clause (ii) is reasonably capable of being cured but not within such 30-day period and the Borrower has in good faith commenced to cure such failure prior to the expiration of such 30-day period and continues to diligently prosecute such cure, no Event of Default shall be deemed to have occurred unless such failure has not been cured within 30 calendar days after the last day of such initial 30-day period;

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(c) Misrepresentations. Any written statement, representation or warranty made or deemed made by or on behalf of the Borrower, the Parent or any other Loan Party under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement (other than forward looking statements) at any time furnished by, or at the direction of, the Borrower, the Parent or any other Loan Party to the Agent, any Lender or the Swingline Lender, shall at any time prove to have been incorrect or misleading in any material respect when furnished or made.

(d) Indebtedness Cross-Default.

(i) The Parent, the Borrower, any other Loan Party, any other Subsidiary shall fail to pay when due and payable the principal of, or interest on, any Indebtedness (other than the Loans) having an aggregate outstanding principal amount of $10,000,000 or more (or $80,000,000 or more in the case of Nonrecourse Indebtedness), and in any such case such failure shall continue beyond any applicable notice and cure periods; or

(ii) The maturity of any such Indebtedness shall have (x) been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Indebtedness or (y) been required to be prepaid or repurchased prior to the stated maturity thereof.

(e) Voluntary Bankruptcy Proceeding. The Borrower, the Parent or any Material Subsidiary shall: (i) commence a voluntary case under the Bankruptcy Code of 1978, as amended or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any Applicable Law; or (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing.

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(f) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Borrower, the Parent or any Material Subsidiary in any court of competent jurisdiction seeking: (i) relief under the Bankruptcy Code of 1978, as amended or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and in the case of either clause (i) or (ii) such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered.

(g) Revocation of Loan Documents. The Borrower, the Parent or any other Loan Party shall disavow, revoke or terminate in writing any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of any Loan Document.

(h) Judgment. A judgment or order for the payment of money shall be entered against the Borrower, the Parent or any other Loan Party, by any court or other tribunal and (i) such judgment or order shall continue for a period of 30 days without being paid, bonded over, stayed or dismissed through appropriate appellate proceedings (provided however, that if a bond has been issued in favor of the claimant or other Person obtaining such judgment or order, the issuer of such bond shall have executed an agreement in form and substance satisfactory to the Agent pursuant to which the issuer of such bond waives any Lien it may have on the assets of any Loan Party), and (ii) either (A) the amount for which the insurer has denied liability exceeds, individually or together with all other such judgments or orders entered against the Borrower, the Parent and the other Loan Parties, $10,000,000 (or $80,000,000 or more if the judgment or order for the payment of money directly relates to Nonrecourse Indebtedness and is itself nonrecourse) in amount or (B) could reasonably be expected to have a Material Adverse Effect.

(i) Attachment. A warrant, writ of attachment, execution or similar process shall be issued against any property of the Borrower, the Parent or any other Loan Party, which exceeds, individually or together with all other such warrants, writs, executions and processes, $10,000,000 (or $80,000,000 or more if the warrant, writ of attachment, execution or similar process directly relates to Nonrecourse Indebtedness and is itself nonrecourse) in amount and such warrant, writ, execution or process shall not be paid, discharged, vacated, stayed or bonded for a period of 30 days; provided however, that if a bond has been issued in favor of the claimant or other Person obtaining such warrant, writ of attachment, execution or process, the issuer of such bond shall have executed an agreement in form and substance satisfactory to the Agent pursuant to which the issuer of such bond waives any Lien it may have on the assets of any Loan Party.

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(j) ERISA.

(i) Any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay under Title IV of ERISA and such failure shall continue for a period of 30 days; or

(ii) Notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing, the liability resulting therefrom shall exceed $1,000,000 and either (A) such notice shall not have been revoked or rescinded after 30 days from the filing thereof or (B) such Material Plan shall be terminated; or

(iii) The PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan, the liability resulting therefrom shall exceed $1,000,000 and either (A) such proceedings shall not have been dismissed or terminated after 30 days from the filing thereof or (B) such Material Plan shall be terminated or such liability shall be imposed; or

(iv) A condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated, the liability resulting therefrom shall exceed $1,000,000 and such condition shall exist for a period of 30 days; or

(v) There shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur an obligation to pay on a current annual basis during the term of this Agreement an amount in excess of $1,000,000.

(k) Loan Documents. An Event of Default (as defined therein) shall occur under any of the other Loan Documents;

(l) Change of Control/Change in Management.

(i) (A) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 20% of the total voting power of the then outstanding voting shares of the Parent other than such

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Persons who are, as of the Agreement Date, current officers or trustees of the Parent, including officers and trustees elected pursuant to the Crown Merger Agreement, or Affiliates of current officers or trustees of the Parent or (B) during any period of 12 consecutive months ending after the Agreement Date, individuals who at the beginning of any such 12-month period constituted the Board of Trustees of the Parent (together with any new trustees whose election by such Board or whose nomination for election by the shareholders of the Parent was approved by a vote of a majority of the trustees then still in office who were either trustees at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Trustees of the Parent then in office;

(ii) If three or more of the following four individuals shall cease for any reason (other than death, disability or resignation) to be principally involved in the senior management of the Parent: Ronald Rubin, George Rubin, Jonathan B. Weller and Edward Glickman (each a “Principal Officer”);

(iii) If three or more of the Principal Officers shall die, become disabled or resign and the Parent shall have failed to replace the resulting vacancies in senior management with individuals reasonably acceptable to the Agent and the Requisite Lenders and such failure shall continue for a period in excess of 120 days; or

(iv) The Parent or a Wholly Owned Subsidiary of the Parent that is a Guarantor shall cease (A) to be the sole general partner of the Borrower or (B) to own and control, directly or indirectly, at least 70.0% of all partnership interests of the Borrower.

(m) Strike; Casualty. Any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than 30 consecutive days beyond the coverage period of any applicable business interruption insurance, the cessation or substantial curtailment of revenue producing activities of the Borrower or its Subsidiaries taken as a whole and only if any such event or circumstance could reasonably be expected to have a Material Adverse Effect.

Section 9.2. Remedies Upon Event of Default.

Upon the occurrence of an Event of Default the following provisions shall apply:

(a) Acceleration; Termination of Facilities.

(i) Automatic. Upon the occurrence of an Event of Default specified in Sections 9.1.(e) or 9.1.(f), (A)(1) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding (2) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of the

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Event of Default and (3) all of the other Obligations of the Borrower, including, but not limited to, the other amounts owed to the Lenders, the Swingline Lender and the Agent under this Agreement, the Notes or any of the other Loan Documents, shall become immediately and automatically due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower and (B) the Commitments and the obligation of the Lenders to make Revolving Loans hereunder, the Swingline Commitment and the obligation of the Swingline Lender to make Swingline Loans hereunder, and the obligation of the Agent to issue Letters of Credit hereunder shall immediately and automatically terminate.

(ii) Optional. If any other Event of Default shall have occurred and be continuing, the Agent may, and at the direction of the Requisite Lenders shall: (A) declare (1) the principal of, and accrued interest on, the Loans (excluding Swingline Loans) and the Notes (excluding Swingline Notes) at the time outstanding, (2) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of the Event of Default and (3) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Agent under this Agreement, such Notes or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower and (B) terminate the Commitments and the obligation of the Lenders to make Revolving Loans hereunder and the obligation of the Agent to issue Letters of Credit hereunder. If the Agent has exercised any of the rights provided under the preceding sentence, the Swingline Lender shall: (I) declare the principal of, and accrued interest on, the Swingline Loans and the Swingline Notes at the time outstanding, and all of the other Obligations owing to the Swingline Lender, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower and (II) terminate the Swingline Commitment and the obligation of the Swingline Lender to make Swingline Loans.

(b) Loan Documents. The Requisite Lenders may direct the Agent to, and the Agent if so directed shall, exercise any and all of its rights and remedies under or in respect of any and all of the other Loan Documents.

(c) Applicable Law. The Requisite Lenders may direct the Agent to, and the Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.

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Section 9.3. Termination of Commitments Upon Certain Defaults.

Upon the occurrence of a Default specified in Sections 9.1.(e) or 9.1.(f), the Commitments shall immediately and automatically terminate.

Section 9.4. Marshaling; Payments Set Aside.

Neither the Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to the Agent and/or any Lender, or the Agent and/or any Lender enforce their security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 9.5. Allocation of Proceeds.

If an Event of Default shall have occurred and be continuing and maturity of any of the Obligations has been accelerated, all payments received by the Agent under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower or any other Loan Party hereunder or thereunder, shall be applied in the following order and priority:

(a) amounts due to the Agent and the Lenders in respect of Fees and other fees and expenses due under Section 11.2.;

(b) payments of interest on the Loans, to be applied for the ratable benefit of the Lenders, in such order as the Lenders may determine in their sole discretion;

(c) payments of principal of the Loans, to be applied for the ratable benefit of the Lenders, in such order as the Lenders may determine in their sole discretion;

(d) amounts due to the Agent and the Lenders pursuant to Sections 10.7. and 11.9.;

(e) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders; and

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(f) any amount remaining after application as provided above, shall be paid to the Borrower or whomever else may be legally entitled thereto.

Section 9.6. Letter of Credit Collateral Account.

(a) As collateral security for the prompt payment in full when due of all Letter of Credit Liabilities, the Borrower hereby pledges and grants to the Agent, for the benefit of the Agent and the Lenders as provided herein, a security interest in all of its right, title and interest in and to the Letter of Credit Collateral Account and the balances from time to time in the Letter of Credit Collateral Account (including the investments and reinvestments therein provided for below). The balances from time to time in the Letter of Credit Collateral Account shall not constitute payment of any Letter of Credit Liabilities until applied by the Agent as provided herein. Anything in this Agreement to the contrary notwithstanding, funds held in the Letter of Credit Collateral Account shall be subject to withdrawal only as provided in this Section and in Section 2.12.

(b) So long as no Event of Default shall exist, amounts on deposit in the Letter of Credit Collateral Account shall be invested and reinvested by the Agent in such Cash Equivalents as determined by the Borrower with the approval of the Agent. If an Event of Default shall exist, amounts on deposit in the Letter of Credit Collateral Account shall be invested and reinvested by the Agent in such Cash Equivalents as the Agent shall determine in its sole discretion. All such investments and reinvestments shall be held in the name of and be under the sole dominion and control of the Agent, provided, that all earnings on such investments will be credited to and retained in the Letter of Credit Collateral Account. The Agent shall exercise reasonable care in the custody and preservation of any funds held in the Letter of Credit Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords other funds deposited with the Agent, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Letter of Credit Collateral Account.

(c) If an Event of Default shall have occurred and be continuing, the Agent may (and, if instructed by the Requisite Lenders, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such investments and reinvestments and credit the proceeds thereof to the Letter of Credit Collateral Account and apply or cause to be applied such proceeds and any other balances in the Letter of Credit Collateral Account to the payment of any of the Letter of Credit Liabilities due and payable.

(d) If no Default or Event of Default has occurred and is continuing, the Agent shall, from time to time, at the request of the Borrower, deliver to the Borrower, against receipt but without any recourse, warranty or representation whatsoever, such of the balances in the Letter of Credit Collateral Account as exceed the aggregate amount of Letter of Credit Liabilities at such time. When all of the Obligations shall have been indefeasibly paid in full and no Letters of Credit remain outstanding, the Agent shall deliver to the Borrower, against receipt but without any recourse, warranty or representation whatsoever, the balances remaining in the Letter of Credit Collateral Account.

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(e) The Borrower shall pay to the Agent from time to time such fees as the Agent normally charges for similar services in connection with the Agent’s administration of the Letter of Credit Collateral Account and investments and reinvestments of funds therein.

Section 9.7. Performance by Agent.

If the Borrower shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Agent may perform or attempt to perform such covenant, duty or agreement on behalf of the Borrower after the expiration of any cure or grace periods set forth herein. In such event, the Borrower shall, at the request of the Agent, promptly pay any amount reasonably expended by the Agent in such performance or attempted performance to the Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, neither the Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of the Borrower under this Agreement or any other Loan Document.

Section 9.8. Rescission of Acceleration by Requisite Lenders.

If at any time after acceleration of the maturity of the Loans and the other Obligations, the Borrower shall pay all arrears of interest and all payments on account of principal of the Obligations which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by Applicable Law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Defaults (other than nonpayment of principal of and accrued interest on the Obligations due and payable solely by virtue of acceleration) shall become remedied or waived to the satisfaction of the Requisite Lenders, then by written notice to the Borrower, the Requisite Lenders may elect, in the sole discretion of such Requisite Lenders, to rescind and annul the acceleration and its consequences. The provisions of the preceding sentence are intended merely to bind all of the Lenders to a decision which may be made at the election of the Requisite Lenders, and are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are satisfied.

Section 9.9. Rights Cumulative.

The rights and remedies of the Agent and the Lenders under this Agreement and each of the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law. In exercising their respective rights and remedies, the Agent and the Lenders may be selective and no failure or delay by the Agent or any of the Lenders in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

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ARTICLE X. THE AGENT

Section 10.1. Appointment and Authorization.

Each Lender hereby irrevocably appoints and authorizes the Agent to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs the Agent to enter into the Loan Documents for the benefit of the Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Nothing herein shall be construed to deem the Agent a trustee or fiduciary for any Lender or to impose on the Agent duties or obligations other than those expressly provided for herein. Without limiting the generality of the foregoing, the use of the terms “Agent”, “Agent”, “agent” and similar terms in the Loan Documents with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Agent will also furnish to any Lender, upon the request of such Lender, a copy (or, where appropriate, an original) of any document, instrument, agreement, certificate or notice furnished to the Agent by the Borrower, the Parent, any Loan Party or any other Affiliate of the Borrower, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of any of the Obligations), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law. Not in limitation of the foregoing, the Agent shall exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders have directed the Agent otherwise. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Requisite Lenders, or where applicable, all the Lenders.

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Section 10.2. Agent’s Reliance, Etc.

Notwithstanding any other provisions of this Agreement or any other Loan Documents, neither the Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct in connection with its duties expressly set forth herein or therein. Without limiting the generality of the foregoing, the Agent: may consult with legal counsel (including its own counsel or counsel for the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. Neither the Agent nor any of its directors, officers, agents, employees or counsel: (a) makes any warranty or representation to any Lender or any other Person and shall be responsible to any Lender or any other Person for any statement, warranty or representation made or deemed made by the Borrower, the Parent, any other Loan Party or any other Person in or in connection with this Agreement or any other Loan Document; (b) shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrower, the Parent or other Persons or inspect the property, books or records of the Borrower, the Parent or any other Person; (c) shall be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any collateral covered thereby or the perfection or priority of any Lien in favor of the Agent on behalf of the Lenders in any such collateral; (d) shall have any liability in respect of any recitals, statements, certifications, representations or warranties contained in any of the Loan Documents or any other document, instrument, agreement, certificate or statement delivered in connection therewith; and (e) shall incur any liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telecopy or electronic mail) believed by it to be genuine and signed, sent or given by the proper party or parties. The Agent may execute any of its duties under the Loan Documents by or through agents, employees or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

Section 10.3. Notice of Defaults.

The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default”. If any Lender

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(excluding the Lender which is also serving as the Agent) becomes aware of any Default or Event of Default, it shall promptly send to the Agent such a “notice of default”. Further, if the Agent receives such a “notice of default,” the Agent shall give prompt notice thereof to the Lenders.

Section 10.4. Wells Fargo as Lender.

Wells Fargo, as a Lender, shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not the Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Wells Fargo in each case in its individual capacity. Wells Fargo and its affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with the Borrower, the Parent any other Loan Party or any other affiliate thereof as if it were any other bank and without any duty to account therefor to the other Lenders. Further, the Agent and any affiliate may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the other Lenders. The Lenders acknowledge that, pursuant to such activities, Wells Fargo or its affiliates may receive information regarding the Borrower, the Parent, other Loan Parties, other Subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Agent shall be under no obligation to provide such information to them.

Section 10.5. Approvals of Lenders.

All communications from the Agent to any Lender requesting such Lender’s determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to the Agent by the Borrower in respect of the matter or issue to be resolved, and (d) shall include the Agent’s recommended course of action or determination in respect thereof. Unless a Lender shall give written notice to the Agent that it specifically objects to the recommendation or determination of the Agent (together with a reasonable written explanation of the reasons behind such objection) within 10 Business Days (or such lesser or greater period as may be specifically required under the express terms of the Loan Documents) of receipt of such communication, such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination.

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Section 10.6. Lender Credit Decision, Etc.

Each Lender expressly acknowledges and agrees that neither the Agent nor any of its officers, directors, employees, agents, counsel, attorneys-in-fact or other affiliates has made any representations or warranties to such Lender and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower, the Parent, any other Loan Party or any other Subsidiary or Affiliate, shall be deemed to constitute any such representation or warranty by the Agent to any Lender. Each Lender acknowledges that it has, independently and without reliance upon the Agent, any other Lender or counsel to the Agent, or any of their respective officers, directors, employees, agents or counsel, and based on the financial statements of the Parent, the Borrower, the other Loan Parties, the other Subsidiaries and other Affiliates, and inquiries of such Persons, its independent due diligence of the business and affairs of the Parent, the Borrower, the other Loan Parties, the other Subsidiaries and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, any other Lender or counsel to the Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by the Parent, the Borrower or any other Loan Party of the Loan Documents or any other document referred to or provided for therein or to inspect the properties or books of, or make any other investigation of, the Parent, the Borrower, any other Loan Party or any other Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent under this Agreement or any of the other Loan Documents, the Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Parent, the Borrower, any other Loan Party or any other Affiliate thereof which may come into possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or other Affiliates. Each Lender acknowledges that the Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Agent and is not acting as counsel to such Lender.

Section 10.7. Indemnification of Agent.

Regardless of whether the transactions contemplated by this Agreement and the other Loan Documents are consummated, each Lender agrees to indemnify the Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender’s respective Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent (in its

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capacity as Agent but not as a “Lender”) in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Agent under the Loan Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment; provided, however, that no action taken in accordance with the directions of the Requisite Lenders (or all of the Lenders if expressly required hereunder) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) promptly upon demand for its ratable share of any out-of-pocket expenses (including the reasonable fees and expenses of the counsel to the Agent) incurred by the Agent in connection with the preparation, negotiation, execution, administration, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Agent to enforce the terms of the Loan Documents and/or collect any Obligations, any “lender liability” suit or claim brought against the Agent and/or the Lenders, and any claim or suit brought against the Agent and/or the Lenders arising under any Environmental Laws. Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Agent notwithstanding any claim or assertion that the Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Agent that the Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement. If the Borrower shall reimburse the Agent for any Indemnifiable Amount following payment by any Lender to the Agent in respect of such Indemnifiable Amount pursuant to this Section, the Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

Section 10.8. Successor Agent.

The Agent may resign at any time as Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent which appointment shall, provided no Default or Event of Default exists, be subject to the Borrower’s approval, which approval shall not be unreasonably withheld or delayed. If no successor Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within 30 days after the current Agent’s giving of notice of resignation, then the current Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be an Eligible Assignee. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall

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thereupon succeed to and become vested with all the rights, powers, privileges and duties of the current Agent, and the current Agent shall be discharged from its duties and obligations under the Loan Documents. After any Agent’s resignation hereunder as Agent, the provisions of this Article X. shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents. Notwithstanding anything contained herein to the contrary, the Agent may assign its rights and duties under the Loan Documents to any of its affiliates which is an Eligible Assignee by giving the Borrower and each Lender prior written notice.

Section 10.9. Titled Agents.

Each of the Sole Lead Arranger, Syndication Agents, Documentation Agents and Managing Agents (each a “Titled Agent”) in each such respective capacity, assumes no responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of any of the Loans, nor any duties as an agent hereunder for the Lenders. The titles given to the Titled Agents are solely honorific and imply no fiduciary responsibility on the part of the Titled Agents to the Agent, any Lender, the Borrower or any other Loan Party and the use of such titles does not impose on the Titled Agents any duties or obligations greater than those of any other Lender or entitle the Titled Agents to any rights other than those to which any other Lender is entitled.

ARTICLE XI. MISCELLANEOUS

Section 11.1. Notices.

Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered as follows:

If to the Borrower:

PREIT Associates, L.P.

200 South Broad Street

Philadelphia, PA 19102

Attention: Edward Glickman

Telephone: (215) 875-0700

Telecopy:   (215) 546-7311

With a copy of notices of Defaults, Events of Default or notices pursuant to Article IX. to:

PREIT Associates, L.P.

200 South Broad Street

Philadelphia, PA 19102

Attention: Bruce Goldman

Telephone: (215) 875-0700

Telecopy:   (215) 546-7311

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and

Drinker Biddle & Reath LLP

One Logan Square

18th and Cherry Streets

Philadelphia, PA 19103

Attention: Howard A. Blum

Telephone: (215) 988-2700

Telecopy:   (215) 988-2757

If to the Agent or a Lender:

To the address or telecopy number, as applicable, of the Agent or such Lender, as the case may be, set forth on its signature page hereto or, in the case of a Lender, in the applicable Assignment and Acceptance Agreement.

or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section. All such notices and other communications shall be effective (i) if mailed, when received; (ii) if telecopied, upon mechanical confirmation of transmission if received on a Business Day prior to 5:00 p.m. local time at the point of destination and, if otherwise, on the next succeeding Business Day; or (iii) if hand delivered, when delivered. Notwithstanding the immediately preceding sentence, all notices or communications to the Agent, any Lender or the Swingline Lender under Article II. shall be effective only when actually received. Any notice to the Borrower received by any individual designated by the Borrower to receive such notice shall be effective notwithstanding the fact that any other individual designated by the Borrower to receive a copy of such notice did not receive such copy. The Agent, each Lender and the Swingline Lender shall not incur any liability to the Borrower (nor shall the Agent or the Swingline Lender incur any liability to the Lenders) for acting upon any telephonic notice referred to in this Agreement which the Agent, such Lender or the Swingline Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith hereunder. In addition to the Agent’s Lending Office, the Borrower shall send copies of the notices described in Article II. to the following address of the Agent:

Wells Fargo Bank, National Association

Disbursement and Operations Center

2120 East Park Place, Suite 100

El Segundo, California 90245

Attention: Disbursement Administrator, Puree Rhein

Telecopy Number:   (310) 615-1016

Telephone Number: (310) 335-9473

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Section 11.2. Expenses.

The Borrower agrees (a) to pay or reimburse the Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents, and the consummation of the transactions contemplated thereby, including the reasonable fees and disbursements of counsel to the Agent, (b) to pay or reimburse the Agent and, after the occurrence and during the continuance of an Event of Default, the Lenders, for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents, including the reasonable fees and disbursements of their respective counsel (including the allocated fees and expenses of in-house counsel) and any payments in indemnification or otherwise payable by the Lenders to the Agent pursuant to the Loan Documents, (c) to pay, indemnify and hold the Agent and the Lenders harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document and (d) to the extent not already covered by any of the preceding subsections, to pay the fees and disbursements of counsel to the Agent and any Lender incurred in connection with the representation of the Agent or such Lender in any matter relating to or arising out of any bankruptcy or other proceeding of the type described in Sections 9.1.(e) or 9.1.(f), including, without limitation (i) any motion for relief from any stay or similar order, (ii) the negotiation, preparation, execution and delivery of any document relating to the Obligations and (iii) the negotiation and preparation of any debtor-in-possession financing or any plan of reorganization of the Parent, the Borrower or any other Loan Party, whether proposed by the Parent, the Borrower, such Loan Party, the Lenders or any other Person, and whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding.

Section 11.3. Setoff.

Subject to Section 3.3. and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Agent, each Lender and each Participant is hereby authorized by the Borrower, at any time or from time to time while an Event of Default exists, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender or a Participant subject to receipt of the prior written consent of the Agent exercised in its sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Agent, such Lender or any affiliate of the Agent or such Lender, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 9.2., and although such obligations shall be contingent or unmatured. Promptly following any such set-off the Agent shall notify the Borrower thereof and of the application of such set-off, provided that the failure to give such notice shall not invalidate such set-off.

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Section 11.4. Litigation; Jurisdiction; Other Matters; Waivers.

(a) EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG THE BORROWER, THE PARENT, THE AGENT, THE SWINGLINE LENDER OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE SWINGLINE LENDER, THE AGENT, THE PARENT AND THE BORROWER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE BORROWER, THE AGENT, THE SWINGLINE LENDER OR ANY OF THE LENDERS OF ANY KIND OR NATURE.

(b) EACH OF THE BORROWER, THE PARENT, THE AGENT, THE SWINGLINE LENDER AND EACH LENDER HEREBY AGREES THAT THE FEDERAL DISTRICT COURT OF THE EASTERN DISTRICT OF PENNSYLVANIA OR, AT THE OPTION OF THE AGENT, ANY STATE COURT LOCATED IN PHILADELPHIA COUNTY, PENNSYLVANIA, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE BORROWER, THE PARENT, THE AGENT, THE SWINGLINE LENDER OR ANY OF THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE LOANS AND LETTERS OF CREDIT, OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. THE BORROWER AND EACH OF THE LENDERS EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS.

(c) EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME.

(d) THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE AGENT OR ANY LENDER OR THE ENFORCEMENT BY THE AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

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(e) THE FOREGOING WAIVERS HAVE BEEN MADE WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT.

Section 11.5. Successors and Assigns.

(a) Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of is rights under this Agreement without the prior written consent of all the Lenders (and any such assignment or transfer to which all of the Lenders have not consented shall be void).

(b) Participations. Any Lender may at any time grant to an affiliate of such Lender, or one or more banks or other financial institutions (each a “Participant” ) participating interests in its Commitment or the Obligations owing to such Lender. Except as otherwise provided in Section 3.3., no Participant shall have any rights or benefits under this Agreement or any other Loan Document. In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided, however, such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase such Lender’s Commitment (unless such increase will not result in a increase in the Participant’s share), (ii) extend the date fixed for the payment of principal on the Loans or portions thereof owing to such Lender, or (iii) reduce the rate at which interest is payable thereon. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b). The selling Lender shall promptly notify the Agent and the Borrower of the sale of any participation hereunder and the terms thereof.

(c) Assignments. Any Lender may with the prior written consent of the Agent and the Borrower (which consent in each case, shall not be unreasonably withheld) at any time assign to one or more Eligible Assignee (each an “Assignee”) all or a portion of its rights and obligations under this Agreement and the Notes; provided, however, (i) no such consent by the Borrower shall be required (x) if a Default or Event of Default shall

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exist or (y) in the case of an assignment to another Lender, to an affiliate of the assigning Lender or to an affiliate of another Lender; (ii) any partial assignment shall be in an amount at least equal to $10,000,000 and after giving effect to such assignment the assigning Lender retains a Commitment, or if the Commitments have been terminated, holds Notes having an aggregate stated principal amount, of at least $10,000,000; (iii) so long as no Default or Event of Default exists, after giving effect to any such assignment by the Lender then acting as Agent, such Lender shall retain a Commitment (or if the Commitments have been terminated, hold Notes having an aggregate outstanding principal balance) greater than or equal to the Commitment of (or the principal balance of Notes held by) each other Lender (other than any Lender whose Commitment (or principal balance of its Note) has increased as a result of a merger or combination with another Lender); (iv) each such assignment shall be effected by means of an Assignment and Assumption Agreement and (v) such Lender must give the Agent at least 10 days prior written notice of any such assignment. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be deemed to be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such Assignment and Assumption Agreement, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that new Notes are issued to the Assignee and such transferor Lender, as appropriate. In connection with any such assignment, the transferor Lender shall pay to the Agent an administrative fee for processing such assignment in the amount of $3,500. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower, or any of its respective affiliates or Subsidiaries.

(d) Register. The Agent shall maintain a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of each Lender from time to time (the “Register”). The Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement and the other Loan Documents. The Register and copies of each Assignment and Acceptance Agreement shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice to the Agent. Upon its receipt of an Assignment and Acceptance Agreement executed by an assigning Lender, together with each Note subject to such assignment (a “Surrendered Note”), the Agent shall, if such Assignment and Acceptance Agreement has been completed and if the Agent receives the processing and recording fee described in subsection (c) above, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof, and return each Surrendered Note, to the Borrower.

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(e) Federal Reserve Bank Assignments. In addition to the assignments and participations permitted under the foregoing provisions of the Section, and without the need to comply with any of the formal or procedural requirements of this Section, any Lender may at any time and from time to time, pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from its obligations thereunder. To facilitate any such pledge or assignment, Agent shall, at the request of such Lender, enter into a letter agreement with the Federal Reserve Bank in, or substantially in, the form of the exhibit to Appendix C to the Federal Reserve Bank of New York Operating Circular No 10, as amended from time to time.

(f) Information to Assignee, Etc. A Lender may furnish any information concerning the Parent the Borrower, any Subsidiary or any other Loan Party in the possession of such Lender from time to time to Assignees and Participants (including prospective Assignees and Participants) subject to compliance with the applicable terms of Section 11.8.

(g) Assignments Requiring Registration. Each Lender agrees that, without the prior written consent of the Borrower and the Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or Revolving Note under the Securities Act or any other securities laws of the United States of America or of any other jurisdiction.

Section 11.6. Amendments and Waivers.

(a) Generally. Except as otherwise expressly provided in this Agreement, (i) any consent or approval required or permitted by this Agreement or in any Loan Document to be given by the Lenders may be given, (ii) any term of this Agreement or of any other Loan Document (other than any fee letter solely between the Borrower and the Agent) may be amended, (iii) the performance or observance by the Borrower or any other Loan Party of any terms of this Agreement or such other Loan Document (other than any fee letter solely between the Borrower and the Agent) may be waived, and (iv) the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (or the Agent at the written direction of the Requisite Lenders), and, in the case of an amendment to any Loan Document, the written consent of each Loan Party which is party thereto. Notwithstanding the previous sentence, the Agent, shall be authorized on behalf of all the Lenders, without the necessity of any notice to, or further consent from, any Lender, to waive the imposition of the late fees provided in Section 2.7., up to a maximum of 3 times per calendar year.

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(b) Unanimous Consent. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing, and signed by all of the Lenders (or the Agent at the written direction of the Lenders), do any of the following:

(i) increase the Commitments of the Lenders (excluding any increase as a result of an assignment of Commitments permitted under Section 11.5. or as a result of increases contemplated under Section 2.13.) or subject the Lenders to any additional obligations;

(ii) reduce the principal of, or interest rates that have accrued or that will be charged on the outstanding principal amount of, any Loans or other Obligations;

(iii) reduce the amount of any Fees payable to the Lenders hereunder;

(iv) modify the definition of the term “Termination Date” or postpone any date fixed for any payment of principal of, or interest on, any Loans or for the payment of Fees or any other Obligations, or extend the expiration date of any Letter of Credit beyond the Termination Date;

(v) change the Pro Rata Shares (excluding any change as a result of an assignment of Commitments permitted under Section 11.5. or an increase of Commitments effected pursuant to Section 2.13.;);

(vi) amend this Section or amend the definitions of the terms used in this Agreement or the other Loan Documents insofar as such definitions affect the substance of this Section;

(vii) modify the definition of the term “Requisite Lenders” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof;

(viii) release any Guarantor from its obligations under the Guaranty except as contemplated under Section 7.15.(c); or

(ix) waive a Default or Event of Default under Section 9.1.(a), except as contemplated by Section 9.8.

(c) Amendment of Agent’s Duties, Etc. No amendment, waiver or consent unless in writing and signed by the Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Agent under this Agreement or any of the other Loan Documents. Any amendment, waiver or consent relating to Section 2.3. or the obligations of the Swingline Lender under this Agreement or any other Loan Document shall, in addition to the Lenders required hereinabove to take such action, require the written consent of the Swingline Lender. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on

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the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Any Event of Default occurring hereunder shall continue to exist until such time as such Event of Default is waived in writing in accordance with the terms of this Section, notwithstanding any attempted cure or other action by the Borrower, the Parent, any other Loan Party or any other Person subsequent to the occurrence of such Event of Default. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

Section 11.7. Nonliability of Agent and Lenders.

The relationship between the Borrower, on the one hand, and the Lenders and the Agent, on the other hand, shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by the Agent or any Lender to any Lender, the Borrower, any Subsidiary or any other Loan Party. Neither the Agent nor any Lender undertakes any responsibility to the Parent or the Borrower to review or inform the Parent or the Borrower of any matter in connection with any phase of the business or operations of the Parent or the Borrower.

Section 11.8. Confidentiality.

Except as otherwise provided by Applicable Law, the Agent and each Lender shall utilize all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential or proprietary by the Parent or the Borrower in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices but in any event may make disclosure: (a) to any of their respective affiliates (provided any such affiliate shall agree to keep such information confidential in accordance with the terms of this Section); (b) as reasonably required by any bona fide Assignee, Participant or other transferee in connection with the contemplated transfer of any Commitment or participations therein as permitted hereunder (provided they shall agree to keep such information confidential in accordance with the terms of this Section); (c) as required by any Governmental Authority or representative thereof or pursuant to legal process; (d) to the independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information of the Agent or any Lender and shall agree to keep such information confidential in accordance with the terms of this Section); and (e) after the happening and during the continuance of an Event of Default, to any other Person, in connection with the exercise by the Agent or the Lenders of rights hereunder or under any of the other Loan Documents. The Agent and each Lender agrees to use any such non-public information solely in connection with the transactions contemplated by this Agreement and the other Loan Documents. Notwithstanding anything to the contrary set forth herein or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, the parties hereto acknowledge and

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agree that (i) any obligations of confidentiality contained herein and therein do not apply and have not applied from the commencement of discussions between the parties to the tax treatment and tax structure of the transactions contemplated by the Loan Documents (and any related transactions or arrangements), and (ii) each party (and each of its employees, representatives, or other agents) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by the Loan Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure, all within the meaning of Treasury Regulations Section 1.6011-4; provided, however, that each party recognizes that the privilege each has to maintain, in its sole discretion, the confidentiality of a communication relating to the transactions contemplated by the Loan Documents, including a confidential communication with its attorney or a confidential communication with a federally authorized tax practitioner under Section 7525 of the Internal Revenue Code, is not intended to be affected by the foregoing.

Section 11.9. Indemnification.

(a) The Borrower shall and hereby agrees to indemnify, defend and hold harmless the Agent, any affiliate of the Agent, and each of the Lenders and their respective directors, officers, shareholders, agents, employees and counsel (each referred to herein as an “Indemnified Party”) from and against any and all losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses of every kind and nature (including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith) incurred by an Indemnified Party in connection with, arising out of, or by reason of, any suit, cause of action, claim, arbitration, investigation or settlement, consent decree or other proceeding (the foregoing referred to herein as an “Indemnity Proceeding”) which is in any way related directly or indirectly to: (i) this Agreement or any other Loan Document or the transactions contemplated hereby or thereby; (ii) the making of any Loans or issuance of Letters of Credit hereunder; (iii) any actual or proposed use by the Borrower of the proceeds of the Loans or Letters of Credit; (iv) the Agent’s or any Lender’s entering into this Agreement; (v) the fact that the Agent and the Lenders have established the credit facility evidenced hereby in favor of the Borrower; (vi) the fact that the Agent and the Lenders are creditors of the Borrower and have or are alleged to have information regarding the financial condition, strategic plans or business operations of the Parent, the Borrower and the other Subsidiaries; (vii) the fact that the Agent and the Lenders are material creditors of the Borrower and are alleged to influence directly or indirectly the business decisions or affairs of the Parent, the Borrower and the other Subsidiaries or their financial condition; (viii) the exercise of any right or remedy the Agent or the Lenders may have under this Agreement or the other Loan Documents; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party for any acts or omissions of such Indemnified Party in connection with matters described in clause (i) and this clause (viii) to the extent found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful

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misconduct; or (ix) any violation or non-compliance by the Borrower or any Subsidiary of any Applicable Law (including any Environmental Law) including, but not limited to, any Indemnity Proceeding commenced by (A) the Internal Revenue Service or state taxing authority or (B) any Governmental Authority or other Person under any Environmental Law, including any Indemnity Proceeding commenced by a Governmental Authority or other Person seeking remedial or other action to cause the Borrower or its Subsidiaries (or its respective properties) (or the Agent and/or the Lenders as successors to the Borrower) to be in compliance with such Environmental Laws.

(b) The Borrower’s indemnification obligations under this Section shall apply to all Indemnity Proceedings arising out of, or related to, the foregoing whether or not an Indemnified Party is a named party in such Indemnity Proceeding. In this connection, this indemnification shall cover all costs and expenses of any Indemnified Party in connection with any deposition of any Indemnified Party or compliance with any subpoena (including any subpoena requesting the production of documents). This indemnification shall, among other things, apply to any Indemnity Proceeding commenced by other creditors of the Borrower or any Subsidiary, any shareholder of the Borrower or any Subsidiary (whether such shareholder(s) are prosecuting such Indemnity Proceeding in their individual capacity or derivatively on behalf of the Borrower), any account debtor of the Borrower or any Subsidiary or by any Governmental Authority. If and to the extent that the obligations of the Borrower hereunder are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law. The Borrower’s obligations hereunder are in addition to, and not in substitution of, any other obligation in respect of indemnification contained in this Agreement or any other Loan Document.

Section 11.10. Termination; Survival.

At such time as (a) all of the Commitments have been terminated, (b) none of the Lenders and the Swingline Lender are obligated any longer under this Agreement to make any Loans and the Agent is no longer obligated to issue Letters of Credit hereunder and (c) all Obligations (other than obligations which survive as provided in the following sentence) have been paid and satisfied in full, this Agreement shall terminate. Notwithstanding any termination of this Agreement, or of the other Loan Documents, the indemnities to which the Agent, the Swingline Lender and the Lenders are entitled under the provisions of Sections 10.7., 11.2. and 11.9. and any other provision of this Agreement and the other Loan Documents, and the waivers of jury trial and submission to jurisdictions contained in Section 11.4., shall continue in full force and effect and shall protect the Agent and the Lenders against events arising after such termination as well as before.

Section 11.11. Severability of Provisions.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.

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Section 11.12. GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH COMMONWEALTH.

Section 11.13. Counterparts.

This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

Section 11.14. Obligations with Respect to Loan Parties.

The obligations of the Borrower or the Parent to direct or prohibit the taking of certain actions by the other Loan Parties as specified herein shall be absolute and not subject to any defense the Borrower or the Parent may have that the Borrower or the Parent does not control such Loan Parties.

Section 11.15. Limitation of Liability.

Neither the Agent, the Swingline Lender, any Lender, nor any affiliate, officer, director, employee, attorney, or agent of the Agent, the Swingline Lender or any Lender shall have any liability with respect to, and the Borrower and the Parent each hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower or the Parent in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. The Borrower and the Parent each hereby waives, releases, and agrees not to sue the Agent, the Swingline Lender or any Lender or any of their respective affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or financed hereby. Notwithstanding anything in this Section to the contrary, no Defaulting Lender shall be entitled to claim any of the benefits of this Section.

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Section 11.16. Entire Agreement.

This Agreement and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.

Section 11.17. Construction.

The Borrower, the Parent, the Agent, the Swingline Lender and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Borrower, the Parent, the Agent, the Swingline Lender and each Lender.

Section 11.18. Time of the Essence.

Time is of the essence of each and every provision of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed by their authorized officers all as of the day and year first above written.

PREIT ASSOCIATES, L.P.

By:	Pennsylvania Real Estate Investment Trust, its general partner

	By:	/s/ Bruce Goldman
Name: Bruce Goldman
Title: Executive Vice President

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

By:	/s/ Bruce Goldman
Name: Bruce Goldman
Title: Executive Vice President

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[Signature Page to Credit Agreement dated as of

November 20, 2003 with PREIT Associates, L.P.]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent, Swingline Lender and as a Lender

By:	/s/ Charles J. Cooke Jr.
Name: Charles J. Cooke Jr.
Title: Vice President

Commitment: $86,500,000

Lending Office (all Types of Loans):

Wells Fargo Bank, National Association
Two Logan Square, Suite 1750
100-120 N. 18th Street
Philadelphia, PA 19103
Attention: Charles J. Cooke
Telecopier: (215) 561-3812
Telephone: (215) 640-3924

Address for Notices:

Wells Fargo Bank, National Association
Two Logan Square, Suite 1750
100-120 N. 18th Street
Philadelphia, PA 19103
Attention: Charles J. Cooke
Telecopier: (215) 561-3812
Telephone: (215) 640-3924

with a copy to:

Wells Fargo Bank, National Association
Real Estate Group
420 Montgomery Street, 6th Floor
San Francisco, California 94111
Attention: Chief Credit Officer
Telecopier: (415) 781-8324
Telephone: (415) 394-4078

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[Signature Page to Credit Agreement dated as of

November 20, 2003 with PREIT Associates, L.P.]

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Renee Lewis
Name: Renee Lewis
Title: Assistant Vice President

Commitment: $45,000,000

Lending Office (all Types of Loans) and Address for Notices:

U.S. Bank National Association
400 City Center –OS-WI-CCCl
Oshkosh, WI 54901
Telecopier: (920) 237-7993
Telephone: (920) 237-7657

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[Signature Page to Credit Agreement dated as of

November 20, 2003 with PREIT Associates, L.P.]

COMMERZBANK AG NEW YORK AND GRAND CAYMAN BRANCHES

By:	/s/ Ralph C. Marra
Name: Ralph C. Marra
Title: Vice President

By:	/s/ James Brett
Name: James Brett
Title: Assistant Treasurer

Commitment: $45,000,000

Lending Office (all Types of Loans) and Address for Notices:

Commerzbank AG, New York Branch
2 World Financial Center
New York, NY 10281-1050
Attn: Ralph C. Marra, Jr.
Telephone: (212) 266-7761
Telecopy: (212) 266-7565

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[Signature Page to Credit Agreement dated as of

November 20, 2003 with PREIT Associates, L.P.]

MANUFACTURERES & TRADERS TRUST COMPANY

By:	/s/ Todd Detwiler
Name: Todd Detwiler
Title: Assistant Vice President

Commitment: $45,000,000

Lending Office (all Types of Loans) and Address for Notices:

M&T Bank
1 Fountain Plaza
Buffalo, NY 14203
Attn: Tanseer Ahmad
Telephone: (716) 848-3739
Telecopy: (716) 848-7881

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[Signature Page to Credit Agreement dated as of

November 20, 2003 with PREIT Associates, L.P.]

BANK ONE, NA

By:	/s/ F. Patt Schiewitz
Name: F. Patt Schiewitz
Title: Managing Director

Commitment: $32,500,000

Lending Office (all Types of Loans) and Address for Notices:

Bank One, NA
1 Bank One Plaza
Suite IL-0010
Chicago, IL 60670
Attention: Yvonne E. Dixon
Telephone: (312) 385-7030
Telecopy: (312) 385-7101

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[Signature Page to Credit Agreement dated as of

November 20, 2003 with PREIT Associates, L.P.]

EUROHYPO AG, NEW YORK BRANCH

By:	/s/ James Mirman
Name: James Mirman
Title: Director

By:	/s/ Andrew Cherrick
Name: Andrew Cherrick
Title: Vice President

Commitment: $32,500,000

Lending Office (all Types of Loans) and Address for Notices:

Eurohypo AG, New York Branch
1114 Avenue of the Americas
29th Floor
New York, NY 10036
Attn: Stephen Bae
Telephone: (212) 479-5739
Telecopy: (212) 479-5803

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[Signature Page to Credit Agreement dated as of

November 20, 2003 with PREIT Associates, L.P.]

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Glenn W. Gallagher
Name: Glenn W. Gallagher
Title: Senior Vice President

Commitment: $32,500,000

Lending Office (all Types of Loans) and Address for Notices:

Wachovia Bank, National Association
123 South Broad Street
15th Floor, Mailcode: PA 1245
Philadelphia, PA 19109
Attn: Ms. Tag Brewer
Telephone: (215) 670-6608
Telecopy: (215) 670-6538

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[Signature Page to Credit Agreement dated as of

November 20, 2003 with PREIT Associates, L.P.]

FLEET NATIONAL BANK

By:	/s/ Matthew A. Anzideo
Name: Matthew A. Anzideo
Title: Vice President

Commitment: $30,000,000

Lending Office (all Types of Loans) and Address for Notices:

Fleet National Bank
750 Walnut Avenue
Crawford, NJ 07016
Attn: Ellen Genolson
Telephone: (908) 709-5350
Telecopy: (908) 709-6437

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[Signature Page to Credit Agreement dated as of

November 20, 2003 with PREIT Associates, L.P.]

UNION BANK OF CALIFORNIA

By:	/s/ Jennifer L. Pritchard
Name: Jennifer L. Pritchard
Title: Vice President

Commitment: $30,000,000

Lending Office (all Types of Loans) and Address for Notices:

Union Bank of California, N.A.
18300 Von Karman Avenue, 2nd Floor
Irvine, CA 92612
Attn: Cynthia Rafael
Telephone: (949) 553-7156
Telecopy: (949) 553-7123

Union Bank of California, N.A.
350 California Street, 7th Floor
San Francisco, CA 94104
Attn: Jennifer Pritchard
Telephone: (415) 705-5032
Telecopy: (415) 433-7438

[Signatures Continued on Next Page]

[Signature Page to Credit Agreement dated as of

November 20, 2003 with PREIT Associates, L.P.]

ALLIED IRISH BANK

By:	/s/ Kathryn Murdoch
Name: Kathryn Murdoch
Title: Vice President

Commitment: $19,000,000

Lending Office (all Types of Loans) and Address for Notices:

Allied Irish Bank – Corporate Operations
405 Park Avenue, 2nd Floor
New York, NY 10022
Attn: Kathryn Murdoch
Telecopier: (212) 339-8325
Telephone: (212) 515-6811

[Signatures Continued on Next Page]

[Signature Page to Credit Agreement dated as of

November 20, 2003 with PREIT Associates, L.P.]

CITIZENS BANK OF PENNSYLVANIA

By:	/s/ Kellie Anderson
	Name:	Kellie Anderson
	Title:	Vice President

Commitment: $19,000,000

Lending Office (all Types of Loans) and Address for Notices:

Citizens Bank of Pennsylvania

2001 Market Street

Philadelphia, PA 09103

Attn: Amy Martindell

Telephone: (267) 671-1170

Telecopy:   (215) 751-1542

[Signatures Continued on Next Page]

[Signature Page to Credit Agreement dated as of

November 20, 2003 with PREIT Associates, L.P.]

NATIONAL CITY BANK

By:	/s/ John J. Gaghan
	Name:	John J. Gaghan
	Title:	Vice President

Commitment: $19,000,000

Lending Office (all Types of Loans) and Address for Notices:

National City Bank

One South Broad Street

13th Floor

Philadelphia, PA 19107

Attn: Marie E. Pascale

Telephone: (267) 256-4042

Telecopy:   (267) 256-4001

[Signatures Continued on Next Page]

[Signature Page to Credit Agreement dated as of

November 20, 2003 with PREIT Associates, L.P.]

WILMINGTON TRUST OF PENNSYLVANIA

By:	/s/ Greg A. Hartin
	Name:	Greg A. Hartin
	Title:	Vice President

Commitment: $19,000,000

Lending Office (all Types of Loans) and Address for Notices:

Wilmington Trust of Pennsylvania

116 E. Court Street

Doylestown, PA 18901

Attn: Karen M. Cole

Telephone: (267) 880-7013

Telecopy:   (267) 880-7008

[Signatures Continued on Next Page]

[Signature Page to Credit Agreement dated as of

November 20, 2003 with PREIT Associates, L.P.]

BANK OF AMERICA, N.A.

By:	/s/ Margaret T. Everett
	Name:	Margaret T. Everett
	Title:	Senior Vice President

Commitment: $15,000,000

Lending Office (all Types of Loans) and Address for Notices: Bank of America 10 LIght Street, 18th Floor MD4-302-18-01 Baltimore, MD 21202-1435 Telephone: (410) 605-3659 Telecopier: (410) 605-8242

[Signatures Continued on Next Page]

[Signature Page to Credit Agreement dated as of

November 20, 2003 with PREIT Associates, L.P.]

CITICORP NORTH AMERICA, INC.

By:	/s/ Michael Chlopak
	Name:	Michael Chlopak
	Title:	Director and Vice President

Commitment: $15,000,000

Lending Office (all Types of Loans):

Citicorp North America, Inc.

2 Penns Way, Suite 100

New Castle, DE 19720

Attn: Hilda Zambrano

Telephone: (302) 894-8047

Telecopy:   (212) 994-0849

Address for Notices:

Citicorp North America, Inc.

390 Grennwich Street, 1st Floor

New York, NY 10013

Attn: Michael Chlopak

Telephone: (212) 723-5899

Telecopy:   (212) 723-8380

[Signatures Continued on Next Page]

[Signature Page to Credit Agreement dated as of

November 20, 2003 with PREIT Associates, L.P.]

FIRSTRUST BANK

By:	/s/ Bruce A. Gillespie
	Name:	Bruce A. Gillespie
	Title:	Vice President

Commitment: $15,000,000

Lending Office (all Types of Loans) and Address for Notices: Firstrust Bank 1931 Cottman Avenue Philadelphia, PA 19111 Attn: Cathy Tipson Telephone: (215) 728-8614 Telecopy: (215) 728-6105

ANNEX I

DEFINED TERMS

“Accession Agreement” means an Accession Agreement substantially in the form of Annex I to the Guaranty.

“Additional Costs” has the meaning given that term in Section 4.1.

“Adjusted EBITDA” means, for any Person and for any given period, (a) the EBITDA of such Person and its Subsidiaries determined on a consolidated basis for such period, plus (b) rent payments made during such period by such Person and its Subsidiaries in respect of ground leases minus (c) the Reserve for Replacements for all Properties owned by such Person and its Subsidiaries. Adjusted EBITDA shall be (i) increased by the greater of a Person’s Ownership Share or Recourse Share of rent payments made during such period by any Unconsolidated Affiliate of such Person in respect of ground leases and (ii) decreased by the greater of a Person’s Ownership Share or Recourse Share of the Reserve for Replacements for all Properties owned by Unconsolidated Affiliates of such Person.

“Adjusted NOI” means, for any Property and for a given period, the sum of the following (without duplication): (a) rents and other revenues received in the ordinary course from such Property (including proceeds of rent loss insurance but excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants’ obligations for rent) minus (b) all expenses paid or accrued related to the ownership, operation or maintenance of such Property, including but not limited to taxes, assessments and other similar charges, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Property, but specifically excluding general overhead expenses of the Borrower and the Parent) minus (c) the Reserve for Replacements for such Property as of the end of such period minus (d) the greater of (i) the actual property management fee paid during such period and (ii) an imputed management fee in the amount of three percent (3.0%) of the base rent revenues for such Property for such period.

“Affected Lender” has the meaning given that term in Section 4.6.

“Affiliate” means with respect to a given Person, any other Person (other than the Agent or any Lender): (a) directly or indirectly controlling, controlled by, or under common control with, such given Person; (b) directly or indirectly owning or holding five percent (5.0%) or more of any equity interest in such given Person; or (c) five percent (5.0%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by such given Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a

Person, whether through the ownership of voting securities or by contract or otherwise. The Affiliates of a Person shall include any officer or director (or other Persons holding similar positions) of such Person.

“Agent” means Wells Fargo Bank, National Association, as contractual representative for the Lenders under the terms of this Agreement and the other Loan Documents, and together with its successors and assigns.

“Agreement Date” means the date as of which this Agreement is dated.

“Applicable Law” means all applicable provisions of constitutions, statutes, rules, regulations and orders of all governmental bodies and all orders and decrees of all courts, tribunals and arbitrators.

“Applicable Margin” means the percentage rate set forth below corresponding to the ratio of Total Liabilities to Gross Asset Value as determined in accordance with Section 8.1.(b) in effect at such time:

Level	Ratio of Total Liabilities to Gross Asset Value	Applicable Margin
1	Less than or equal to 0.40 to 1.00	1.50%
2	Greater than 0.40 to 1.00 but less than or equal to 0.50 to 1.00	1.75%
3	Greater than 0.50 to 1.00 but less than or equal to 0.55 to 1.00	2.00%
4	Greater than 0.55 to 1.00 but less than or equal to 0.60 to 1.00	2.25%
5	Greater than 0.60 to 1.00	2.50%

The Applicable Margin shall be determined by the Agent from time to time, based on the ratio of Total Liabilities to Gross Asset Value as set forth in the Pricing Certificate most recently delivered by the Borrower pursuant to Section 7.1.(g). Any adjustment to the Applicable Margin shall be effective as of the date the quarterly financial statements are required to be delivered pursuant to Section 7.1.(a) or as of the date the annual financial statements are required to be delivered pursuant to Section 7.1.(b), as the case may be. Notwithstanding the foregoing, for the period from the Effective Date through but excluding the date on which the Agent first determines the Applicable Margin for Loans as set forth above, such Applicable Margin shall equal 2.25%. Thereafter, such Applicable Margin shall be adjusted from time to time as set forth above.

“Assignee” has the meaning given that term in Section 11.5.(c).

“Assignment and Acceptance Agreement” means an Assignment and Acceptance Agreement among a Lender, an Assignee and the Agent, substantially in the form of Exhibit A.

“Bankruptcy Event” means with respect to a Person, any of the events of the type described or referred to in Section 9.1.(e) or (f).

“Base Rate” means the greater of (a) the rate of interest per annum publicly announced from time to time by the Agent at its principal office in San Francisco, California as its “prime rate” (which rate of interest may not be the lowest rate charged by the Agent or any of the Lenders on similar loans) and (b) the Federal Funds Rate plus one-half of one percent (0.5%). Each change in the Base Rate shall become effective without prior notice to the Borrower or the Lenders automatically as of the opening of business on the date of such change in the Base Rate.

“Base Rate Loan” means a Revolving Loan bearing interest at a rate based on the Base Rate.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Benefit Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Benefit Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Borrower” has the meaning set forth in the introductory paragraph hereof and shall include the Borrower’s successors and permitted assigns.

“Business Day” means (a) any day other than a Saturday, Sunday or other day on which banks in Philadelphia, Pennsylvania or San Francisco, California are authorized or required to close and (b) with reference to a LIBOR Loan, any such day that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

“Capitalized Lease Obligation” means obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation determined in accordance with GAAP.

“Cash Equivalents” means: (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing, which has capital and unimpaired surplus in excess of $500,000,000 and which bank or its holding company has a short-term commercial paper rating of at least A-1 or the equivalent by S&P or at least P-1 or the equivalent by Moody’s; (c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s, in each case with maturities of not more than one year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, which have net assets of at least $500,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.

“Commitment” means, as to each Lender, such Lender’s obligation to make Revolving Loans pursuant to Section 2.1., to participate in Letters of Credit pursuant to Section 2.2.(i), and to participate in Swingline Loans pursuant to Section 2.3.(e), in an amount up to, but not exceeding the amount set forth for such Lender on its signature page hereto as such Lender’s “Commitment Amount” or as set forth in the applicable Assignment and Acceptance Agreement, as the same may be increased pursuant to Section 2.13., reduced from time to time pursuant to Section 2.15., or otherwise changed pursuant to the terms of this Agreement or as appropriate to reflect any assignments to or by such Lender effected in accordance with Section 11.5.

“Compliance Certificate” has the meaning given that term in Section 7.1.(c).

“Contingent Obligation” as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other payment obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto. Contingent Obligations shall include (i) any Guaranty of the Indebtedness of another (other than of such Person for liabilities arising from Nonrecourse Exceptions), (ii) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and (iii) any liability of such Person for the Indebtedness of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

“Continue”, “Continuation” and “Continued” each refers to the continuation of a LIBOR Loan from one Interest Period to another Interest Period pursuant to Section 2.9.

“Convert”, “Conversion” and “Converted” each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.10.

“Credit Event” means any of the following: (a) the making (or deemed making) of any Loan, (b) the Conversion of a Loan and (c) the issuance of a Letter of Credit.

“Credit Rating” means, for any Person, the lowest rating assigned by a Rating Agency to each series of rated senior unsecured long term indebtedness of such Person.

“Crown” means Crown American Realty Trust, a Maryland real estate investment trust.

“Crown Distribution Agreement” means that certain Distribution Agreement dated as of May 13, 2003 by and between Crown and Crown Partnership.

“Crown Merger Agreement” means that certain Agreement and Plan of Merger dated as of May 13, 2003 by and among the Parent, the Borrower, Crown and Crown Partnership.

“Crown Partnership” means Crown American Properties, L.P., a Delaware limited partnership.

“Crown Property” means any Property acquired by the Parent, the Borrower or any other Subsidiary in connection with the Crown Transaction.

“Crown/PREIT Contribution Agreement” means that certain Contribution Agreement dated as of May 13, 2003 by and between Crown Partnership and the Borrower.

“Crown Transaction” means the transactions contemplated by the Crown Merger Agreement, including without limitation, (a) the distribution by Crown Partnership to Crown of certain assets as contemplated by the Crown Distribution Agreement; (b) the merger of Crown with and into the Parent; (c) the contribution by the Parent to the Borrower of certain assets as contemplated by the PREIT Contribution Agreement and (d) the contribution by Crown Partnership to the Borrower of certain assets as contemplated by the Crown/PREIT Contribution Agreement.

“Default” means any of the events specified in Section 9.1., whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.

“Defaulting Lender” has the meaning set forth in Section 3.9.

“Development Property” means a Property (a) which is not a Major Redevelopment Property; (b) which is under development and either construction has commenced or the owner of such Property (or an Affiliate) has entered into a binding construction contract; and (c) either (i) which has not achieved an Occupancy Rate of 75% or more or (ii) on which the improvements (other than tenant improvements on unoccupied space) related to the development have not been completed.

“Dollars” or “$” means the lawful currency of the United States of America.

“EBITDA” means, with respect to any Person for any period and without duplication, net earnings (loss) of such Person for such period (excluding equity in net earnings or net loss of Unconsolidated Affiliates) plus the sum of the following amounts (but only to the extent included in determining net earnings (loss) for such period): (a) depreciation and amortization expense and other non-cash charges of such Person for such period, plus (b) interest expense of such Person for such period, plus (c) all provisions for any federal, state or other income tax of such Person in respect of such period, minus (plus) (d) extraordinary gains (losses) of such Person for such period, plus (e) the greater of such Person’s (i) Ownership Share or (ii) Recourse Share of the EBITDA of the Unconsolidated Affiliates of such Person for such period. For purposes of this definition, net earnings (loss) shall be determined before minority interests and distributions to holders of Preferred Stock.

“Effective Date” means the later of (a) the Agreement Date and (b) the date on which all of the conditions precedent set forth in Section 5.1. shall have been fulfilled or waived in accordance with the provisions of Section 11.6.

“Eligible Assignee” means any Person that is: (a) an existing Lender; (b) a commercial bank, trust company, savings and loan association, savings bank, insurance company, investment bank or pension fund organized under the laws of the United States of America, any state thereof or the District of Columbia, and having total assets in excess of $5,000,000,000; or (c) a commercial bank organized under the laws of any other country which is a member of the Organisation for Economic Co-operation and Development, or a political subdivision of any such country, and having total assets in excess of $10,000,000,000, provided that such bank is acting through a branch or agency located in the United States of America. If such entity is not currently a Lender, such entity’s (or in the case of a bank which is a subsidiary, such bank’s parent’s) senior unsecured long term indebtedness must be rated BBB or higher by S&P, Baa2 or higher by Moody’s or the equivalent or higher of either such rating by another rating agency acceptable to the Agent.

“Environmental Laws” means any Applicable Law relating to environmental protection or the manufacture, storage, disposal or clean-up of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; Solid Waste Disposal Act, 42 U.S.C. § 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; regulations of the Environmental Protection Agency and any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

“Equity Issuance” means any issuance or sale by a Person of any Equity Interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

“ERISA Group” means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

“Event of Default” means any of the events specified in Section 9.1., provided that any requirement for notice or lapse of time or any other condition has been satisfied.

“Excluded Subsidiary” means any Subsidiary (a) holding title to assets which are or are to become collateral for any Secured Indebtedness of such Subsidiary; and (b) which is prohibited from Guarantying the Indebtedness of any other Person pursuant to (i) any document, instrument or agreement evidencing such Secured Indebtedness, (ii) a provision of such Subsidiary’s organizational documents which provision was included in such Subsidiary’s organizational documents as a condition to the extension of such Secured Indebtedness or (iii) any fiduciary obligation owing to the holders of an Equity Interest in such Subsidiary and imposed under Applicable Law.

“Extension Request” has that meaning set forth in Section 2.14.

“Existing Credit Agreements” mean (i) that certain Credit Agreement dated as of December 28, 2000 by and between the Parent, the Borrower, the financial institutions party thereto as “Lenders”, Wells Fargo, as Agent, and the other Persons party thereto and (ii) that certain Credit Agreement dated as of April 23, 2003 by and between the Borrower, the Parent, the financial institutions party thereto as “Lenders”, and Wells Fargo, as Agent.

“Fair Market Value” means, with respect to any asset, the price which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Parent acting in good faith conclusively evidenced by a board resolution thereof delivered to the Agent or, with respect to any asset valued at up to $5,000,000, such determination may be made by the chief financial officer of the Parent evidenced by an officer’s certificate delivered to the Agent.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent by federal funds dealers selected by the Agent on such day on such transaction as determined by the Agent.

“Fees” means the fees and commissions provided for or referred to in Section 3.5. (excluding fees payable under the last sentence of Section 3.5.(c) and any fees referred to in Section 3.5.(e)).

“Fixed Charges” means, with respect to a Person and for a given period, (a) such Person’s Interest Expense for such period, plus (b) regularly scheduled principal payments on Indebtedness of such Person and its Subsidiaries made during such period, other than any balloon, bullet or similar principal payment payable on any Indebtedness of such Person which repays such Indebtedness in full, plus (c) Preferred Dividends paid by such Person and its Subsidiaries during such period, plus (d) rent payments made during such period by such Person and its Subsidiaries in respect of ground leases. Fixed Charges shall include the greater of such Person’s Ownership Share or Recourse Share of the amount of any of the items described in the immediately preceding clause (b) though (d) of such Person’s Unconsolidated Affiliates.

“Floating Rate Indebtedness” means all Indebtedness of a Person which bears interest at a variable rate during the scheduled life of such Indebtedness and for which such Person has not obtained Interest Rate Agreements which effectively cause such variable rates to be equivalent to fixed rates less than or equal to 10.0% per annum.

“Funds From Operations” means, with respect to a Person and for a given period, (a) net income (loss) of such Person determined on a consolidated basis for such period minus (or plus) (b) gains (or losses) from debt restructuring and sales of property during such period plus (c) depreciation with respect to such Person’s real estate assets and amortization (other than amortization of deferred financing costs) of such Person for such period, all after adjustment for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated entities will be calculated to reflect funds from operations on the same basis.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

“Gross Asset Value” means, at a given time, the sum (without duplication) of (a) Operating Real Estate Value at such time, plus (b) all cash and Cash Equivalents (excluding cash and Cash Equivalents the disposition of which is restricted (other than restrictions on cash held in an exchange account by a “qualified intermediary” in connection with the sale of a property pursuant to and qualifying for tax treatment under Section 1031 of the Internal Revenue Code)), and all accounts receivable net of reserves, of the Parent and its Subsidiaries at such time, plus (c) the current book value of all real property of the Parent and its Subsidiaries upon which construction is then in progress and all land held by any of them for development, plus (d) with respect to Development Properties, development costs incurred to date with respect to such Properties, plus (e) with respect to Major Redevelopment Properties, (i) the Adjusted NOI for all Major Redevelopment Properties of the Parent and its Subsidiaries for the fiscal quarter most recently ended (excluding Major Redevelopment Properties acquired or disposed of by the Parent or any Subsidiary during such fiscal quarter) multiplied by 4 and divided by 9.00% plus (ii) redevelopment costs incurred to date with respect to such Properties, plus (f) predevelopment costs incurred to date with respect to Properties to the extent such predevelopment costs are disclosed as a line item in the Parent’s publicly filed financial statements, plus (g) the purchase price paid by the Parent or any Subsidiary (less any amounts paid to the Parent or such Subsidiary as a purchase price adjustment, held in escrow, retained as a contingency reserve, or in connection with other similar arrangements) for any Property acquired by the Parent or such Subsidiary during the immediately preceding two fiscal quarters of the Parent (excluding Crown Properties), plus (h) with respect to each Unconsolidated Affiliate of the Parent, the greater of the Parent’s (i) Ownership Share or (ii) Recourse Share of (x) for projects under construction, the book value of construction in process as of the end of the Parent’s fiscal quarter most recently ended or (y) for completed projects, such Unconsolidated Affiliate’s Operating Real Estate Value, plus (i) the contractual purchase price of Properties of the Parent and its Subsidiaries subject to purchase obligations, repurchase obligations, forward commitments and unfunded obligations to the extent such obligations and commitments are included in determinations of Total Liabilities. If obligations under a contract to purchase or otherwise acquire unimproved or fully developed real property are included when determining Total Liabilities and the seller under such contract does not have the right to specifically enforce such contract, then only an amount equal to the aggregate amount of due diligence deposits, earnest money payments and other similar payments made under the contract which, at such time, would be subject to forfeiture upon termination of the contract, shall be included in Gross Asset Value. If obligations under a contract to purchase or otherwise acquire real property being renovated or developed by a third party are included when determining Total Liabilities and such real property is not owned or leased by the Borrower or any of its Subsidiaries, then only the amount equal to the maximum amount reasonably estimated to be payable by such Person to such third party under a contract between such Person and such third party during the remaining term of such contract, shall be included in Gross Asset Value. To the extent that the current book value of land held for development would account for in excess of 5.0% of Gross Asset Value (determined without giving effect to this sentence), such excess shall be excluded in determining Gross Asset Value.

“Guarantor” means any Person that is party to the Guaranty as a “Guarantor” and shall in any event include the Parent.

“Guaranty”, “Guaranteed” or to “Guarantee” as applied to any obligation means and includes: (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by: (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit (including Letters of Credit), or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person’s obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation. As the context requires, “Guaranty” shall also mean the guaranty executed and delivered pursuant to Section 5.1. and substantially in the form of Exhibit B.

“Hazardous Materials” means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “hazardous substances”, “hazardous materials”, “hazardous wastes”, “toxic substances” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity or “TLCP” toxicity, “EP toxicity”; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form; (e) toxic mold and (f) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

“Indebtedness” means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) obligations of such Person in respect of money borrowed; (b) obligations of such Person (other than trade debt incurred in the ordinary course of business), whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property; (c) all master lease obligations; (d) Capitalized Lease Obligations of such Person; (e) all reimbursement obligations of such Person under any letters of credit or acceptances that have been presented for payment; (f) all Indebtedness of other Persons which (i) such Person has Guaranteed (other than Guarantees which are solely Guarantees of performance and not of payment and other Guarantees of such Person for liabilities arising from Nonrecourse Exceptions) or is otherwise recourse to such Person or (ii) is secured by a Lien on any property of such Person; provided, that such Indebtedness shall be limited to the value of such property so encumbered; and (g) the Recourse Share of all Indebtedness of any partnership of which such Person is a general partner. For purposes of this definition preferred equity of a Person shall not be considered to be Indebtedness.

“Intellectual Property” has the meaning given that term in Section 6.1.

“Interest Expense” means, with respect to a Person and for any period, (a) all paid, accrued or capitalized interest expense (including, without limitation, interest expense attributable to Capitalized Lease Obligations but excluding capitalized interest funded from an interest reserve in a construction loan) of such Person and in any event shall include all letter of credit fees and all interest expense with respect to any Indebtedness in respect of which such Person is wholly or partially liable whether pursuant to any repayment, interest carry, performance Guarantee or otherwise, plus (b) to the extent not already included in the foregoing clause (a) the greater of such Person’s (i) Ownership Share or (ii) Recourse Share of all paid, accrued or capitalized interest expense (as limited above) for such period of Unconsolidated Affiliates of such Person.

“Interest Period” means with respect to any LIBOR Loan, the period commencing on the date of the borrowing, Conversion or Continuation of such Loan and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each Interest Period shall be one, two, three or six months as the Borrower may, in an appropriate Notice of Borrowing, Notice of Continuation or Notice of Conversion, select. In addition to such periods, the Borrower may request Interest Periods for LIBOR Loans having durations of less than one month no more than 12 times during any 12-month period beginning during the term of this Agreement but only for the purpose of managing the number of Interest Periods outstanding with respect to LIBOR Loans. In no event shall an Interest Period of a Revolving Loan extend beyond the Termination Date. Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar contractual agreement or arrangement entered into with a nationally recognized financial institution then having a Credit Rating of BBB- or higher by S&P or Baa3 or higher by Moody’s for the purpose of protecting against fluctuations in interest rates.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Investment” means, with respect to any Person and whether or not such investment constitutes a controlling interest in such Person: (a) the purchase or other acquisition of any share of capital stock, evidence of Indebtedness or other security issued by any other Person; (b) any loan, advance or extension of credit to, or contribution (in the form of money or goods) to the capital of, any other Person; (c) any Guaranty of the Indebtedness of any other Person; (d) any other investment in any other Person; and (e) any commitment or option to make an Investment in any other Person.

“L/C Commitment Amount” has the meaning given to that term in Section 2.2.(a).

“Lender” means each financial institution from time to time party hereto as a “Lender” together with its respective successors and permitted assigns, and, as the context requires, includes the Swingline Lender.

“Lending Office” means, for each Lender and for each Type of Loan, the office of such Lender specified as such on its signature page hereto or in the applicable Assignment and Acceptance Agreement, or such other office of such Lender as such Lender may notify the Agent in writing from time to time.

“Letter of Credit” has the meaning set forth in Section 2.2.

“Letter of Credit Collateral Account” means a special interest bearing deposit account maintained by the Agent and under its sole dominion and control.

“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor, any certificate or other document presented in connection with a drawing under such Letter of Credit and any other agreement, instrument or other document governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations.

“Letter of Credit Liabilities” means, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the Stated Amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Borrower at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Lender (other than the Lender then acting as Agent) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest under Section 2.2. in the related Letter of Credit, and the Lender then acting as Agent shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Lenders (other than the Lender then acting as Agent of their participation interests under such Section).

“LIBOR” means, for any LIBOR Loan for any Interest Period therefor, the average rate of interest per annum (rounded upwards, if necessary, to the next highest 1/100th of 1%) at which deposits in immediately available funds in Dollars are offered to the Agent (at approximately 9:00 a.m., two Business Days prior to the first day of such Interest Period) by first class banks in the interbank Eurodollar market where the Eurodollar operations of the Agent are customarily conducted, for delivery on the first day of such Interest Period, such deposits being for a period of time equal or comparable to such Interest Period (or, if such Interest Period is shorter than one month, then such period of time shall be based on a period of one month) and in an amount equal to or comparable to the principal amount of the LIBOR Loan to which such Interest Period relates. Each determination of LIBOR by the Agent shall, in the absence of demonstrable error, be conclusive and binding.

“LIBOR Loan” means a Revolving Loan bearing interest at a rate based on LIBOR.

“Lien” as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, pledge, lien, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction, excluding any financing statement filed to give notice of the existence of an operating lease; and (d) any agreement by such Person to grant, give or otherwise convey any of the foregoing.

“Loan” means a Revolving Loan or a Swingline Loan.

“Loan Document” means this Agreement, each Note, the Guaranty, each Letter of Credit Document, any fee letter and each other document or instrument now or hereafter executed and delivered by a Loan Party in connection with, pursuant to or relating to this Agreement.

“Loan Party” means each of the Borrower, the Parent and each other Guarantor. Schedule 1.1.(A) sets forth the Loan Parties in addition to the Borrower and the Parent as of the Agreement Date.

“Major Redevelopment Property” means a Property, (a) the net rentable square footage of such Property which is responsible for 33% or more of the Adjusted NOI of such Property is undergoing renovation and redevelopment and either (i) construction has commenced or (ii) the owner of such Property (or an Affiliate) has entered into a binding construction contract; and (b) either (i) which has not achieved an Occupancy Rate of 75% or more or (ii) on which the improvements (other than tenant improvements on unoccupied space) related to the renovation and redevelopment have not been completed. The term “Major Redevelopment Property” shall include real property of the type described in the immediately preceding sentence to be (but not yet) acquired upon completion of redevelopment pursuant to a contract in which the seller of such real property is required to renovate prior to, and as a condition precedent to, such acquisition.

“Material Adverse Effect” means a materially adverse effect on (a) the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower and its Subsidiaries taken as a whole, or the Parent and its Subsidiaries taken as a whole, (b) the legal ability of the Borrower or any other Loan Party that is a Material Subsidiary to perform its obligations under any Loan Document to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lenders and the Agent under any of such Loan Documents or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith.

“Material Contract” means any contract or other arrangement (other than Loan Documents), whether written or oral, to which the Parent, the Borrower, any other Loan Party or any other Subsidiary is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

“Material Plan” means at any time a Benefit Plan or Benefit Plans having aggregate Unfunded Liabilities in excess of $1,000,000.

“Material Subsidiary” means one or more Subsidiaries (other than the Borrower) to which more than $25,000,000 of Gross Asset Value is directly or indirectly attributable.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means a mortgage, deed of trust, deed to secure debt or similar security instrument made or to be made by a Person owning an interest in real estate granting a Lien on such interest in real estate as security for the payment of Indebtedness.

“Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document) which prohibits or purports to prohibit the creation of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person.

“Net Proceeds” means with respect to an Equity Issuance by a Person, the aggregate amount of all cash or the Fair Market Value of all other property received by such Person in respect of such Equity Issuance net of investment banking fees, legal fees, accountants fees, underwriting discounts and commissions and other customary fees and expenses actually incurred by such Person in connection with such Equity Issuance.

“Non-Core Crown Properties” means the Properties identified on Schedule 1.1.(B).

“Nonrecourse Exceptions” means, with respect to Nonrecourse Indebtedness, reasonable and customary exceptions for fraud, willful misrepresentation, misapplication of funds (including misappropriation of security deposits and failure to apply rents to operating expenses or debt service), indemnities relating to environmental matters and waste of property constituting security for such Nonrecourse Indebtedness, post-default interest, attorney’s fees and other costs of collection to the extent not covered by the value of the property constituting security for such Nonrecourse Indebtedness and other similar exceptions to nonrecourse liability. Nonrecourse Exceptions shall also include the contingent liability of a Person in respect of Nonrecourse Indebtedness of another Person providing for liability arising upon the occurrence of a Bankruptcy Event with respect to such other Person or the occurrence of other contingent events such as a violation of a due on sale clause or a due on finance clause or a violation of special purpose entity covenants (whether such liability arises under a Guaranty of such Nonrecourse Indebtedness enforceable only upon the occurrence of such Bankruptcy Event or such other contingent event, as an obligation to pay to the holder of such Nonrecourse Indebtedness damages resulting from the occurrence of such Bankruptcy Event or other contingent event, or otherwise); provided, however, upon the occurrence of any Bankruptcy Event or other contingent event with respect to such other Person, or once such liability shall otherwise cease to be contingent, then such liability shall no longer be considered to be Nonrecourse Indebtedness.

“Nonrecourse Indebtedness” means, with respect to a Person, (a) Indebtedness for borrowed money in respect of which recourse for payment is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness or (b) if such Person is a Single Asset Entity, any Indebtedness for borrowed money of such Person. Liability of a Person under (i) a Guaranty of Nonrecourse Exceptions or (ii) completion guarantees for Development Properties and Major Redevelopment Properties, to the extent relating to the Nonrecourse Indebtedness of another Person, shall not, in and of itself, prevent such liability from being characterized as Nonrecourse Indebtedness.

“Note” means a Revolving Note or a Swingline Note.

“Notice of Borrowing” means a notice in the form of Exhibit C to be delivered to the Agent pursuant to Section 2.1.(b) evidencing the Borrower’s request for a borrowing of Loans.

“Notice of Continuation” means a notice in the form of Exhibit D to be delivered to the Agent pursuant to Section 2.9. evidencing the Borrower’s request for the Continuation of a LIBOR Loan.

“Notice of Conversion” means a notice in the form of Exhibit E to be delivered to the Agent pursuant to Section 2.10. evidencing the Borrower’s request for the Conversion of a Loan from one Type to another Type.

“Notice of Swingline Borrowing” means a notice substantially in the form of Exhibit F to be delivered to the Swingline Lender pursuant to Section 2.3.(b) evidencing the Borrower’s request for a Swingline Loan.

“Obligations” means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans; (b) all Reimbursement Obligations and all other Letter of Credit Liabilities and (c) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower owing to the Agent, any Lender or the Swingline Lender of every kind, nature and description, under or in respect of this Agreement, any of the other Loan Documents, including, without limitation, the Fees, any other fees payable under any Loan Document and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note.

“Occupancy Rate” means, with respect to a Property at any time, the ratio, expressed as a percentage, of (a) the net rentable square footage of such Property actually occupied by tenants paying rent (including each tenant in occupancy during a free rent period negotiated under the terms of its lease and space provided to and accepted by a tenant for performance by the tenant of fit-up work) pursuant to binding leases as to which no monetary default has occurred and is continuing to (b) the aggregate net rentable square footage of such Property. When determining the Occupancy Rate of a Property, a tenant will be deemed to be in occupancy provided such tenant (A) is paying rent to the extent required under the lease, (B) has taken physical possession of its leased space, and (C) if not already open for business, the Borrower reasonably anticipates that such tenant will be open for business within 90 days of the date such tenant first took possession of such space.

“Off Balance Sheet Liabilities” means, with respect to any Person, (a) any repurchase obligation or liability of such Person with respect to any accounts or notes receivable sold, transferred or otherwise disposed of by such Person, (b) any repurchase obligation or liability of such Person with respect to property or assets leased by such Person as lessee and (c) all obligations of such Person under any synthetic lease, tax retention operating lease, off balance sheet loan or similar off balance sheet financing, if in the case of this clause (c), the transaction giving rise to such obligation (i) is considered indebtedness for borrowed money for tax purposes but is classified as an operating lease or (ii) does not (and is not required to pursuant to GAAP) appear as a liability on the balance sheet of such Person. The obligations or liabilities of a Person as lessee under any operating lease shall not be included within this definition so long as the terms of such operating lease do not require any payment by or on behalf of such Person at the scheduled termination date of such operating lease, pursuant to a required purchase by or on behalf of such Person of the property or assets subject to such operating lease.

“Operating Real Estate Value” means, as of a given date, the Adjusted NOI for all Properties (excluding Development Properties and Major Redevelopment Properties) of the Parent, its Subsidiaries and its Unconsolidated Affiliates for the four fiscal-quarter period most recently ended divided by 9.00%. For purposes of determining Operating Real Estate Value (a) Adjusted NOI from Properties (other than Crown Properties) acquired by the Parent, any

Subsidiary or any Unconsolidated Affiliate during the immediately preceding two fiscal quarters of the Parent or disposed of by any such Person during the immediately preceding fiscal quarter of the Parent, shall be excluded, (b) the calculation of Adjusted NOI from Properties (excluding Crown Properties) owned by the Parent, any Subsidiary or any Unconsolidated Affiliate for more than two but less than four fiscal quarters shall be appropriately annualized, (c) Adjusted NOI from Non-Core Crown Properties shall be divided by 11.00% rather than 9.00%, (d) Adjusted NOI from Crown Properties shall be based on the preceding four calendar quarters, (e) Adjusted NOI from Properties upon which construction is then in progress and which are Major Redevelopment Properties or Development Properties shall be excluded and (f) with respect to a Property owned by an Unconsolidated Affiliate, only the greater of the Parent’s (i) Ownership Share or (ii) Recourse Share of the Adjusted NOI, as applicable, of such Property shall be used when determining Operating Real Estate Value. If the Parent, the Borrower or their Subsidiaries own Equity Interests in an Unconsolidated Affiliate which owns a Property the Adjusted NOI of which has not been excluded from determinations of Operating Real Estate Value by virtue of the immediately preceding clause (a), and such Unconsolidated Affiliate then becomes a Subsidiary as a result of the acquisition by the Parent, the Borrower or their Subsidiaries of additional Equity Interests or otherwise, the Adjusted NOI for Properties owned by such Unconsolidated Affiliate which has become a Subsidiary shall continue to be included in determinations of Operating Real Estate Value and not be excluded by virtue of the immediately preceding clause (a).

“Ownership Share” means, with respect to any Subsidiary of a Person or any Unconsolidated Affiliate of a Person, the greater of (a) such Person’s relative nominal direct and indirect ownership interest (expressed as a percentage) in such Subsidiary or Unconsolidated Affiliate or (b) such Person’s relative direct and indirect economic interest (calculated as a percentage) in such Subsidiary or Unconsolidated Affiliate determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Subsidiary or Unconsolidated Affiliate.

“Parent” has the meaning set forth in the introductory paragraph hereof and shall include the Parent’s successors and permitted assigns.

“Participant” has the meaning given that term in Section 11.5.(b).

“Partnership Agreement” means that certain First Amended and Restated Agreement of Limited Partnership Agreement of PREIT Associates, L.P. dated as of September 30, 1997, by and among Pennsylvania Real Estate Investment Trust, as the general partner and the limited partners whose names are set forth therein, as amended and in effect on the Effective Date.

“PBGC” means the Pension Benefit Guaranty Corporation and any successor agency.

“Permitted Liens” means (a) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which are not at the time required to be paid or discharged under Section 7.7.; (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workmen’s compensation, unemployment insurance or similar Applicable Laws; (c) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the use thereof in the business of such Person; (d) the rights of tenants under leases or subleases not interfering with the ordinary conduct of business of the Borrower and (e) Liens in favor of the Agent for the benefit of the Lenders.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

“Post-Default Rate” means, in respect of any principal of any Loan or any other Obligation that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum equal to 5.0% plus the Base Rate as in effect from time to time.

“Preferred Dividends” means, for any period and without duplication, all Restricted Payments paid during such period on Preferred Stock issued by the Parent or a Subsidiary. Preferred Dividends shall not include dividends or distributions (a) paid or payable solely in Equity Interests (other than Equity Interests redeemable at the option of the holder) payable to holders of such class of Equity Interests; (b) paid or payable to the Parent, the Borrower or another Subsidiary; or (c) constituting balloon, bullet or similar redemptions resulting in the redemption of Preferred Stock.

“Preferred Stock” means, with respect to any Person, shares of capital stock of, or other Equity Interests in, such Person which are entitled to preference or priority over any other capital stock of, or other Equity Interest in, such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.

“PREIT Contribution Agreement” means that certain Contribution Agreement dated as of May 13, 2003 by and between the Parent and the Borrower.

“Prepayment Notice” has the meaning given that term in Section 2.15.

“Pricing Certificate” has the meaning given to that term in Section 7.1.(g).

“Principal Office” means 2120 E. Park Place, Suite 100, El Segundo, California 90245.

“Property” means a parcel (or group of related parcels) of real property developed (or which is to be developed) principally for retail, industrial or residential multi-family use.

“Pro Rata Share” means, as to each Lender, the ratio, expressed as a percentage, of (a) the amount of such Lender’s Commitment to (b) the aggregate amount of the Commitments of all Lenders hereunder; provided, however, that if at the time of determination the Commitments have terminated or been reduced to zero, the “Pro Rata Share” of each Lender shall be the Pro Rata Share of such Lender in effect immediately prior to such termination or reduction.

“Rating Agencies” means each of Moody’s and S&P.

“Recourse Share” means, with respect to any Person, the portion (calculated as a percentage) of the total Indebtedness of another Person guaranteed by such Person, or which is otherwise recourse to such Person (other than Indebtedness consisting of Guarantees which are solely Guarantees of performance and not of payment and other Guarantees of such Person for liabilities arising from Nonrecourse Exceptions).

“Register” has the meaning given that term in Section 11.5.(d).

“Regulatory Change” means, with respect to any Lender, any change effective after the Agreement Date (or with respect to any Lender that becomes a party to this Agreement after the Agreement Date, any change effective after the date on which such Lender becomes a party hereto) in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy.

“Reimbursement Obligation” means the absolute, unconditional and irrevocable obligation of the Borrower to reimburse the Agent for any drawing honored by the Agent under a Letter of Credit.

“REIT” means a Person qualifying for treatment as a “real estate investment trust” under the Internal Revenue Code.

“Requisite Lenders” means, as of any date, Lenders (which shall include the Lender then acting as Agent) having at least 66-2/3% of the aggregate amount of the Commitments, or, if the Commitments have been terminated or reduced to zero, Lenders holding at least 66-2/3% of the principal amount of the Loans and Letter of Credit Liabilities.

“Reserve for Replacements” means, for any period and with respect to any Property, an amount equal to (a)(i) the aggregate square footage of all completed space of such Property times (ii) $0.15 times (b) the number of days in such period divided by (c) 365. The Properties included in the calculation of Reserve for Replacements shall not include those Properties or portions thereof with respect to which or to the extent that a third party (x) owns the improvements thereon, (y) is a party to a ground lease with the Parent, the Borrower or a Subsidiary with respect to the land therein and (z) is contractually obligated to make all repairs and capital improvements and replacements thereof.

“Restricted Payment” means: (a) any dividend or other distribution, direct or indirect, on account of any Equity Interest of the Parent or any of its Subsidiaries now or hereafter outstanding, except a dividend payable to holders of Equity Interests solely in the form of Equity Interests of the Parent or any such Subsidiary, as the case may be; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares or similar units of any class of stock or other equity interest of the Parent or any of its Subsidiaries now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares or similar units of any class of stock or other equity interest of the Parent or any of its Subsidiaries now or hereafter outstanding.

“Revolving Loan” means a loan made by a Lender to the Borrower pursuant to Section 2.1.(a).

“Revolving Note” means a promissory note of the Borrower substantially in the form of Exhibit G, payable to the order of a Lender in a principal amount equal to the amount of such Lender’s Commitment as originally in effect and otherwise duly completed.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

“Secured Indebtedness” means, with respect to a Person as of any given date and without duplication, (a) the aggregate principal amount of all Indebtedness of such Person outstanding at such date and that is secured in any manner by any Lien and (b) Indebtedness of such Person under a Guaranty of Secured Indebtedness of another Person. In the case of the Parent, shall include (without duplication) the Parent’s Ownership Share of the Secured Indebtedness of its Unconsolidated Affiliates.

“Securities Act” means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.

“Single Asset Entity” means a Person (other than an individual) that (a) only owns a single Property; (b) is engaged only in the business of owning, developing and/or leasing such Property; and (c) receives substantially all of its gross revenues from such Property. In addition, if the assets of a Person consist solely of (i) Equity Interests in one other Single Asset Entity and (ii) cash and other assets of nominal value incidental to such Person’s ownership of the other Single Asset Entity, such Person shall also be deemed to be a Single Asset Entity for purposes of this Agreement.

“Solvent” means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities); and (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature and (c) that the Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

“Stated Amount” means the amount available to be drawn by a beneficiary under a Letter of Credit from time to time, as such amount may be increased or reduced from time to time in accordance with the terms of such Letter of Credit.

“Subsidiary” means, for any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Substantial Amount” means, at the time of determination thereof, an amount in excess of 30.0% of total consolidated assets (exclusive of depreciation) at such time of the Parent and its Subsidiaries determined on a consolidated basis.

“Swingline Commitment” means the Swingline Lender’s obligation to make Swingline Loans pursuant to Section 2.3. in an amount up to, but not exceeding the amount set forth in Section 2.3., as such amount may be reduced from time to time in accordance with the terms hereof.

“Swingline Lender” means Wells Fargo Bank, National Association, together with its respective successors and assigns.

“Swingline Loan” means a loan made by the Swingline Lender to the Borrower pursuant to Section 2.3.(a).

“Swingline Note” means the promissory note of the Borrower substantially in the form of Exhibit H, payable to the order of the Swingline Lender in a principal amount equal to the amount of the Swingline Commitment as originally in effect and otherwise duly completed.

“Swingline Termination Date” means the date which is 7 Business Days prior to the Termination Date.

“Tangible Net Worth” means, for any Person and as of a given date, such Person’s total consolidated stockholder’s equity plus, in the case of the Parent, increases in accumulated depreciation and amortization occurring after December 31, 2003, minus (to the extent reflected in determining stockholders’ equity of such Person): (a) the amount of any write-up in the book value of any assets reflected in any balance sheet resulting from revaluation thereof or any write-up in excess of the cost of such assets acquired, and (b) the aggregate of all amounts appearing on the assets side of any such balance sheet for patents, patent applications, copyrights, trademarks, trade names, goodwill and other like assets which would be classified as intangible assets under GAAP, all determined on a consolidated basis.

“Taxes” has the meaning given that term in Section 3.10.

“Termination Date” means November 20, 2006 or such later date to which such date may be extended in accordance with Section 2.14.

“Total Budgeted Cost Until Stabilization” means, with respect to a Development Property or a Major Redevelopment Property, and at any time, the aggregate amount of all costs budgeted to be paid, incurred or otherwise expended or accrued by the Parent, the Borrower, a Subsidiary or an Unconsolidated Affiliate with respect to such Property to achieve an Occupancy Rate of 100%, including without limitation, all amounts budgeted with respect to all of the following: (a) acquisition of land and any related improvements; (b) a reasonable and appropriate reserve for construction interest; (c) a reasonable and appropriate operating deficit reserve; (d) tenant improvements; (e) leasing commissions and infrastructure costs and (f) other hard and soft costs associated with the development or redevelopment of such Property. With respect to any Property to be developed in more than one phase, the Total Budgeted Cost Until Stabilization shall exclude budgeted costs (other than costs relating to acquisition of land and related improvements) to the extent relating to any phase for which (i) construction has not yet commenced and (ii) a binding construction contract has not been entered into by the Parent, the Borrower, any other Subsidiary or any Unconsolidated Affiliate, as the case may be. The calculation of Total Budgeted Cost Until Stabilization herein shall be net of the aggregate sale proceeds of a sale of a pad site within a Development Property or Major Redevelopment Property that are payable pursuant to a binding sale contract with a third party approved by the Agent.

“Total Liabilities” means, as to any Person as of a given date, all liabilities which would, in conformity with GAAP, be properly classified as a liability on the consolidated balance sheet of such Person as of such date, and in any event shall include (without duplication): (a) all Indebtedness of such Person (whether or not Nonrecourse Indebtedness and whether or not secured by a Lien), including without limitation, Capitalized Lease Obligations and the full stated amount of undrawn letters of credit issued for the account of such Person, but excluding (i) letters of credit secured with cash collateral, (ii) letters of credit issued solely in lieu of a non-payment performance obligation and (iii) letters of credit securing a refundable obligation under a binding contract; (b) all accounts payable (including tenant deposits accounted for as payables but excluding tenant deposits held as restricted cash and not included in the calculation of Gross Asset Value pursuant to clause (b) of the definition of such term) and accrued expenses of such Person; (c) all purchase and repurchase obligations and forward commitments of such Person to the extent such obligations or commitments are evidenced by a binding purchase agreement (forward commitments shall include without limitation forward equity commitments and commitments to purchase properties); (d) all unfunded obligations of such Person; (e) all lease obligations of such Person (including ground leases) to the extent required under GAAP to be classified as a liability on the balance sheet of such Person; (f) all Contingent Obligations and Off Balance Sheet Liabilities of such Person; (g) all liabilities of any Unconsolidated Affiliate of such Person, which liabilities such Person has Guaranteed or is otherwise obligated on a recourse basis; and (h) the greater of such Person’s (i) Ownership Share or (ii) Recourse Share of the Indebtedness of any Unconsolidated Affiliate of such Person, including Nonrecourse Indebtedness of such Person. For purposes of clauses (c) and (d) of this definition, the amount of Total Liabilities of a Person at any given time in respect of a contract to purchase or otherwise acquire unimproved or fully developed real property shall be equal to (i) the total purchase price payable by such Person under the contract if, at such time, the seller of such real property would be entitled to specifically enforce the contract against such Person, otherwise and (ii) the aggregate amount of due diligence deposits, earnest money payments and other similar payments made by such Person under the contract which, at such time, would be subject to forfeiture upon termination of the contract. For purposes of clause (c) of this definition, the amount of Total Liabilities of a Person at any given time in respect of a contract to purchase or otherwise acquire real property being renovated or developed by a third party shall be equal to the maximum amount reasonably estimated to be payable by such Person to such third party under a contract between such Person and such third party during the remaining term of such contract. For purposes of this definition, if the assets of a Subsidiary of a Person consist solely of Equity Interests in one Unconsolidated Affiliate of such Person and such Person is not otherwise obligated in respect of the Indebtedness of such Unconsolidated Affiliate, then only such Person’s Ownership Share of the Indebtedness of such Unconsolidated Affiliate shall be included as Total Liabilities of such Person. For purposes of determining the Total Liabilities of the Parent and the Subsidiaries, the amount of any Indebtedness assumed by the Parent or any Subsidiary at the time of an acquisition which the Parent is required under GAAP to reflect at fair value on a balance sheet, shall be equal to outstanding principal balance of such Indebtedness and not the fair value of such Indebtedness as would be reflected on the Parent’s balance sheet.

“Trust Agreement” means that certain Pennsylvania Real Estate Investment Trust Trust Agreement, as amended and restated as of December 16, 1997, among the trustees a party thereto, as amended and in effect on the Effective Date.

“Type” with respect to any Revolving Loan, refers to whether such Loan is a LIBOR Loan or a Base Rate Loan.

“Unconsolidated Affiliate” means, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated in accordance with GAAP with the financial results of such Person on the consolidated financial statements of such Person.

“Unfunded Liabilities” means, with respect to any Benefit Plan at any time, the amount (if any) by which (a) the value of all benefit liabilities under such Benefit Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (b) the fair market value of all Benefit Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Benefit Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

“Wells Fargo” means Wells Fargo Bank, National Association, and its successors and permitted assigns.

“Wholly Owned Subsidiary” means any Subsidiary of a Person all of the equity securities or other ownership interests (other than, in the case of a corporation, directors’ qualifying shares) of which are at the time directly or indirectly owned or controlled by such Person or one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person. In the case of the Parent, the term “Wholly Owned Subsidiary” shall also include any Subsidiary of the Parent (a) of which the Parent owns or controls, directly, or indirectly through one or more other Subsidiaries, substantially all of the equity securities or other ownership interests and (b) over which the Parent possesses sufficient control to warrant treating such Subsidiary as if it were otherwise a Wholly Owned Subsidiary, in each case, as determined by the Agent.

EXHIBIT A

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT dated as of                     , 200     (the “Agreement”) by and among                                          (the “Assignor”),                          (the “Assignee”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent (the “Agent”).

WHEREAS, the Assignor is a Lender under that certain Credit Agreement dated as of November 20, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among PREIT ASSOCIATES, L.P. (the “Borrower”), PENNSYLVANIA REAL ESTATE INVESTMENT TRUST (the “Parent”), the financial institutions party thereto and their assignees under Section 11.5.(c) thereof, the Agent and the other parties thereto;

WHEREAS, the Assignor desires to assign to the Assignee all or a portion of the Assignor’s Commitments under the Credit Agreement, all on the terms and conditions set forth herein; and

WHEREAS, the Borrower, the Parent and the Agent consent to such assignment on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1. Assignment.

(a) Subject to the terms and conditions of this Agreement and in consideration of the payment to be made by the Assignee to the Assignor pursuant to Section 2 of this Agreement, effective as of                     , 200_ (the “Assignment Date”) the Assignor hereby irrevocably sells, transfers and assigns to the Assignee, without recourse, a $                     interest (such interest being the “Assigned Commitment”) in and to the Assignor’s Commitment and all of the other rights and obligations of the Assignor under the Credit Agreement, such Assignor’s Revolving Notes and the other Loan Documents representing             % in respect of the aggregate amount of all Lenders’ Commitments, including without limitation, a principal amount of outstanding Revolving Loans equal to $            , all voting rights of the Assignor associated with the Assigned Commitment, all rights to receive interest on such amount of Loans and all commitment and other fees with respect to the Assigned Commitment and other rights of the Assignor under the Credit Agreement and the other Loan Documents with respect to the Assigned Commitment, all as if the Assignee were an original Lender under and signatory to the Credit Agreement having a Commitment equal to such amount of the Assigned Commitment. The Assignee, subject to the terms and conditions hereof, hereby assumes all obligations of the Assignor with respect to the Assigned Commitment as if the Assignee were an original Lender under and signatory to the Credit Agreement having a Commitment equal to the Assigned Commitment, which obligations shall include, but shall not be limited to, the obligation of the

Assignor to make Revolving Loans to the Borrower with respect to the Assigned Commitment and the obligation to indemnify the Agent as provided therein (the foregoing enumerated obligations, together with all other similar obligations more particularly set forth in the Credit Agreement and the other Loan Documents, shall be referred to hereinafter, collectively, as the “Assigned Obligations”). The obligations assigned pursuant to the immediately preceding sentence shall constitute Assigned Obligations hereunder. The Assignor shall have no further duties or obligations with respect to, and shall have no further interest in, the Assigned Obligations or the Assigned Commitment from and after the Assignment Date. The Assignor shall retain all of its right to indemnification under the Credit Agreement and the other Loan Documents for any events, acts or omissions occurring prior to the Assignment Date.

(b) The assignment by the Assignor to the Assignee hereunder is without recourse to the Assignor. The Assignee makes and confirms to the Agent, the Assignor, and the other Lenders all of the representations, warranties and covenants of a Lender under Article X of the Credit Agreement. Not in limitation of the foregoing, the Assignee acknowledges and agrees that, except as set forth in Section 4. below, the Assignor is making no representations or warranties with respect to, and the Assignee hereby releases and discharges the Assignor for any responsibility or liability for: (i) the present or future solvency or financial condition of the Borrower, (ii) any representations, warranties, statements or information made or furnished by the Borrower in connection with the Credit Agreement or otherwise, (iii) the validity, efficacy, sufficiency, or enforceability of the Credit Agreement, any Loan Document or any other document or instrument executed in connection therewith, or the collectibility of the Assigned Obligations, (iv) the perfection, priority or validity of any Lien with respect to any collateral at any time securing the Obligations or the Assigned Obligations under the Notes or the Credit Agreement and (v) the performance or failure to perform by the Borrower of any obligation under the Credit Agreement or any document or instrument executed in connection therewith. Further, the Assignee acknowledges that it has, independently and without reliance upon the Agent, or on any affiliate or subsidiary thereof, or any other Lender and based on the financial statements supplied by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to become a Lender under the Credit Agreement. The Assignee also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any Note or pursuant to any other obligation. The Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide the Assignee with any credit or other information with respect to the Borrower or to notify the undersigned of any Event of Default except as expressly provided in the Credit Agreement. The Assignee has not relied on the Agent as to any legal or factual matter in connection therewith or in connection with the transactions contemplated thereunder.

Section 2. Payment by Assignee. In consideration of the assignment made pursuant to Section 1. of this Agreement, the Assignee agrees to pay to the Assignor on the Assignment Date, an amount equal to $             representing the aggregate principal amount outstanding of the Revolving Loans owing to the Assignor under the Credit Agreement and the other Loan Documents being assigned hereby.

Section 3. Payments by Assignor. The Assignor agrees to pay to the Agent on the Assignment Date the administration fee, if any, payable under the applicable provisions of the Credit Agreement.

Section 4. Representations and Warranties of Assignor. The Assignor hereby represents and warrants to the Assignee that (a) as of the Assignment Date (i) the Assignor is a Lender under the Credit Agreement having a Commitment under the Credit Agreement immediately prior to the Assignment Date, equal to $                     and that the Assignor has not received written notice of a default of its obligations under the Credit Agreement; and (ii) the outstanding principal balance of Revolving Loans owing to the Assignor (without reduction by any assignments thereof which have not yet become effective) is $                    ; and (b) it is the legal and beneficial owner of the Assigned Commitment which is free and clear of any adverse claim created by the Assignor.

Section 5. Representations, Warranties and Agreements of Assignee. The Assignee (a) represents and warrants that it is legally authorized to enter into this Agreement; (b) it is an “accredited investor” (as such term is used in Regulation D of the Securities Act) and an Eligible Assignee; (c) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant thereto and such other documents and information (including without limitation the Loan Documents) as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof together with such powers as are reasonably incidental thereto; (e) agrees that it will become a party to and shall be bound by the Credit Agreement, the other Loan Documents to which the other Lenders are a party on the Assignment Date and will perform in accordance therewith all of the obligations which are required to be performed by it as a Lender.

Section 6. Recording and Acknowledgment by the Agent. Following the execution of this Agreement, the Assignor will deliver to the Agent (a) a duly executed copy of this Agreement for acknowledgment and recording by the Agent and (b) the Assignor’s Revolving Notes. The Borrower agrees to exchange such Notes for new Notes as provided in Section 11.5.(c) of the Credit Agreement. Upon such acknowledgment and recording, from and after the Assignment Date, the Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Assignment Date directly between themselves.

Section 7. Addresses. The Assignee specifies as its address for notices and its Lending Office for all Loans, the offices set forth below:

Notice Address:

Telephone No.:
Telecopy No.:
Domestic Lending Office:

Telephone No.:
Telecopy No.:
LIBOR Lending Office:

Telephone No.:
Telecopy No.:

Section 8. Payment Instructions. All payments to be made to the Assignee under this Agreement by the Assignor, and all payments to be made to the Assignee under the Credit Agreement, shall be made as provided in the Credit Agreement in accordance with the following instructions:

ABA Number:
Account Number:
Reference:

Section 9. Effectiveness of Assignment. This Agreement, and the assignment and assumption contemplated herein, shall not be effective until (a) this Agreement is executed and delivered by each of the Assignor, the Assignee, the Borrower and the Agent and (b) the payment to the Assignor of the amounts owing by the Assignee pursuant to Section 2. hereof and (c) the payment to the Agent of the amounts owing by the Assignor pursuant to Section 3. hereof. Upon recording and acknowledgment of this Agreement by the Agent, from and after the Assignment Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Agreement, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Agreement, relinquish its rights and be released from its obligations under the Credit Agreement; provided, however, that if the Assignor does not assign its entire interest under the Loan Documents, it shall remain a Lender entitled to all of the benefits and subject to all of the obligations thereunder with respect to its remaining Commitment.

Section 10. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH COMMONWEALTH.

Section 11. Counterparts. This Agreement may be executed in any number of counterparts each of which, when taken together, shall constitute one and the same agreement.

Section 12. Headings. Section headings have been inserted herein for convenience only and shall not be construed to be a part hereof.

Section 13. Amendments; Waivers. This Agreement may not be amended, changed, waived or modified except by a writing executed by the Assignee and the Assignor.

Section 14. Entire Agreement. This Agreement embodies the entire agreement between the Assignor and the Assignee with respect to the subject matter hereof and supersedes all other prior arrangements and understandings relating to the subject matter hereof.

Section 15. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 16. Definitions. Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment and Acceptance Agreement as of the date and year first written above.

ASSIGNOR:

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE:

[NAME OF ASSIGNEE]

By:
Title:

Agreed and Consented to as of the date first written above.

[Include signature of the Borrower only if required under Section 11.5.(c) of the Credit Agreement]

BORROWER:

PREIT ASSOCIATES, L.P.

By:	Pennsylvania Real Estate Investment Trust,
its general partner

By:
Title:

Accepted as of the date first written above.

AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent

By:
Title:

EXHIBIT B

FORM OF GUARANTY

THIS GUARANTY dated as of November 20, 2003 executed and delivered by each of the undersigned and the other Persons from time to time party hereto pursuant to the execution and delivery of an Accession Agreement in the form of Annex I hereto (all of the undersigned, together with such other Persons each a “Guarantor” and collectively, the “Guarantors”) in favor of (a) WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Agent (the “Agent”) for the Lenders under that certain Credit Agreement dated as of November 20, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among PREIT Associates, L.P. (the “Borrower”), Pennsylvania Real Estate Investment Trust (the “Parent”), the financial institutions party thereto and their assignees under Section 11.5.(c) thereof, the Agent and the other parties thereto, (b) THE LENDERS and (c) THE SWINGLINE LENDER.

WHEREAS, pursuant to the Credit Agreement, the Agent and the Lenders have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth therein;

WHEREAS, the Parent is the sole general partner of the Borrower;

WHEREAS, each other Guarantor is a Subsidiary of the Borrower or the Parent;

WHEREAS, the Borrower, each Guarantor and the other Loan Parties, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Agent and the Lenders through their collective efforts;

WHEREAS, each Guarantor acknowledges that it will receive direct and indirect benefits from the Agent and the Lenders making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, each such Guarantor is willing to guarantee certain of the Borrower’s obligations to the Agent and the Lenders on the terms and conditions contained herein; and

WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the extension of financial accommodations under the Credit Agreement, that the Guarantors execute and deliver this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Guarantor, each Guarantor agrees as follows:

Section 1. Guaranty. Each Guarantor hereby absolutely, irrevocably and unconditionally guaranties the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following (collectively referred to as the “Guarantied Obligations”): (a) all indebtedness and obligations owing by the Borrower to any Lender or the Agent under or in connection with the Credit Agreement and any other Loan Document to which the Borrower is a party, including without limitation, the repayment of all principal of the Loans and the payment of all interest, fees, charges, reasonable attorneys fees and other amounts payable to any Lender or the Agent thereunder or in connection therewith; (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (c) all expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are incurred by the Lenders and the Agent in the enforcement of any of the foregoing or any obligation of such Guarantor hereunder and (d) all other Obligations.

Section 2. Guaranty of Payment and Not of Collection. This Guaranty is a guaranty of payment, and not of collection, and a debt of each Guarantor for its own account. Accordingly, the Lenders and the Agent shall not be obligated or required before enforcing this Guaranty against any Guarantor: (a) to pursue any right or remedy the Lenders or the Agent may have against any Loan Party or any other Person or commence any suit or other proceeding against any Loan Party or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of any Loan Party or any other Person; or (c) to make demand of any Loan Party or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Lenders or the Agent which may secure any of the Guarantied Obligations.

Section 3. Guaranty Absolute. Each Guarantor guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Lenders with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute, irrevocable and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):

(a) (i) any change in the amount, interest rate or due date or other term of any of the Guarantied Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Guarantied Obligations, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Loan Document, or any other document or instrument evidencing or relating to any Guarantied Obligations, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the Guarantied Obligations or any other instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

(b) any lack of validity or enforceability of the Credit Agreement, any of the other Loan Documents, or any other document, instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

(c) any furnishing to the Agent or the Lenders of any security for the Guarantied Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral securing any of the Obligations;

(d) any settlement or compromise of any of the Guarantied Obligations, any security therefor, or any liability of any other party with respect to the Guarantied Obligations, or any subordination of the payment of the Guarantied Obligations to the payment of any other liability of any Loan Party;

(e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Loan Party or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

(f) any invalidity or nonperfection of any security interest or lien on, or any other impairment of, any collateral securing any of the Guaranteed Obligations or any failure of the Agent or any other Person to preserve any such collateral security or any other impairment of any such collateral;

(g) any act or failure to act by any Loan Party or any other Person which may adversely affect such Guarantor’s subrogation rights, if any, against such Loan Party to recover payments made under this Guaranty;

(h) any application of sums paid by any Loan Party or any other Person with respect to the liabilities of the Borrower to the Agent or the Lenders, regardless of what liabilities of the Borrower remain unpaid;

(i) any defect, limitation or insufficiency in the borrowing powers of the Borrower or in the exercise thereof; or

(j) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a Guarantor hereunder (other than termination of this Guaranty as provided in Section 20. hereof).

Section 4. Action with Respect to Guarantied Obligations. The Lenders and the Agent may, at any time and from time to time, without the consent of, or notice to, any Guarantor, and without discharging any Guarantor from its obligations hereunder take any and all actions described in Section 3. and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Guarantied Obligations, including, but not limited to, extending or shortening the time of payment of any of the Guarantied Obligations or changing the interest rate that may accrue on any of the Guarantied Obligations; (b) amend, modify, alter or supplement the Credit Agreement or any other Loan Document; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Obligations; (d) release any Loan Party or other Person liable in any manner for the payment or collection of the Guarantied Obligations; (e) exercise, or refrain from exercising, any rights against any Loan Party or any other Person; and (f) apply any sum, by whomsoever paid or however realized, to the Guarantied Obligations in such order as the Lenders shall elect.

Section 5. Representations and Warranties. Each Guarantor hereby makes to the Agent and the Lenders all of the representations and warranties made by the Borrower with respect to or in any way relating to such Guarantor in the Credit Agreement and the other Loan Documents, as if the same were set forth herein in full.

Section 6. Covenants. Each Guarantor will comply with all covenants which the Borrower is to cause such Guarantor to comply with under the terms of the Credit Agreement or any of the other Loan Documents.

Section 7. Waiver. Each Guarantor, to the fullest extent permitted by Applicable Law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of such Guarantor or which otherwise might operate to discharge such Guarantor from its obligations hereunder.

Section 8. Inability to Accelerate Loan. If the Agent and/or the Lenders are prevented under Applicable Law or otherwise from demanding or accelerating payment of any of the Guarantied Obligations by reason of any automatic stay or otherwise, the Agent and/or the Lenders shall be entitled to receive from each Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

Section 9. Reinstatement of Guarantied Obligations. If claim is ever made on the Agent or any Lender for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantied Obligations, and the Agent or such Lender repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body of competent jurisdiction, or (b) any settlement or compromise of any such claim effected by the Agent or such Lender with any such claimant (including the Borrower or a trustee in bankruptcy for the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Credit Agreement, any of the other Loan Documents, or any other instrument evidencing any liability of the Borrower, and such Guarantor shall be and remain liable to the Agent or such Lender for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Agent or such Lender.

Section 10. Subrogation. Each Guarantor hereby forever waives to the fullest extent possible any and all claims such Guarantor may have against the Borrower arising out of any payment by such Guarantor to the Agent and Lenders of any of the obligations pursuant to this Guaranty, including, but not limited to, all such claims of such Guarantor arising out of any right of subrogation, indemnity, reimbursement, contribution, exoneration, payment or any other claim, cause of action, right or remedy against the Borrower, whether such claim arises at law, in equity, or out of any written or oral agreement between or among such Guarantor, the Borrower or otherwise. The waivers set forth above are intended by each Guarantor, the Agent and the Lenders to be for the benefit of the Borrower, and such waivers shall be enforceable by the Borrower, or any of their successors or assigns, as an absolute defense to any action by such Guarantor against the Borrower or the assets of the Borrower, which action arises out of any payment by the Borrower to the Agent or Lenders upon any of these obligations. The waivers set forth herein may not be revoked by any Guarantor without the prior written consent of the Agent and the Borrower.

Section 11. Payments Free and Clear. All sums payable by each Guarantor hereunder, whether of principal, interest, fees, expenses, premiums or otherwise, shall be paid in full, without set-off or counterclaim or any deduction or withholding whatsoever (including any Taxes), and if such Guarantor is required by Applicable Law or by any Governmental Authority to make any such deduction or withholding, provided the requirements set forth in Section 3.10 of the Credit Agreement are satisfied, such Guarantor shall pay to the Agent and the Lenders such additional amount as will result in the receipt by the Agent and the Lenders of the full amount payable hereunder had such deduction or withholding not occurred or been required.

Section 12. Set-off. In addition to any rights now or hereafter granted under any of the other Loan Documents or Applicable Law and not by way of limitation of any such rights, each Guarantor hereby authorizes the Agent and each Lender, at any time or from time to time, during the continuance of any Event of Default without any prior notice to such Guarantor or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender, subject to receipt of the prior written consent of the Agent exercised in its sole discretion, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Agent, such Lender or any affiliate of the Agent or such Lender, to or for the credit or the account of such Guarantor against and on account of any of the Guarantied Obligations, although such obligations shall be contingent or unmatured. Each Guarantor agrees, to the fullest extent permitted by Applicable Law, that any Participant may exercise rights of setoff or counterclaim and other rights with respect to its participation as fully as if such Participant were a direct creditor of such Guarantor in the amount of such participation.

Section 13. Subordination. Each Guarantor hereby expressly covenants and agrees for the benefit of the Agent and the Lenders that all obligations and liabilities of the Borrower to such Guarantor of whatever description, including without limitation, all intercompany receivables of such Guarantor from the Borrower (collectively, the “Junior Claims”) shall be subordinate and junior in right of payment to all Guarantied Obligations. If an Event of Default shall have occurred and be continuing, then no Guarantor shall accept any direct or indirect payment (in cash, property, securities by setoff or otherwise) from the Borrower on account of or in any manner in respect of any Junior Claim until all of the Guarantied Obligations have been indefeasibly paid in full.

Section 14. Avoidance Provisions. It is the intent of each Guarantor, the Agent and the Lenders that in any Proceeding, such Guarantor’s maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Agent and the Lenders) to be avoidable or unenforceable against such Guarantor in such Proceeding as a result of Applicable Law, including without limitation, (a) Section 548 of the Bankruptcy Code of 1978, as amended (the “Bankruptcy Code”) and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of Section 544 of the

Bankruptcy Code or otherwise. The Applicable Laws under which the possible avoidance or unenforceability of the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Agent and the Lenders) shall be determined in any such Proceeding are referred to as the “Avoidance Provisions”. Accordingly, to the extent that the obligations of any Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Guarantied Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Guarantied Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of any Guarantor hereunder (or any other obligations of such Guarantor to the Agent and the Lenders), to be subject to avoidance under the Avoidance Provisions. This Section is intended solely to preserve the rights of the Agent and the Lenders hereunder to the maximum extent that would not cause the obligations of any Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and no Guarantor or any other Person shall have any right or claim under this Section as against the Agent and the Lenders that would not otherwise be available to such Person under the Avoidance Provisions.

Section 15. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Loan Parties, and of all other circumstances bearing upon the risk of nonpayment of any of the Guarantied Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Agent nor any Lender shall have any duty whatsoever to advise any Guarantor of information regarding such circumstances or risks.

Section 16. Governing Law. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH COMMONWEALTH

SECTION 17. LITIGATION; JURISDICTION; OTHER MATTERS; WAIVERS.

(a) EACH GUARANTOR, AND EACH OF THE AGENT AND THE LENDERS BY ACCEPTING THE BENEFITS HEREOF, ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG ANY GUARANTOR, THE AGENT OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE AGENT AND EACH GUARANTOR HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR IN CONNECTION WITH ANY COLLATERAL OR ANY LIEN OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY GUARANTOR, THE AGENT OR ANY OF THE LENDERS OF ANY KIND OR NATURE.

(b) EACH GUARANTOR, THE AGENT, AND EACH LENDER BY ACEPTING THE BENFITS HEREOF, HEREBY AGREES THAT THE FEDERAL DISTRICT COURT OF THE EASTERN DISTRICT OF PENNSYLVANIA OR, AT THE OPTION OF THE AGENT, ANY STATE COURT LOCATED IN PHILADELPHIA COUNTY, PENNSYLVANIA, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG ANY GUARANTOR, THE AGENT, OR ANY OF THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS GUARANTY, OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM OR THE COLLATERAL. EACH GUARANTOR AND EACH OF THE LENDERS EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS.

(c) EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME.

(d) THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE AGENT OR ANY LENDER OR THE ENFORCEMENT BY THE AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(e) THE FOREGOING WAIVERS HAVE BEEN MADE WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER OBLIGATIONS AND THE TERMINATION OF THIS GUARANTY.

Section 18. Loan Accounts. The Agent and each Lender may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Guarantied Obligations, and in the case of any dispute relating to any of the Guarantied Obligations or otherwise, the entries in such books and accounts shall constitute prima facie evidence of the outstanding amount of such Guarantied Obligations and the amounts paid and payable with respect thereto absent manifest error. The failure of the Agent or any Lender to maintain such books and accounts shall not in any way relieve or discharge any Guarantor of any of its obligations hereunder.

Section 19. Waiver of Remedies. No delay or failure on the part of the Agent or any Lender in the exercise of any right or remedy it may have against any Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Agent or any Lender of any such right or remedy shall preclude other or further exercise thereof or the exercise of any other such right or remedy.

Section 20. Termination. This Guaranty shall remain in full force and effect until the indefeasible payment in full of the Obligations and the termination or cancellation of the Credit Agreement.

Section 21. Successors and Assigns. Each reference herein to the Agent or the Lenders shall be deemed to include such Person’s respective successors and assigns (including, but not limited to, any holder of the Guarantied Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to each Guarantor shall be deemed to include such Guarantor’s successors and assigns, upon whom this Guaranty also shall be binding. The Lenders may, in accordance with the applicable provisions of the Credit Agreement, assign, transfer or sell any Guarantied Obligations, or grant or sell participations in any Guarantied Obligation, to any Person without the consent of, or notice to, any Guarantor and without releasing, discharging or modifying any Guarantor’s obligations hereunder. Each Guarantor hereby consents to the delivery by the Agent or any Lender to any Assignee or Participant (or any prospective Assignee or Participant) of any financial or other information regarding any Loan Party. No Guarantor may assign or transfer its obligations hereunder to any Person without the prior written consent of all Lenders and any such assignment or other transfer to which all of the Lenders have not so consented shall by null and void.

Section 22. JOINT AND SEVERAL OBLIGATIONS. THE OBLIGATIONS OF THE GUARANTORS HEREUNDER SHALL BE JOINT AND SEVERAL, AND ACCORDINGLY, EACH GUARANTOR CONFIRMS THAT IT IS LIABLE FOR THE FULL AMOUNT OF THE “GUARANTIED OBLIGATIONS” AND ALL OF THE OBLIGATIONS AND LIABILITIES OF EACH OF THE OTHER GUARANTORS HEREUNDER.

Section 23. Amendments. This Guaranty may not be amended except in writing signed by the Agent and each Guarantor.

Section 24. Payments. All payments to be made by any Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Agent at its Principal Office, not later than 11:00 a.m., on the date one Business Day after demand therefor.

Section 25. Notices. All notices, requests and other communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given (a) to each Guarantor at its address set forth below its signature hereto, (b) to the Agent or any Lender at its address for notices provided for in the Credit Agreement, or (c) as to each such party at such other address as such party shall designate in a written notice to the other parties. Each such notice, request or other communication shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered; provided, however, that any notice of a change of address for notices shall not be effective until received.

Section 26. Severability. In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 27. Headings. Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

Section 28. Limitation of Liability. Neither the Agent, the Swingline Lender, any Lender, nor any affiliate, officer, director, employee, attorney, or agent of the Agent, the Swingline Lender or any Lender, shall have any liability with respect to, and each Guarantor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by a Guarantor in connection with, arising out of, or in any way related to, this Guaranty or any of the other Loan Documents, or any of the transactions contemplated by this Guaranty, the Credit Agreement or any of the other Loan Documents. Each Guarantor hereby waives, releases, and agrees not to sue the Agent or any Lender or any of the Agent’s or any Lender’s affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Guaranty, the Credit Agreement or any of the other Loan Documents, or any of the transactions contemplated by the Credit Agreement or financed thereby. Notwithstanding anything in this Section to the contrary, no Defaulting Lender shall be entitled to claim any of the benefits of this Section.

Section 29. Definitions. (a) For the purposes of this Guaranty:

“Proceeding” means any of the following: (i) a voluntary or involuntary case concerning any Guarantor shall be commenced under the Bankruptcy Code of 1978, as amended; (ii) a custodian (as defined in such Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of any Guarantor; (iii) any other proceeding under any Applicable Law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up or composition for adjustment of debts, whether now or hereafter in effect, is commenced relating to any Guarantor; (iv) any Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) any Guarantor makes a general assignment for the benefit of creditors; (vii) any Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) any Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; (ix) any Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by any Guarantor for the purpose of effecting any of the foregoing.

(b) Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

[Signatures on Next Page]

IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Guaranty as of the date and year first written above.

[GUARANTOR]

By:
Name:
Title:

Address for Notices for all Guarantors:

Attention:
Telecopier:
Telephone:

ANNEX I

FORM OF ACCESSION AGREEMENT

THIS ACCESSION AGREEMENT dated as of                     ,         , executed and delivered by                             , a                      (the “New Guarantor”) in favor of (a) WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Agent (the “Agent”) for the Lenders under that certain Credit Agreement dated as of November 20, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among PREIT Associates, L.P. (the “Borrower”), Pennsylvania Real Estate Investment Trust (the “Parent”), the financial institutions party thereto and their assignees under Section 11.5.(c) thereof, the Agent and the other parties thereto and (b) the Lender.

WHEREAS, pursuant to the Credit Agreement, the Agent and the Lenders have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

WHEREAS, the New Guarantor is a Subsidiary of the Borrower or the Parent;

WHEREAS, the Borrowers, the New Guarantor, the other Subsidiaries of the Borrower and the Parent, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Agent and the Lenders through their collective efforts;

WHEREAS, the New Guarantor acknowledges that it will receive direct and indirect benefits from the Agent and the Lenders making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, the New Guarantor is willing to guarantee certain of the Borrower’s obligations to the Agent and the Lenders on the terms and conditions contained herein; and

WHEREAS, the New Guarantor’s execution and delivery of this Agreement is a condition to the Agent and the Lenders continuing to make such financial accommodations to the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the New Guarantor, the New Guarantor agrees as follows:

Section 1. Accession to Guaranty. The New Guarantor hereby agrees that it is a “Guarantor” under that certain Guaranty dated as of November 20, 2003 (the “Guaranty”), made by the Parent and each Subsidiary a party thereto in favor of the Agent and the Lenders and assumes all obligations of a “Guarantor” thereunder, all as if the New Guarantor had been an original signatory to the Guaranty. Without limiting the generality of the foregoing, the New Guarantor hereby:

(a) irrevocably and unconditionally guarantees the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all Guarantied Obligations;

(b) makes to the Agent and the Lenders as of the date hereof each of the representations and warranties contained in Section 5 of the Guaranty and agrees to be bound by each of the covenants contained in Section 6 of the Guaranty; and

(c) consents and agrees to each provision set forth in the Guaranty.

SECTION 2. GOVERNING LAW. THIS ACCESSION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH COMMONWEALTH.

Section 3. Definitions. Capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Credit Agreement.

[Signatures on Next Page]

IN WITNESS WHEREOF, the New Guarantor has caused this Accession Agreement to be duly executed and delivered under seal by its duly authorized officers as of the date first written above.

[NEW GUARANTOR]

By:
Name:
Title:

(CORPORATE SEAL)

Address for Notices:

Attention:
Telecopier:
Telephone:

Accepted:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Agent

By:
Name:
Title:

EXHIBIT C

FORM OF NOTICE OF BORROWING

                    , 200

Wells Fargo Bank, National Association, as Agent

Two Logan Square, Suite 1750

100-120 N. 18th Street

Philadelphia, PA 19103

Attention: Loan Administrator

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of November 20, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among PREIT Associates, L.P. (the “Borrower”), Pennsylvania Real Estate Investment Trust, the financial institutions party thereto and their assignees under Section 11.5.(c) thereof, Wells Fargo Bank, National Association, as Agent (the “Agent”) and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

1.	Pursuant to Section 2.1.(c) of the Credit Agreement, the Borrower hereby requests that the Lenders make Revolving Loans to the Borrower in an amount equal to $ .

2.	The Borrower requests that the Loan/s be made available to the Borrower on , 200 .

3.	The Borrower hereby requests that the requested Loan/s be of the following Type:

[Check one box only]

☐ Base Rate Loan
☐ LIBOR Loan, with an initial Interest Period for a duration of:

[Check one box only]	☐	one month
	☐	two months
	☐	three months
	☐	six months
	☐	other: days

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4.	The proceeds of the Loan/s will be used for the following:
____________________________________________________

____________________________________________________.

The Borrower hereby certifies to the Agent and the Lenders that as of the date hereof, as of the date of the making of the requested Loans, and after making such Loans, (a) no Default or Event of Default shall have occurred and be continuing and (b) the representations and warranties of the Borrower and the Guarantors contained in the Credit Agreement and the other Loan Documents are and shall be true and correct in all material respects, except to the extent such representations or warranties specifically relate to an earlier date or such representations or warranties become untrue by reason of events or conditions otherwise permitted under the Credit Agreement or the other Loan Documents. In addition, the Borrower certifies to the Agent and the Lenders that all conditions to the making of the requested Loan/s contained in Article V. of the Credit Agreement will have been satisfied at the time such Loan/s is made.

PREIT ASSOCIATES, L.P.

By:	Pennsylvania Real Estate Investment Trust,
its general partner

By:
Name:
Title:

[SEAL]

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EXHIBIT D

FORM OF NOTICE OF CONTINUATION

                    , 200

Wells Fargo Bank, National Association, as Agent

Two Logan Square, Suite 1750

100-120 N. 18th Street

Philadelphia, PA 19103

Attention: Loan Administrator

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of November 20, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among PREIT Associates, L.P. (the “Borrower”), Pennsylvania Real Estate Investment Trust, the financial institutions party thereto and their assignees under Section 11.5.(c) thereof, Wells Fargo Bank, National Association, as Agent (the “Agent”) and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 2.9. of the Credit Agreement, the Borrower hereby requests a Continuation of a LIBOR Loan under the Credit Agreement, and in that connection sets forth below the information relating to such Continuation as required by such Section of the Credit Agreement:

1.	The requested date of such Continuation is , 200 .

2.	The LIBOR Loan to be continued pursuant hereto is a Revolving Loan in the aggregate principal amount of $ .

3.	The portion of the principal amount of the LIBOR Loan subject to the requested Continuation is $ .

4.	The current Interest Period of the LIBOR Loan subject to such Continuation ends on , 200 .

5.	The duration of the Interest Period for the LIBOR Loan or portion thereof subject to such Continuation is:

[Check one box only]	☐	one month
	☐	two months
	☐	three months
	☐	six months

D-1

The Borrower hereby certifies to the Agent and the Lenders that as of the date hereof, as of the proposed date of the requested Continuation, and after giving effect to such Continuation, no Event of Default shall have occurred and be continuing.

If notice of the requested Continuation was given previously by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.9. of the Credit Agreement.

PREIT ASSOCIATES, L.P.

By:	Pennsylvania Real Estate Investment Trust,
its general partner

By:
Name:
Title:

[SEAL]

D-2

EXHIBIT E

FORM OF NOTICE OF CONVERSION

                    , 200

Wells Fargo Bank, National Association, as Agent

Two Logan Square, Suite 1750

100-120 N. 18th Street

Philadelphia, PA 19103

Attention: Loan Administrator

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of November 20, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among PREIT Associates, L.P. (the “Borrower”), Pennsylvania Real Estate Investment Trust, the financial institutions party thereto and their assignees under Section 11.5.(c) thereof, Wells Fargo Bank, National Association, as Agent (the “Agent”) and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 2.10. of the Credit Agreement, the Borrower hereby requests a Conversion of a Loan of one Type into a Loan of another Type under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion as required by such Section of the Credit Agreement:

1.	The requested date of such Conversion is , 200 .

2.	The Type of Loan to be Converted pursuant hereto is currently:

[Check one box only]

☐ Base Rate Loan
☐ LIBOR Loan

3.	The aggregate principal amount of the Loan subject to the requested Conversion is $ and the portion of such principal amount subject to such Conversion is $ .

E-1

5.	The amount of such Loan to be so Converted is to be converted into a Loan of the following Type:

[Check one box only]

☐ Base Rate Loan
☐ LIBOR Loan, with an initial Interest Period for a duration of:

[Check one box only]	☐	one month
	☐	two months
	☐	three months
	☐	six months

The Borrower hereby certifies to the Agent and the Lenders that as of the date hereof, as of the proposed date of the requested Conversion, and after giving effect to such Conversion, no Event of Default shall have occurred and be continuing.

If notice of the requested Conversion was given previously by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.10. of the Credit Agreement.

PREIT ASSOCIATES, L.P.

By:	Pennsylvania Real Estate Investment Trust,
its general partner

By:
Name:
Title:

[SEAL]

E-2

EXHIBIT F

FORM OF NOTICE OF SWINGLINE BORROWING

                    ,

Wells Fargo Bank, National Association, as Agent

Two Logan Square, Suite 1750

100-120 N. 18th Street

Philadelphia, PA 19103

Attention: Loan Administrator

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of November 20, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among PREIT Associates, L.P. (the “Borrower”), Pennsylvania Real Estate Investment Trust, the financial institutions party thereto and their assignees under Section 11.5.(c) thereof, Wells Fargo Bank, National Association, as Agent (the “Agent”) and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

1. Pursuant to Section 2.3(b) of the Credit Agreement, the Borrower hereby requests that the Swingline Lender make a Swingline Loan to the Borrower in an amount equal to $ .

2. The Borrower requests that such Swingline Loan be made available to the Borrower on , .

3. The proceeds of this Swingline Loan will be used for the following purpose: ______________________________________________________________________

______________________________________________________________________.

4. The Borrower requests that the proceeds of such Swingline Loan be made available to the Borrower by .

5.      The aggregate principal amount of all outstanding Revolving Loans and Swingline Loans, together with the aggregate amount of all Letter of Credit Liabilities, as of the date hereof, as of the date of the making of the requested Swingline Loan, and after making such Swingline Loan does not exceed the aggregate amount of the Commitments.

The Borrower hereby certifies to the Agent, the Swingline Lender and the Lenders that as of the date hereof, as of the date of the making of the requested Swingline Loan, and after making such Swingline Loan, (a) no Default or Event of Default shall have occurred and be

F-1

continuing and (b) the representations and warranties of the Borrower, the Parent and the Guarantors contained in the Credit Agreement and the other Loan Documents are and shall be true and correct in all material respects, except to the extent such representations or warranties specifically relate to an earlier date or such representations or warranties become untrue by reason of events or conditions otherwise permitted under the Credit Agreement or the other Loan Documents. In addition, the Borrower certifies to the Agent and the Lenders that all conditions to the making of the requested Swingline Loan contained in Article V. of the Credit Agreement will have been satisfied at the time such Swingline Loan is made.

If notice of the requested borrowing of this Swingline Loan was previously given by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.3.(b) of the Credit Agreement.

PREIT ASSOCIATES, L.P.

By:	Pennsylvania Real Estate Investment Trust,
its general partner

By:
Name:
Title:

[SEAL]

F-2

EXHIBIT G

FORM OF REVOLVING NOTE

$	November 20, 2003

FOR VALUE RECEIVED, the undersigned, PREIT ASSOCIATES, L.P, a Delaware limited partnership (the “Borrower”) hereby unconditionally promises to pay to the order of                                          (the “Lender”), in care of Wells Fargo Bank, National Association, as Agent (the “Agent”), to Wells Fargo Bank, National Association, 2120 E. Park Place, Suite 100, El Segundo, California 90245 or at such other address as may be specified by the Agent to the Borrower, the principal sum of                              AND         /100 DOLLARS ($                    ), or such lesser amount as may be the then outstanding and unpaid balance of all Revolving Loans made by the Lender to the Borrower pursuant to, and in accordance with the terms of, the Credit Agreement.

The Borrower further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time on the dates and at the rates and at the times specified in the Credit Agreement.

This Note is one of the “Revolving Notes” referred to in that Credit Agreement dated as of November 20, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, Pennsylvania Real Estate Investment Trust, the financial institutions party thereto and their assignees under Section 11.5.(c) thereof, the Agent and the other parties thereto, and is subject to, and entitled to, all provisions and benefits thereof. Capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of Revolving Loans by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, (b) permits the prepayment of the Revolving Loans by the Borrower subject to certain terms and conditions and (c) provides for the acceleration of the Revolving Loans upon the occurrence of certain specified events.

The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

Time is of the essence for this Note.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH COMMONWEALTH.

[Remainder of Page Intentionally Left Blank]

G-1

IN WITNESS WHEREOF, the undersigned has executed and delivered this Revolving Note under seal as of the date written above.

PREIT ASSOCIATES, L.P.

By:	Pennsylvania Real Estate Investment Trust,
its general partner

By:
Name:
Title:

[SEAL]

G-2

EXHIBIT H

FORM OF SWINGLINE NOTE

$35,000,000.00	November 20, 2003

FOR VALUE RECEIVED, the undersigned, PREIT ASSOCIATES, L.P. (the “Borrower”), a Delaware limited partnership (the “Borrower”) hereby unconditionally promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Swingline Lender”) to its address at 2120 E. Park Place, Suite 100, El Segundo, California 90245, or at such other address as may be specified by the Swingline Lender to the Borrower, the principal sum of THIRTY FIVE MILLION AND NO/100 DOLLARS ($35,000,000.00) (or such lesser amount as shall equal the aggregate unpaid principal amount of Swingline Loans made by the Swingline Lender to the Borrower under the Credit Agreement), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.

The Borrower further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time on the dates and at the rates and at the times specified in the Credit Agreement.

This Swingline Note is the “Swingline Note” referred to in that Credit Agreement dated as of November 20, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, Pennsylvania Real Estate Investment Trust, the financial institutions party thereto and their assignees under Section 11.5.(c) thereof, the Agent and the other parties thereto, and is subject to, and entitled to, all provisions and benefits thereof. Capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of Swingline Loans by the Swingline Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, (b) permits the prepayment of the Swingline Loans by the Borrower subject to certain terms and conditions and (c) provides for the acceleration of the Swingline Loans upon the occurrence of certain specified events.

The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

Time is of the essence for this Note.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH COMMONWEALTH.

H-1

IN WITNESS WHEREOF, the undersigned has executed and delivered this Swingline Note under seal as of the date first written above.

PREIT ASSOCIATES, L.P.

By:	Pennsylvania Real Estate Investment Trust,
its general partner

By:
Name:
Title:

[SEAL]

H-2

EXHIBIT I

FORM OF OPINION OF COUNSEL TO THE PARENT,

THE BORROWER AND THE GUARANTORS

November 20, 2003

Wells Fargo Bank, National Association, as Agent

Two Logan Square, Suite 1750

100-120 North 18th Street

Philadelphia, Pennsylvania 19103

The Lenders party to the Credit Agreement referred to below

Ladies and Gentlemen:

We have acted as counsel to PREIT Associates, L.P., a Delaware limited partnership (the “Borrower”), Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust (the “Parent”) and the subsidiaries of Parent identified on Annex A attached hereto (collectively, the “Guarantors”, and together with the Borrower and the Parent, the “Loan Parties”) in connection with (a) the negotiation, execution and delivery of that certain Credit Agreement, dated as of the date hereof (the “Credit Agreement”), by and among the Borrower, the Parent, each of the financial institutions initially a signatory thereto together with their assignees pursuant to Section 11.5.(c) of the Credit Agreement and Wells Fargo Bank, National Association, as Agent (collectively, the “Lenders”) and (b) that certain Agreement and Plan of Merger dated as of May 13, 2003 (the “Merger Agreement”), by and among Parent, Borrower, Crown American Realty Trust (“CART”) and Crown American Properties, L.P. (“CAP”) pursuant to which, among other things, the parties agreed that CART will merge with and into Parent (the “Merger”), subject to the satisfaction or waiver of the terms and conditions set forth in the Merger Agreement.

All capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

In these capacities, we have reviewed copies of the following:

(a)	the Credit Agreement;

(b)	the Revolving Notes;

(c)	the Guaranty;

(d)	the Swingline Note; and

(e)	the Funds Transfer Agreement dated as of the date hereof between Borrower and Lender.

The documents and instruments set forth in items (a) through (f) above are referred to herein as the “Transaction Documents”.

In addition to the foregoing, we have reviewed certificates of limited partnership, limited partnership agreements, certificates of formation, certificates of organization, operating agreements or other similar organizational documents, as applicable, of each Loan Party and its respective general partner or sole member and certain resolutions of the board of trustees or other governing body, if applicable, of each Loan Party or its respective general partner or sole member (collectively, the “Organizational Documents”) and have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, and other instruments as we have deemed necessary or advisable for the purposes of rendering this opinion.

The opinions expressed below are limited to (a) the laws of the Commonwealth of Pennsylvania and (b) the Delaware Limited Liability Company Act, the Delaware Limited Partnership Act, the Florida Revised Uniform Partnership Act, the South Carolina Uniform Limited Liability Company Act and the Maryland General Corporation Law as published on-line on LexisNexis as of November 16, 2003 (the foregoing statutes, collectively, the “Acts”). Except for our opinions with respect to the Acts, we express no opinion concerning the laws of any jurisdiction other than Pennsylvania. Our opinions are based upon the assumption that the laws of the Commonwealth of Pennsylvania and the Acts, as set forth above, are applicable to the matters set forth herein.

When we state herein that matters are to our “knowledge,” we mean that we have no actual knowledge of facts which are contrary to the opinion rendered, without having undertaken independent investigation or verification of any such facts. The words “actual knowledge” mean the conscious attention to such information by the Primary Lawyer Group. The phrase “Primary Lawyer Group” includes only attorneys who are currently members of or employed by this firm who have been involved in the preparation of this letter and such other attorneys as have been involved in the representation of Borrower or other Loan Parties in connection with the transaction that is the subject of this letter.

The opinions hereinafter expressed are specifically subject to the following additional assumptions, exceptions and qualifications:

(a) We have made no inquiry or investigation concerning the status, authority to act or authorization of any party participating in the subject transaction or delivering any document in connection therewith other than the Loan Parties.

(b) We have assumed the due authorization, execution and delivery by each party thereto (other than the Loan Parties) of each of the Transaction Documents to be executed and delivered by any of such other parties and the enforceability of the Transaction Documents against such other parties. We have assumed the legal capacity of all individuals executing any of the Transaction Documents.

(c) As to any matters of fact material to the opinions hereafter expressed, we have relied with your permission upon the truth and accuracy of certain representations, warranties and certifications made by the Loan Parties in or pursuant to the Transaction Documents and the Merger Agreement. To the extent that we have relied upon original documents or copies thereof, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

Based upon the foregoing, and subject to all of the qualifications and assumptions set forth herein, we are of the opinion that:

1. The Borrower has the power to execute, deliver and perform the Transaction Documents to which it is a party, to own and use its assets, and to conduct its business as, to our knowledge, it is presently conducted and as, to our knowledge, it is proposed to be conducted immediately following the consummation of the transactions contemplated by the Credit Agreement.

2. The Parent has the power to execute, deliver and perform the Transaction Documents to which it is a party, to own and use its assets, and to conduct its business as, to our knowledge, it is presently conducted and as, to our knowledge, it is proposed to be conducted immediately following the consummation of the transactions contemplated by the Credit Agreement.

3. Each Guarantor has the power to execute, deliver and perform the Guaranty.

4. Borrower is a limited partnership subsisting and in good standing under the laws of the State of Delaware, based solely on the good standing certificate attached hereto as Annex B.

5. Parent is a business trust subsisting under the laws of the Commonwealth of Pennsylvania, based solely on the subsistence certificate attached hereto as Annex C.

6. Each Guarantor is an entity organized and subsisting and in good standing under the laws of the State of its formation, based solely on the good standing/subsistence certificate for such entity attached hereto as Annex D.

7. Each Loan Party has duly authorized the execution and delivery of the Transaction Documents to which it is a party and the performance of all obligations of such Loan Party thereunder. Each of the Loan Parties and each respective general partner or sole member on behalf of the applicable Loan Parties has duly executed and delivered such Transaction Documents. The individuals executing the Transaction Documents on behalf of the Loan Parties have been duly authorized to do so.

8. The execution and delivery by each of the Loan Parties of the Transaction Documents to which it is a party do not, and, if each of the Loan Parties were now to perform its obligations under such Transaction Documents, such performance would not, result in any:

(a) violation of any Loan Party’s Organizational Documents;

(b) violation of any existing constitution, statute, regulation, rule, order, or law of Pennsylvania or the United States of America or the Acts, as the case may be, to which any Loan Party or its assets are subject;

(c) breach or violation of or default under, any agreements, instruments, indentures or other documents evidencing any indebtedness for money borrowed or any other material agreement to which, to our knowledge, a Loan Party is bound or under which a Loan Party or its assets is subject;

(d) creation or imposition of a contractual lien or security interest in, on or against the assets of any Loan Party under any material written agreements to which, to our knowledge, any Loan Party is a party or by which any Loan Party or its assets are bound; or

(e) violation of any judicial or administrative decree, writ, judgment or order to which, to our knowledge, any Loan Party or its assets are subject.

9. The execution, delivery and performance by each of the Loan Parties of each Transaction Document to which it is a party, and the consummation of the transactions thereunder, do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority of the United States of America or the Commonwealth of Pennsylvania, except filings with the United States Securities and Exchange Commission.

10. The Transaction Documents constitute the legal, valid and binding obligations of each of the Loan Parties that is signatory thereto, enforceable against such Loan Party in accordance with their respective terms.

11. To our knowledge, (a) there are no judgments outstanding against any of the Loan Parties or affecting any of their respective assets, nor (b) is there any litigation or other proceeding against any of the Loan Parties or its assets pending or overtly threatened, which, in either event, could reasonably be expected to have a Material Adverse Effect.

12. None of the Loan Parties is, or, after giving effect to any Loan will be, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or Pennsylvania statute or regulation limiting its ability to incur indebtedness for borrowed money.

13. Assuming that Borrower applies the proceeds of the Loans as provided in the Credit Agreement, the transactions contemplated by the Transaction Documents do not violate the provisions of Regulations T, U or X of the Federal Reserve Board.

14. The interest to be paid to the Lender on the Loans pursuant to the Credit Agreement does not violate any law of the Commonwealth of Pennsylvania relating to interest and civil usury, provided, however, no opinion is expressed as to whether the Pennsylvania criminal usury limits of 25% and/or 36% would be applicable to borrowings under the Transaction Documents.

The foregoing opinions are subject to the further qualifications, limitations and assumptions that:

(A) Our opinion as to the validity and enforceability of the Transaction Documents is subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, receivership, moratorium and similar laws affecting creditor’s rights generally.

(B) The availability and enforceability of particular remedies, and the enforceability of particular provisions or waivers in the relevant documents may be limited by equitable principles and federal bankruptcy law.

(C) We express no opinion as to the availability of the remedy of specific performance.

(D) We express no opinion concerning any provisions of the Transaction Documents which purport to (i) authorize a party to exercise any extra-judicial remedy including self-help, except where permitted by law; (ii) waive personal service of judicial process, right to jury trial, statutes of limitation, or benefit of the automatic stay and other rights under the Federal Bankruptcy Code; (iii) establish evidentiary standards; (iv) waive non-waiveable rights including, without limitation, the obligation to mitigate damages; (v) waive commercial reasonableness; (vi) retain a claim against a guarantor where the primary debtor has been discharged or released or the claim been disallowed; (vii) provide for post-judgment interest in excess of that permitted on judgments in Pennsylvania; (viii) impose late charges, increased rate of interest, penalties or forfeitures upon the occurrence of a default; (ix) provide for the vesting of jurisdiction in, or the consent to the exercise of jurisdiction by, any court where the exercise of jurisdiction is within discretion of such court or the court is not a court of general jurisdiction; or (x) grant an unlimited power of attorney to act on behalf of another party.

This opinion is furnished for the benefit of addressee and its successors and assigns which become holders of the Transaction Documents and may not be used or relied upon by any other person or entity or in connection with any other transaction without our prior written consent. The opinions given herein are as of the date hereof, limited by facts, circumstances and laws in effect on such date, and by rendering this opinion we undertake no obligation to advise the addressee or any other party entitled to rely on this opinion with the respect to any changes therein. Our opinions as to qualification and good standing in paragraphs 4, 5 and 6 hereof are as of the date of the good standing/subsistence certificates attached hereto as Annexes B, C and D, respectively. Our opinion in paragraph 12 insofar as it relates to Crown Lycoming Service Associates (“CLSA”) is based on the representations of CART that its subsidiaries are in compliance with applicable law and that CLSA does not hold a certificate of public convenience from the Pennsylvania Public Utility Commission or equivalent Federal agency. We have no actual knowledge of facts which contradicts the representations in the preceding sentence.

Very truly yours,

DRINKER BIDDLE & REATH LLP

ANNEX A

GUARANTORS

ENTITY	STATE OF FORMATION
1. PREIT-RUBIN, Inc.	Pennsylvania
2. Rubin II, Inc.	Pennsylvania
3. PR Christiana LLC	Delaware
4. Jacksonville Associates	Florida
5. PR South Blanding LLC	Delaware
6. PR Interstate Container LLC	Delaware
7. PR 8000 National Highway, L.P.	Pennsylvania
8. PR 8000 National Highway LLC	Delaware
9. PR 8000 Airport Highway, L.P.	Pennsylvania
10. PR 8000 Airport Highway LLC	Delaware
11. Roosevelt II Associates, L.P.	Pennsylvania
12. PR Festival Limited Partnership	Pennsylvania
13. PR Festival LLC	Pennsylvania
14. PR Florence LLC	South Carolina
15. PR Titus Limited Partnership	Pennsylvania
16. PR Titus LLC	Pennsylvania
17. PR Warrington Limited Partnership	Pennsylvania
18. PR Warrington LLC	Pennsylvania
19. PRGL Paxton Limited Partnership	Pennsylvania
20. PR Paxton LLC	Pennsylvania
21. PR Gallery I Limited Partnership	Pennsylvania
22. PR Gallery I LLC	Pennsylvania
23. PR Plymouth Meeting Limited Partnership	Pennsylvania
24. PR Plymouth Meeting LLC	Pennsylvania
25. PR Exton Limited Partnership	Pennsylvania
26. PR Exton LLC	Pennsylvania
27. PR Moorestown Limited Partnership	Pennsylvania
28. PR Moorestown LLC	Pennsylvania
29. PR Echelon Limited Partnership	Pennsylvania
30. PR Echelon LLC	Pennsylvania
31. PR New Castle LLC	Pennsylvania
32. Plymouth Ground Associates LP	Pennsylvania
33. Plymouth Ground Associates LLC	Pennsylvania
34. WG Park, L.P. (Willow Grove)	Pennsylvania
35. WG Park General, L.P.	Pennsylvania
36. WG Park Limited, L.P.	Pennsylvania
37. WG Holdings of Pennsylvania, L.L.C.	Pennsylvania
38. WG Holdings, L.P.	Pennsylvania

ENTITY	STATE OF FORMATION
39. PRWGP General, LLC	Delaware
40. PR Springfield Associates, L.P.	Pennsylvania
41. PR Springfield Trust	Pennsylvania
42. PR Northeast Limited Partnership	Pennsylvania
43. PR Northeast LLC	Pennsylvania
44. Roosevelt Associates, L.P.	Pennsylvania
45. PR BVM LLC (Parcel 3 at Beaver Valley Mall)	Pennsylvania
46. PR AEKI Plymouth L.P.	Delaware
47. PR AEKI Plymouth LLC	Delaware
48. PREIT Services, LLC	Delaware
49. PR New Garden, L.P.	Pennsylvania
50. PR New Garden LLC	Pennsylvania
51. PR Magnolia LLC	Delaware
52. PREIT-Rubin OP, Inc.	Pennsylvania
53. PR Westgate Limited Partnership	Pennsylvania
54. PR Westgate LLC	Pennsylvania
55. PR Wiregrass Commons LLC	Delaware
56. PR Schuylkill Limited Partnership	Pennsylvania
57. PR Schuylkill LLC	Pennsylvania
58. PR Crossroads I LLC	Pennsylvania
59. PR Crossroads II LLC	Pennsylvania
60. Crown Lycoming Services Associates	Pennsylvania
61. Crown American Ventures, Inc.	Pennsylvania
62. Crown American Services Corporation	Pennsylvania
63. Crown American GC Inc.	Maryland
64. PR Shenango Valley Limited Partnership	Pennsylvania
65. PR Shenango Valley LLC	Pennsylvania
66. PR Bradley Square LLC	Delaware
67. PR Mt. Berry Square LLC	Delaware
68. PR Martinsburg LLC	Delaware
69. PR West Manchester Limited Partnership	Pennsylvania
70. PR West Manchester LLC	Pennsylvania
71. PR Valley Limited Partnership	Pennsylvania
72. PR Valley LLC	Delaware

EXHIBIT J

FORM OF COMPLIANCE CERTIFICATE

Reference is made to that certain Credit Agreement dated as of November 20, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among PREIT Associates, L.P. (the “Borrower”), Pennsylvania Real Estate Investment Trust (the “Parent”), the financial institutions party thereto and their assignees under Section 11.5.(c) thereof, Wells Fargo Bank, National Association, as Agent (the “Agent”) and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 7.1.(c) of the Credit Agreement, the undersigned hereby certifies to the Agent and the Lenders that:

1.(a) The undersigned has reviewed the terms of the Credit Agreement and has made a review of the transactions, financial condition and other affairs of the Parent, the Borrower and the other Loan Parties as of, and during the relevant accounting period ending on,                     , 200     and (b) such review has not disclosed the existence during such accounting period, and the undersigned does not have knowledge of the existence, as of the date hereof, of any condition or event constituting a Default or Event of Default [except as set forth on Attachment A hereto, which accurately describes the nature of the conditions(s) or event(s) that constitute (a) Default(s) or (an) Event(s) of Default and the actions which the Parent and the Borrower (are taking)(are planning to take) with respect to such condition(s) or event(s)].

2. Schedule 1 attached hereto accurately and completely sets forth the calculations required to establish compliance with Section 8.1. of the Credit Agreement on the date of the financial statements for the accounting period set forth above.

3. The representations and warranties of the Borrower, the Parent and the Guarantors contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof, except to the extent such representations or warranties specifically relate to an earlier date or such representations or warranties become untrue by reason of events or conditions otherwise permitted under the Credit Agreement or the other Loan Documents.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has signed this Compliance Certificate on and as of                     , 200    .

Name:
Title:	Chief Financial Officer

Schedule 1

[To Be Attached]

EXHIBIT K

FORM OF PRICING CERTIFICATE

Reference is made to that certain Credit Agreement dated as of November 20, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among PREIT Associates, L.P. (the “Borrower”), Pennsylvania Real Estate Investment Trust (the “Parent”), the financial institutions party thereto and their assignees under Section 11.5.(c) thereof, Wells Fargo Bank, National Association, as Agent (the “Agent”) and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 7.1.(g) of the Credit Agreement, the undersigned hereby certifies to the Agent and the Lenders that:

1. (a) The undersigned has reviewed the terms of the Credit Agreement and has made a review of the transactions, financial condition and other affairs of the Parent, the Borrower and the other Loan Parties as of, and during the relevant accounting period ending on,                     , 200_ (the “Pricing Date”) and (b) such review has not disclosed the existence during such accounting period, and the undersigned does not have knowledge of the existence, as of the date hereof, of any condition or event constituting a Default or Event of Default.

2. Schedule 1 attached hereto accurately and completely sets forth the calculations required to determine the ratio of Total Liabilities to Gross Asset Value on the Pricing Date.

3. The ratio of Total Liabilities to Gross Asset Value as of such date is              to             . The Applicable Margin corresponding to such ratio is         %.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has signed this Compliance Certificate on and as of                     , 200_.

Name:
Title:	Chief Financial Officer

Schedule 1

[To Be Attached]

Schedule 1.1(A) – List of Loan Parties

ENTITY	TAX ID NO
1. PREIT-RUBIN, Inc.	23-2204920
2. Rubin II, Inc.	23-2773921
3. PR Christiana LLC	23-2947613
4. Jacksonville Associates	23-2653853
5. PR South Blanding LLC	23-2970069
6. PR Interstate Container LLC	23-2925032
7. PR 8000 National Highway, L.P.	23-2925032
8. PR 8000 National Highway LLC	23-2979657
9. PR 8000 Airport Highway, L.P.	23-2961309
10. PR 8000 Airport Highway LLC	23-2973907
11. Roosevelt II Associates, L.P.	23-2765129
12. PR Festival Limited Partnership	23-2981929
13. PR Festival LLC	23-2981927
14. PR Florence LLC	23-3024615
15. PR Titus Limited Partnership	23-2988998
16. PR Titus LLC	23-2989002
17. PR Warrington Limited Partnership	23-2989597
18. PR Warrington LLC	23-2988993
19. PRGL Paxton Limited Partnership	23-2961032
20. PR Paxton LLC	23-2957164
21. PR Gallery I Limited Partnership	32-0072088
22. PR Gallery I LLC	23-2925032
23. PR Plymouth Meeting Limited Partnership	11-3688280
24. PR Plymouth Meeting LLC	23-2925032
25. PR Exton Limited Partnership	35-2202620
26. PR Exton LLC	23-2925032
27. PR Moorestown Limited Partnership	30-0167661
28. PR Moorestown LLC	23-2925032
29. PR Echelon Limited Partnership	11-3688277
30. PR Echelon LLC	23-2925032
31. PR New Castle LLC	23-2925032
32. Plymouth Ground Associates LP	None
33. Plymouth Ground Associates LLC	23-2925032
34. WG Park, L.P. (Willow Grove)	None
35. WG Park General, L.P.	None
36. WG Park Limited, L.P.	None
37. WG Holdings of Pennsylvania, L.L.C.	23-2925032
38. WG Holdings, L.P.	23-3030178
39. PRWGP General, LLC	None
40. PR Springfield Associates, L.P.	23-2896173
41. PR Springfield Trust	None
42. PR Northeast Limited Partnership	23-2985188

ENTITY	TAX ID NO
43. PR Northeast LLC	23-2985187
44. Roosevelt Associates, L.P.	23-2765001
45. PR BVM LLC (Parcel 3 at Beaver Valley Mall)	23-2925032
46. PR AEKI Plymouth L.P.	None
47. PR AEKI Plymouth LLC	None
48. PREIT Services, LLC	23-3075151
49. PR New Garden, L.P.	23-3056331
50. PR New Garden LLC	23-3056329
51. PR Magnolia LLC	23-2925017
52. PREIT-Rubin OP, Inc.	20-0384799
53. PR Westgate Limited Partnership	20-0343404
54. PR Westgate LLC	20-0342867
55. PR Wiregrass Commons LLC	20-0344778
56. PR Schuylkill Limited Partnership	20-0345586
57. PR Schuylkill LLC	20-0345424
58. PR Crossroads I LLC	25-1810846
59. PR Crossroads II LLC	25-1821973
60. Crown Lycoming Service Associates	25-1808583
61. Crown American Ventures, Inc.	31-1806343
62. Crown American Services Corporation	36-4516643
63. Crown American GC Inc.	31-1806336
64. PR Shenango Valley Limited Partnership	20-0345382
65. PR Shenango Valley LLC	20-0345330
66. PR Bradley Square LLC	30-0345717
67. PR Mt. Berry Square LLC	20-0344793
68. PR Martinsburg LLC	20-0345991
69. PR West Manchester Limited Partnership	20-0346088
70. PR West Manchester LLC	20-0346045
71. PR Valley Limited Partnership
72. PR Valley LLC	20-0344705

Schedule 1.1(B) – Non-Core Crown Properties

West Manchester Mall

Martinsburg Mall

Mt. Berry Square Mall

Bradley Square Mall

Schuylkill Valley Mall

Shenango Valley Mall

Schedule 2.2(a) – Existing Letters of Credit

Letter of Credit #	Amount	Effective Date	Expiration Date	Beneficiary	Evergreen?
NZS380916	$250,000	12/29/00	12/31/03	Lawyers Title Insurance Company	Yes
NZS425214	$250,000	12/17/01	11/28/03	New Garden Properties, LP	Yes

Schedule 6.1(b) – Ownership Structure

Subsidiary	Jurisdiction of organization	Each Person holding any Equity Interest in the Subsidiary; nature of the Equity Interest; percentage ownership of Subsidiary represented by the Equity Interest	Property Owned by Subsidiary

Limited Partnerships

PREIT Associates, L.P. (“PALP”)	DE

•        Pennsylvania Real Estate Investment Trust 92.4% GP

•        Minority Limited Partners 7.6%

(After giving effect to the Crown Transaction:

•        Pennsylvania Real Estate Investment Trust 91.9% GP

•        Minority Limited Partners 8.1%)

See rest of this chart

PR Beaver Valley Limited Partnership	PA	• PALP – 99% LP • PR Beaver Valley LLC – 1% GP	Beaver Valley Mall (Parcels 1 & 2)

PR Moorestown Limited Partnership	PA	• PALP – 99.9% LP • PR Moorestown LLC – 0.1% GP	Moorestown Mall

PR Echelon Limited Partnership	PA	• PALP – 99.9% LP • PR Echelon LLC – 0.1% GP	Echelon Mall

PR Gallery I Limited Partnership	PA	• PALP – 99.9% LP • PR Gallery I LLC –0.1% GP	The Gallery

PR Exton Limited Partnership	PA	• PALP – 99% LP • PR Exton LLC – 1% GP	Exton Square Mall

PR Plymouth Meeting Limited Partnership	PA	• PALP – 99.9% LP • PR Plymouth Meeting LLC – 0.1% GP	Plymouth Meeting Mall (Improvements)

Plymouth Ground Associates, L.P.	PA	• PALP - 99.9% LP • Plymouth Ground Associates LLC – 0.1% GP	Plymouth Meeting Mall (Land)

PR AEKI Plymouth, L.P.	DE	• PALP – 99.9% LP • PR AEKI Plymouth LLC – 0.1% GP	IKEA Parcel

New Castle Associates	PA	• PALP – 72.794% LP • PR New Castle LLC – .1% GP • Pan American Associates – 23.253% LP • Ivyridge Investment Corp. – 3.853% LP	See Cherry Hill Center, LLC

PR 8000 Airport Highway, L.P.	PA	• PR 8000 Airport Highway LLC – 1% GP • PALP – 99% LP	Warehouse leased to Aramark, located at 7850 Airport Highway, Camden County, Pennsauken, New Jersey

PR 8000 National Highway, L.P.	PA	• PR 8000 National Highway LLC – 1% GP • PALP – 99% LP	Warehouse leased to Sears Roebuck & Co., located at 8000 National Highway, Camden County, Pennsauken, New Jersey

PR Festival Limited Partnership	PA	• PR Festival LLC – 1% GP • PALP – 99% LP	Festival at Oaklands

PR Laurel Mall, L.P.	PA	• PR Laurel Mall Trust – 1% GP • PALP – 99% LP	See Laurel Mall Associates on Part II of this Schedule

PR New Garden L.P.	PA	• PALP – 99% LP • PR New Garden LLC – 1% GP	New Garden

PR Northeast Limited Partnership	PA	• PR Northeast LLC - .1% GP • PALP – 99.9% LP	Northeast Tower Center – Parcel 2

PR Palmer Park Mall Limited Partnership	PA	• PR Palmer Park, L.P. – 50.1% GP • PALP – 49.9% LP	Palmer Park Mall

PR Palmer Park, L.P.	PA	• PR Palmer Park Trust – 1% GP • PALP – 99% LP	See PR Palmer Park Mall Limited Partnership

PR Rio Mall Limited Partnership	PA	• PR Rio Mall LLC – 1% GP • PALP – 99% LP	See Rio Grande Venture on Part II of this Schedule

PR Springfield Associates, L.P.	PA	• PR Springfield Trust – 89% GP • PALP – 11% LP	50% interest in a commercial condominium at Baltimore Pike & Woodlawn Avenue

PR Titus Limited Partnership	DE	• PR Titus LLC – .1% GP • PALP – 99.9% LP	Warrington (Excess Land Parcel)

PR Warrington, Limited Partnership	PA	• PR Warrington LLC – .1% GP • PALP – 99.9% LP	Warrington / Creekview (Condominium parcel)

PRGL Paxton Limited Partnership	PA	• PR Paxton LLC – 1% GP • PALP – 99% LP	Paxton Towne Center

Roosevelt Associates, L.P.	PA	• PR Northeast LLC – 1% GP • PALP – 99.9% LP	Northeast Tower Center (Parcel 3)

Roosevelt II Associates, L.P.	PA	• PR Northeast LLC – .1% GP • PALP – 99.9% LP	Northeast Tower Center (Parcels 1 and 6)

WG Holdings, L.P.	PA	• PRWGP General, LLC – .02% GP • PALP – 99.8% LP	See WG Park, L.P.

WG Park, L.P.	PA	• WG Park General, L.P. – 20% GP • WG Park Limited, L.P. – 80% LP	Willow Grove Mall

WG Park General, L.P.	PA	• WG Holdings of Pennsylvania, L.L.C. – 0.1% GP • WG Holdings, L.P. – 99.9% LP	See WG Park, L.P.

WG Park Limited, L.P.	PA	• WG Holdings of Pennsylvania, L.L.C – 0.1% GP • WG Holdings, L.P. – 99.9% LP	See WG Park, L.P.

Limited Liability Companies

Cherry Hill Center, LLC	PA	New Castle Associates – 100% Sole Member	Cherry Hill Mall

PR Beaver Valley LLC	PA	PALP – 100% Sole Member	See PR Beaver Valley Limited Partnership

PR BVM LLC	PA	PALP – 100% Sole Member	Beaver Valley Mall (Parcel 3)

PR New Castle LLC	PA	PALP – 100% Sole Member	See New Castle Associates

PR Moorestown LLC	PA	PALP – 100% Sole Member	See PR Moorestown Limited Partnership

PR Echelon LLC	PA	PALP – 100% Sole Member	See PR Echelon Limited Partnership

PR Gallery I LLC	PA	PALP – 100% Sole Member	See PR Gallery I Limited Partnership

PR Exton LLC	PA	PALP – 100% Sole Member	See Exton Limited Partnership

PR Florence LLC	SC	PALP – 100% Sole Member	The Commons at Magnolia

PR Plymouth Meeting LLC	PA	PALP – 100% Sole Member	See PR Plymouth Meeting Limited Partnership

PR New Garden LLC	PA	PALP – 100% Sole Member	See PR New Garden L.P.

CD Development LLC	DE	PALP – 100% Sole Member	See ALRO Associates, L.P. on Part II of this Schedule

PR 8000 Airport Highway LLC	DE	PALP – 100% Sole Member	See PR 8000 Airport Highway, L.P.

PR 8000 National Highway LLC	DE	PALP – 100% Sole Member	See PR 8000 National Highway, L.P.

PR Christiana LLC	DE	PALP – 100% Sole Member	Christiana Center – Phase I

PR Interstate Container LLC	DE	PALP – 100% Sole Member	Warehouse leased to Interstate Container Corp., Lowell, Massachusetts

PR Magnolia LLC	DE	PALP – 100% Sole Member	Magnolia Mall

PR Metroplex West LLC	PA	PALP – 100% Sole Member	See Metroplex General, Inc. on Part II of this Schedule

PR North Dartmouth LLC	DE	PALP – 100% Sole Member	Dartmouth Mall

PR Northeast LLC	PA	PALP – 100% Sole Member	See Roosevelt Associates; Roosevelt II Associates, L.P.; PR Northeast Limited Partnership

PR Paxton LLC	PA	PALP – 100% Sole Member	See PRGL Paxton Limited Partnership

PR PGPlaza LLC	DE	PALP – 100% Sole Member	See PR Prince Georges Plaza LLC

PR Prince Georges Plaza LLC	DE	PR PGPlaza LLC – 100% Sole Member	See Trust #7000

PR Red Rose LLC	PA	PALP – 100% Sole Member	See Red Rose Commons Associates, L.P. on Part II of this Schedule

PR Rio Mall LLC	DE	PALP – 100% Sole Member	See PR Rio Mall Limited Partnership

PR South Blanding LLC	DE	PALP – 100% Sole Member	See Jacksonville Associates

PR Titus LLC	PA	PALP – 100% Sole Member	See PR Titus Limited Partnership

PR Warrington LLC	PA	PALP – 100% Sole Member	See PR Warrington, Limited Partnership

PREIT Services, LLC	DE	PALP – 100% Sole Member	N/A

Plymouth Ground Associates LLC	PA	PALP – 100% Sole Member	See Plymouth Ground Associates, L.P.

PR AEKI Plymouth LLC	DE	PALP – 100% Sole Member	See PR AEKI Plymouth, L.P.

WG Holdings of Pennsylvania, L.L.C.	PA	WG Holdings, L.P. – 100% Sole Member	See WG Park, L.P.

PRWGP General LLC	PA	PALP – 100% Sole Member	See WG Park, L.P.

Corporations

PREIT-RUBIN, Inc.	DE	PALP – 100%	N/A

PREIT-RUBIN OP, Inc.	PA	PREIT-RUBIN, Inc. – 100%	Out parcels to be acquired in the Crown Transaction

RUBIN II, Inc.	PA	PREIT-RUBIN, Inc. – 100%	Northeast Tower Center (Parcel 3) – Holds as straw party for Home Depot USA
Trusts

PR Springfield Trust	PA	PALP – Sole Beneficiary	See PR Springfield Associates, L.P.

Trust #7000	IL	PR Prince Georges Plaza LLC – Sole Beneficiary	Prince Georges Plaza

PR Laurel Mall Trust	PA	PALP – Sole Beneficiary	See PR Laurel Mall, L.P.

Palmer Park Trust	PA	PALP – Sole Beneficiary	See PR Palmer Park Mall Limited Partnership
General Partnerships

Jacksonville Associates	FL	• PR South Blanding LLC 1% GP • PREIT Associates, L.P. 99% GP	South Blanding Mall

Additional Subsidiaries after giving effect to Crown Transaction

Limited Partnerships

PR Valley Limited Partnership *(Crown American Acquisition Associates I, LP)	PA	• PR Valley LLC 0.5% GP • PALP 99.5% LP	Valley Mall

PR Jacksonville Limited Partnership *(Crown American Acquisition Associates II, L.P.)	PA	• PR Jacksonville LLC 0.5 % GP • PALP 99.5% LP	Jacksonville Mall

PR Capital City Limited Partnership *(Crown American Capital City Associates L.P.)	PA	• PR Capital City LLC 0.5% GP • PALP 99.5% LP	Capital City Mall (leasehold)

PR CC Limited Partnership	PA	• PR CC I LLC 0.5% GP • PALP 99.5% LP	Capital City Mall (Land)

PR Financing Limited Partnership *(Crown American Financing Partnership, L.P.)	DE	• PR Financing I LLC 0.5% GP • PALP 99.5% LP

Chambersburg Mall

Francis Scott Key Mall

Lycoming Mall

New River Valley Mall

Nittany Mall

North Hanover Mall

Patrick Henry Mall

Phillipsburg Mall

South Mall

Uniontown Mall (leasehold)

Viewmont Mall

Martinsburg Mall[1]

West Manchester Mall[1]

PR Washington Crown Limited Partnership *(Washington Crown Center Associates L.P.)	PA	• PR Washington Crown LLC 0.5% GP • PALP 99.5% LP	Washington Crown Center Mall

PR Valley View Limited Partnership *(Crown American Valley View Associates L.P.)	PA	• PR Valley View LLC 0.5% GP • PALP 99.5% LP	Valley View Mall (fee)

PR West Manchester Limited Partnership	PA	• PR West Manchester LLC – 0.5% GP1 • PALP 99.5% LP	West Manchester Mall[1]

PR Palmer Park Mall Limited Partnership *(Palmer Park Mall Venture)	PA	• PR Palmer Park, L.P. 50.1% GP • PALP 49.9% LP	Palmer Park Mall

PR Schuylkill Limited Partnership	PA	• PR Schuylkill LLC 0.5% GP • PALP 99.5% LP	Schuylkill Mall

PR Shenango Valley Limited Partnership	PA	• PR Shenango Valley LLC 0.5% GP • PALP 99.5% LP	Shenango Valley Mall (leasehold)

PR Westgate Limited Partnership	PA	• PR Westgate LLC 0.5% GP • PALP 99.5% LP	Westgate (equitable ownership)

PR Logan Valley Limited Partnership	PA	• PR Logan Valley LLC 0.5% GP • PALP 99.5% LP	Logan Valley Mall (fee)

PR Wyoming Valley Limited Partnership	PA	• PR Wyoming Valley LLC 0.5% GP • PALP 99.5% LP	Wyoming Valley Mall (fee)

PR WL Limited Partnership *(Crown American WL Associates L.P.)	PA	• PR WL LLC 0.5% GP • PALP 99.5% LP	Logan Valley Mall Improvements Wyoming Valley Mall Improvements

Limited Liability Companies

PR Valley LLC	DE	PALP 100% Sole Member	See PR Valley Limited Partnership

PR Jacksonville LLC	DE	• PR JK LLC 99.99% Member • PALP ..01% Member	See PR Jacksonville Limited Partnership

PR JK LLC	DE	PALP 100% Sole Member	See PR Jacksonville Limited Partnership

PR Capital City LLC	DE	• PR CC II LLC 99.99% Member • PALP ..01% Member	See PR Capital City Limited Partnership

PR CC I LLC	DE	• PR CC II LLC 99.99% Member • PALP ..01% Member	See PR CC Limited Partnership

PR CC II LLC	DE	PALP 100% Sole Member	See PR CC Limited Partnership

PR Crossroads I, *(Crown American Crossroads LLC)	PA	PALP 100% Sole Member	Crossroads Mall (fee)

PR Crossroads II, LLC *(Crown American Crossroads II LLC)	PA	PALP 100% Sole Member	Crossroads Mall (leasehold)

PR Washington Crown LLC	DE	• PR WC LLC 99.99% Member • PALP ..01% Member	See PR Washington Crown Limited Partnership

PR Valley View LLC	DE	• PR VV LLC 99.99% Member • PALP ..01% Member	See PR Valley View Limited Partnership

PR VV LLC	DE	PALP 100% Sole Member	See PR Valley View Limited Partnership

PR Bradley Square LLC	DE	PALP 100% Sole Member	Bradley Square Mall

PR Mt. Berry Square LLC	DE	PALP 100% Sole Member	Mount Berry Square Mall

PR Schuylkill LLC	PA	PALP 100% Sole Member	See PR Schuylkill Limited Partnership

PR Shenango Valley LLC	PA	PALP 100% Sole Member	See PR Shenango Valley Limited Partnership

PR Westgate LLC	PA	PALP 100% Sole Member	See PR Westgate Limited Partnership

PR Logan Valley LLC	DE	PR LV LLC 100% Sole Member	See PR Logan Valley Limited Partnership

PR Wyoming Valley LLC	DE	PR WV LLC100% Sole Member	See PR Wyoming Valley Limited Partnership

PR Wiregrass Commons LLC	DE	PALP 100% Sole Member	Wiregrass Commons Mall (fee and leasehold)

PR LV LLC	DE	PALP 100% Sole Member	See PR Logan Valley Limited Partnership

PR WL LLC	DE	PALP 100% Sole Member	See PR WL Limited Partnership

PR WV LLC	DE	PALP 100% Sole Member	See PR WL Limited Partnership

PR Financing I LLC	DE	PR Financing II LLC 100% Sole Member	See PR Financing Limited Partnership

PR Financing II LLC	DE	PALP 100% Sole Member	See PR Financing Limited Partnership

PR WC LLC	DE	PALP 100% Sole Member	See PR Washington Crown Limited Partnership

PR Martinsburg LLC	DE	PALP 100% Sole Member	Martinsburg Mall[1]

PR West Manchester LLC	PA	PALP 100% Sole Member	See PR Manchester Limited Partnership[1]

Corporations

Crown American Financing Corporation	DE	PALP - 100%	N/A

Crown American GC Inc.	MD	PALP – 100%	N/A

Crown American Services Corp.	PA	PALP – 100%	N/A

Crown American Ventures, Inc.	PA	PALP – 100%	N/A

Business Trusts

Crown Lycoming Service Associates	PA	PALP - 100%	N/A

* = Parent intends to file name change certificates in connection with the Crown Transaction to change the name of the entity listed parenthetically to the name listed above.

1 = At the close of the Crown Transaction, West Manchester Mall and Martinsburg Mall will be owned by Crown American Financing Partnership, L.P. However, the current plan is to reposition these properties after the close of the Crown Transaction and, if this is done, West Manchester Mall will be owned by PR Manchester Limited Partnership, and Martinsburg Mall will be owned by PR Martinsburg LLC.

A. The following wholly owned entities are inactive and are in the process of being dissolved:

1.	Bailey Associates
2.	MC Associates
3.	PR Mandarin Corners LLC
4.	PR Turtle Run, L.P.
5.	PR Turren LLC
6.	PR VA Regency, Inc.
7.	PR Metroplex East LLC
8.	Forrestvile Plaza Shopping Center, L.P.
9.	PR Forestville LLC
10.	PR Concord LLC
11.	PRDB Springfield Limited Partnership
12.	PRDB Springfield LLC
13.	PR Delran LLC
14.	PR Dover LLC
15.	PR Franklin Township LLC
16.	P.T.C. Holdings LLC
17.	PR Metroplex Trust
18.	PR Northeast Trust
19.	PR Red Rose Trust
20.	PR Warrington Trust
21.	PR Will-O-Hill Trust
22.	PR Cherry Hill Limited Partnership
23.	PR Cherry Hill LLC
24.	GP Regency Apartments
25.	PR Springfield Associates
26.	Regency Associates

27.	PR Forrestville Plaza Shopping Center Associates
28.	ME General, Inc.
29.	PREIT Property Trust
30.	Metroplex East Associates, L.P.
31.	PR Howell LLC
32.	PR Windsong LLC
33.	PR Elizabeth, L.P.
34.	PR Elizabeth Trust
35.	Tupelo Mall

B. The following entities are inactive and will be dissolved following the Crown Transaction:

1.	Crown American Associates III
2.	Crown American Associates IV
3.	Crown American Associates V
4.	Crown American Associates VI
5.	Crown American Associates VII
6.	Crown American Associates VIII
7.	Crown American Associates IX
8.	Crown American Associates X
9.	Crown Greater American Lewistown
10.	Crown American Acquisition Associates III, L.P.
11.	Crown American Acquisition Associates IV, L.P.
12.	Crown American Acquisition Associates V, L.P.
13.	Crown American Acquisition Associates VI, L.P.
14.	Crown American Acquisition Associates VII, L.P.
15.	Crown American Acquisition Associates VIII, L.P.
16.	Crown American Acquisition Associates IX, L.P.
17.	Crown American Acquisition Associates X, L.P.
18.	Crown American Greater Lewistown, L.P.

C. Before the Crown Transaction, the following entities were general partners of entities acquired in the Crown Transaction. In connection with the Crown Transaction, each conveyed its general partner interest to new entities formed to serve as general partners. Each of the following will be inactive and dissolved following the Crown Transaction:

1.	Washington Crown Center Associates
2.	Crown American Capital City Associates
3.	Crown Acquisition Associates II
4.	Crown American Financing Corporation
5.	Crown American WL Associates
6.	Crown American Acquisition Associates I
7.	Crown American Valley View Associates

Part II – Unconsolidated Affiliates

Unconsolidated Affiliate	Jurisdiction of organization	Each Person holding any Equity Interest in the Unconsolidated Affiliate; nature of the Equity Interest; percentage ownership of Unconsolidated Affiliate represented by the Equity Interest	Property Owned by Unconsolidated Affiliate

ALRO Associates, L.P.	DE	• PALP - 49% LP • CD Development LLC – 1% GP • Estate of Albert H. Marta – 49% LP, 1% GP	Christiana Power Center – Phase II

Lehigh Valley Associates	PA

•        PALP – 30% GP, 20% LP

•        Delta Ventures, Inc. - .5% GP

•        Morris A. Kravitz – 9% LP

•        Myles H. Tanenbaum – 8.55% LP

•        Robert T. Girling – 4.5% LP

•        Jordan A. Katz – 4.5% LP

•        Lea R. Powell, Richard S. Powell and David J. Kaufman, Trustees under the Powell Trust – 4.5% LP

•        Lea Powell – 4.5% LP

•        Harold G. Schaeffer – 9% LP

•        Richard A. Jacoby – 4.95% LP

Lehigh Valley Mall

Mall Corner II, Ltd.	GA	• PALP – 11% LP • Charles A. Lotz, Center Developers, Inc. and Frank L. Ferrier – 89% GP	A shopping center in Gwinett County, Georgia

Mall Corners Ltd.	GA	• PALP – 19% LP • Charles A. Lotz, Center Developers, Inc. and Frank L. Ferrier – 81% GP	A shopping center in Cobb County, Georgia

Metroplex West Associates, L.P.	PA

•        Metroplex General Inc. – 1% GP

•        PALP – 49.5% LP

•        MW General, Inc. – .5% LP

•        Goldenberg Metroplex Partners, L.P. – 22.5% LP

•        Goldenberg Metroplex Investors, L.P. – 24% LP

•        Resource Realty Management, Inc. – 2.5% LP

Metroplex Power Center

Oxford Valley Road Associates	PA

•        PR Oxford Valley Trust – 1% GP

•        PALP – 49% LP

•        OVG General, Inc. – 1% GP

•        Goldenberg Investors, L.P. – 25% LP

•        Goldenberg Partners, L.P. – 23% LP

•        Milton S. Schneider, Resource Realty Management, Inc. – 1% to 2% LP

Court at Oxford Valley Shopping Center

Pavilion East Associates, L.P.	PA	• PALP – 50% GP • The Goldenberg Group, Inc. – 50% GP	Pavilion at Market East

Red Rose Commons Associates, L.P.	PA

•        PR Red Rose LLC – 1% GP

•        PALP – 49% LP

•        RRC General, Inc. – 1% GP

•        Goldenberg Lancaster Partners, L.P. – 23% LP

•        Goldenberg Lancaster Investors, L.P. – 24% LP

•        Resource Realty Management, Inc. – 2% LP

All units in the Red Rose Condominium constituting the Red Rose Commons Shopping Center

Metroplex General, Inc.	PA	• PR Metroplex West, LLC – 50% • MW General, Inc. – 50%	See Metroplex West Associates, L.P.

Laurel Mall Associates	PA	• PR Laurel Mall, L.P. – 40% • L.M.A. Limited Partnership – 30% • MTGY Associates – 30%	Laurel Mall Shopping Center

Rio Grande Venture	NJ	• PR Rio Mall Limited Partnership – 60% • Kasco Construction Co., Inc. – 20% • Barbara Freedman and Bennett L. Aaron, Trustees, Indenture of Trust of Seymour Freedman dated August 25, 1972 – 20%	Rio Mall

White Hall Mall Venture	PA	• PALP – 50% • Whitemak Associates – 50%	Whitehall Mall

Schedule 6.1(f) – Title to Properties

Properties	Owner	Occupancy	Development or Major Redevelopment Property?	Completion Status

Beaver Valley Mall	• PR Beaver Valley Limited Partnership (Parcels 1 & 2) • PR BVM LLC (Parcel 3)	89.8%	No	N/A

Moorestown Mall	PR Moorestown Limited Partnership	96.2%	No	N/A

The Gallery	PR Gallery I Limited Partnership	94.5%	No	N/A

Exton Square Mall	PR Exton Limited Partnership	96.1%	No	N/A

Echelon Mall	PR Echelon Limited Partnership	52.2%	No	N/A

Plymouth Meeting Mall	• PR Plymouth Meeting Limited Partnership (Improvements) • Plymouth Ground Associates, L.P. (Land)	74.3%	No	N/A

Prince Georges Plaza	Trust #7000	88.8%	No	N/A

IKEA Parcel	PR AEKI Plymouth, L.P.	0%	No	N/A

The Commons at Magnolia	PR Florence LLC	97.6%	No	N/A

Christiana Power Center	• PR Christiana LLC (Phase I) • ALRO Associates, L.P. (Phase II)	100%	No	N/A

Warehouse leased to Aramark, located at 7850 Airport Highway, Camden County, Pennsauken, New Jersey	PR 8000 Airport Highway, L.P.	100%	No	N/A

Warehouse leased to Sears Roebuck & Co., located at 8000 National Highway, Camden County, Pennsauken, New Jersey	PR 8000 National Highway, L.P.	100%	No	N/A

Festival at Oaklands	PR Festival Limited Partnership	95.5%	No	N/A

New Garden	PR New Garden L.P.	N/A – Raw Land	No	N/A

Northeast Tower Center	• Roosevelt II Associates (Parcels 1 and 6) • PR Northeast Limited Partnership (Parcel 2) • RUBIN II, Inc. (Parcel 3 as straw for Home Depot)	100%	No	N/A

50% interest in a commercial condominium at Baltimore Pike & Woodlawn Avenue	PR Springfield Associates, L.P.	90.9%	No	N/A

Warrington (Excess Land Parcel)	PR Titus Limited Partnership	100%	No	N/A

Warrington / Creekview (Condominium parcel)	PR Warrington, L.P.	100%	No	N/A

Paxton Towne Center	PRGL Paxton Limited Partnership	90.7%	No	N/A

All units in the Red Rose Condominium constituting the Red Rose Commons Shopping Center	Red Rose Commons Associates, L.P.	99.2%	No	N/A

Willow Grove Mall	W.G. Park, L.P.	95.0%	No	N/A

Warehouse leased to Interstate Container Corp., Lowell, Massachusetts	PR Interstate Container LLC	100%	No	N/A

Magnolia Mall	PR Magnolia LLC	91.9%	No	N/A

Cherry Hill Mall	Cherry Hill Center, LLC	93.3%	No	N/A

Palmer Park Mall	PR Palmer Park Mall Limited Partnership	98.5%	No	N/A

South Blanding Mall	Jacksonville Associates	97.4%	No	N/A

Crest Plaza Shopping Center	PREIT	84.7%	No	N/A

Additional Properties after giving effect to the Crown Transaction	Owner	Occupancy	Development or Major Redevelopment Property?	Completion Status

Valley Mall	PR Valley Limited Partnership *(Crown American Acquisition Associates I, LP)	98.8%	No	N/A

Jacksonville Mall	PR Jacksonville Limited Partnership *(Crown American Acquisition Associates II, L.P.)	99.0%	No	N/A

Capital City Mall (Improvements)	PR Capital City Limited Partnership *(Crown American Capital City Associates L.P.)	98.1%	No	N/A

Capital City Mall (Land)	PR CC Limited Partnership	See Capital City Mall (Improvements)	No	N/A

Chambersburg Mall	PR Financing Limited Partnership *(Crown American Financing Partnership, L.P.)	89.8%	No	N/A

Francis Scott Key Mall	PR Financing Limited Partnership *(Crown American Financing Partnership, L.P.)	93.6%	No	N/A

Lycoming Mall	PR Financing Limited Partnership *(Crown American Financing Partnership, L.P.)	83.9%	No	N/A

New River Valley Mall	PR Financing Limited Partnership *(Crown American Financing Partnership, L.P.)	88.1%	No	N/A

Nittany Mall	PR Financing Limited Partnership *(Crown American Financing Partnership, L.P.)	88.7%	No	N/A

North Hanover Mall	PR Financing Limited Partnership *(Crown American Financing Partnership, L.P.)	87.7%	No	N/A

Patrick Henry Mall	PR Financing Limited Partnership *(Crown American Financing Partnership, L.P.)	88.0%	No	N/A

Phillipsburg Mall	PR Financing Limited Partnership *(Crown American Financing Partnership, L.P.)	79.4%	No	N/A

South Mall	PR Financing Limited Partnership *(Crown American Financing Partnership, L.P.)	87.5%	No	N/A

Uniontown Mall (leasehold)	PR Financing Limited Partnership *(Crown American Financing Partnership, L.P.)	87.6%	No	N/A

Viewmont Mall	PR Financing Limited Partnership *(Crown American Financing Partnership, L.P.)	87.6%	No	N/A

West Manchester Mall	[PR Manchester Limited Partnership]	74.7%	No	N/A

Martinsburg Mall	[PR Martinsburg LLC]	82.8%	No	N/A

West Manchester Mall Outparcel (May Parcel – 16.696 acres)	PREIT-RUBIN OP, Inc.	N/A –Raw Land	No	N/A

Lycoming Mall Outparcel (May Parcel – 8.48 acres)	PREIT-RUBIN OP, Inc.	N/A –Raw Land	No	N/A

North Hanover Mall Outparcel (Lot 5 - .98 acres)	PREIT-RUBIN OP, Inc.	N/A –Raw Land	No	N/A

North Hanover Mall Outparcel (Lot 6 - .98 acres)	PREIT-RUBIN OP, Inc.	N/A –Raw Land	No	N/A

Francis Scott Key Mall Outparcel (Lot 6F – 1.486 acres)	PREIT-RUBIN OP, Inc.	N/A –Raw Land	No	N/A

New River Valley Mall Outparcel (Lot B - .57 acres)	PREIT-RUBIN OP, Inc.	N/A –Raw Land	No	N/A

Wyoming Valley Mall (Improvements)	PR WL Limited Partnership *(Crown American WL Associates, L.P.)	93.7%	No	N/A

Logan Valley Mall (Improvements)	PR WL Limited Partnership *(Crown American WL Associates, L.P.)	95.5%)	No	N/A

Washington Crown Center Mall	PR Washington Crown Limited Partnership *(Washington Crown Center Associates L.P.)	85.1%	No	N/A

Valley View Mall (fee)	PR Valley View Limited Partnership *(Crown American Valley View Associates L.P.)	93.2%	No	N/A

Palmer Park Mall	PR Palmer Park Mall Limited Partnership *(Palmer Park Mall Venture)	92.8%	No	N/A

Schuylkill Mall	PR Schuylkill Limited Partnership	66.9%	No	N/A

Shenango Valley Mall (leasehold)	PR Shenango Valley Limited Partnership	80.9%	No	N/A

Westgate (equitable ownership)	PR Westgate Limited Partnership	N/A –Raw Land	No	N/A

Logan Valley Mall (fee)	PR Logan Valley Limited Partnership	95.5%	No	N/A

Wyoming Valley Mall (fee)	PR Wyoming Valley Limited Partnership	See Wyoming Valley Mall (Improvements)	No	N/A

Crossroads Mall (fee and leasehold)	PR Crossroads I, LLC and PR Crossroads II, LLC *(Crown American Crossroads LLC & Crown American Crossroads II, LLC, respectively)	See Logan Valley Mall (Improvements)	No	N/A

Bradley Square Mall	PR Bradley Square LLC	66.1%	No	N/A

Mount Berry Square Mall	PR Mt. Berry Square LLC	74.1%	No	N/A

Wiregrass Commons Mall (fee and leasehold)	PR Wiregrass Commons LLC	82.3%	No	N/A

* = Parent intends to file name change certificates in connection with the Crown Transaction to change the name of the entity listed parenthetically to the name listed above.

Schedule 6.1(g) – Indebtedness

Part I

Indebtedness

Loan Parties	Indebtedness	Description of property subject to Lien

Parent

PREIT	$200,000,000 Credit Agreement dated December 28, 2000 by and among PREIT Associates, L.P., as Borrower and PREIT, as Parent, the Financial Institutions under Section 13.5(d) and Wells Fargo Bank, National Association as Administrative Agent (“Existing Secured Credit Facility”)*

PREIT	Guaranty dated December 28, 2000 (“Existing Secured Guaranty”) executed in connection with Existing Secured Credit Facility*

PREIT	$200,000,000 Credit Agreement dated April 23, 2003 by and among PREIT Associates, L.P., as Borrower and PREIT, as Parent, the Financial Institutions under Section 11.5(d) and Wells Fargo Bank, National Association as Administrative Agent (“Existing Unsecured Credit Facility”)*

PREIT	Guaranty dated April 23, 2003 (“Existing Unsecured Guaranty”) executed in connection with Existing Unsecured Credit Facility*

PREIT	Open-End Mortgage and Security Agreement and Assignment of Leases and Rents and Fixture Filing dated May 16, 2002 securing Existing Secured Credit Facility*	Aramark Warehouse, Allentown, PA

PREIT	Mortgage dated 10/98 in favor of Northwestern Mutual Life Insurance Company maturing in January 2009 with a balance of $7,152,000 as of 9/30/00	Whitehall Mall

PREIT	Guaranty of Nonrecourse Carveouts by PREIT (50%) and Kravco, Inc. (50%) dated October 19, 1998 in favor of The Northwestern Mutual Life Insurance Company (Whitehall Mall)

PREIT	Guaranty of Nonrecourse Carveouts in favor of the Equitable Life Assurance Society of the United States and Connecticut General Life Insurance Company (Willow Grove Mall)

PREIT	Guaranty from PREIT, Albert R. Boscov, Edwin Lakin and Louis P. Meshon dated December 20, 1995 in favor of Corestates Bank, N.A. Guaranty limited to 25% of outstanding Principal Balance ($8,623,000 as of 9/30/03) (Laurel Mall)**

PREIT	Guaranty of Non-Recourse Carveouts dated April 28, 1999 from Kenneth N. Goldenberg and PREIT in favor of GMAC Commercial Mortgage Corporation. PREIT’s liability is limited to 50% of losses. (Red Rose Commons)

PREIT	Guaranty of Nonrecourse Carveouts in favor of The Equitable Life Assurance Society of the United States (Schuylkill Mall)

PREIT	Guaranty of Nonrecourse Carveouts in favor of General Electric Capital Corporation ($465 Million GECC Credit Facility)

PREIT	Guaranty of Payment and Performance in favor of SouthTrust Bank (Wiregrass)++

PREIT	Guaranty of Nonrecourse Carveouts in favor of Morgan Stanley Bank (Capital City)

PREIT	Guaranty of Nonrecourse Carveouts in favor of Morgan Stanley Bank (Valley View)

Loan Parties	Indebtedness	Description of property subject to Lien

PREIT	Guaranty of Nonrecourse Carveouts in favor of Sun Life Assurance Company of Canada (commercial condominium unit at Baltimore Pike & Woodlawn Ave., Springfield, PA)

Borrower

PREIT Associates, L.P.	Existing Secured Credit Facility*

PREIT Associates, L.P.	Existing Unsecured Guaranty*

PREIT Associates, L.P.	Existing Unsecured Credit Facility*

PREIT Associates, L.P.	Guaranty of Nonrecourse Carveouts dated October 16, 2001 by PREIT Associates, L.P. and Kenneth N. Goldenberg in favor of Column Financial, Inc. (Note: So long as PREIT Associates, L.P. maintains its line of credit with Wells Fargo Bank, PREIT Associates, L.P. has no liability under the Guaranty – See Section 5.7(a) of Guaranty) (Metroplex West)

PREIT Associates, L.P.	Guaranty of Nonrecourse Carveouts dated December 23, 1998 by PREIT Associates, L.P. in favor of Dime CRE, Inc. (Palmer Park Mall)

PREIT Associates, L.P.	Guaranty dated September 30, 1997 by PREIT Associates, L.P. in favor of Teachers Insurance and Annuity Association of America. Liability limited to an amount equal to the excess of a) $5,711,645 or, if greater, the purchase price for the fee estate of the Demised Premises (Tract 12) under the Option Agreement on the Determination Date, over b) the fair market value of the fee estate in Demised Premises on the Determination Date. (Magnolia Mall)

PREIT Associates, L.P.	Guaranty of Nonrecourse Carveouts dated April 4, 2002 executed by PREIT Associates, L.P. in favor of Column Financial, Inc. (Beaver Valley Mall)

PREIT Associates, L.P.	Guaranty of Nonrecourse Carveouts in favor of General Electric Capital Corporation ($465 Million GECC Credit Facility)

Loan Parties

Jacksonville Associates	Existing Unsecured Guaranty*

Jacksonville Associates	Existing Secured Guaranty*

Jacksonville Associates	Mortgage and Security Agreement and Assignment of Leases and Rents and Fixture Filing dated December 28, 2000 executed by Jacksonville Associates in favor of Wells Fargo Bank, National Association, in its capacity as Agent for the Lenders under that certain Credit Agreement dated as of December 28, 2000*	South Blanding Village

PR 8000 Airport Highway, L.P	Existing Unsecured Guaranty*

PR 8000 Airport Highway, L.P.	Existing Secured Guaranty*

PR 8000 Airport Highway, L.P.	Mortgage and Security Agreement and Assignment of Leases and Rents and Fixture Filing dated December 28, 2000 securing Existing Secured Credit Facility*	Aramark Building, Camden County, New Jersey

PR 8000 National Highway, L.P.	Existing Unsecured Guaranty*

PR 8000 National Highway, L.P.	Existing Secured Guaranty*

PR 8000 National Highway, L.P.	Mortgage and Security Agreement and Assignment of Leases and Rents and Fixture Filing dated December 28, 2000 securing Existing Secured Credit Facility*	Sears Building, Camden County, New Jersey

PR Christiana LLC	Existing Unsecured Guaranty*

PR Christiana LLC	Existing Secured Guaranty*

PR Christiana LLC	Mortgage and Security Agreement and Assignment of Leases and Rents and Fixture Filing dated December 28, 2000 securing Existing Secured Credit Facility*	Christiana Power Center - Phase I

PR Echelon Limited Partnership	Existing Unsecured Guaranty*

PR Exton Limited Partnership	Open-End Mortgage, Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing dated November 27, 2001 but effective as of November 29, 2001 from Exton Square, Inc. (predecessor in interest to Exton Square Property LLC) and Whiteland Holding Limited Partnership in favor of New York Life Insurance Company and Connecticut General Life Insurance Company with a balance of $107,998,000 as of 9/30/03	Exton Square Mall

PR Exton Limited Partnership	Existing Unsecured Guaranty*

PR Festival Limited Partnership	Existing Unsecured Guaranty*

PR Festival Limited Partnership	Existing Secured Guaranty*

PR Festival Limited Partnership	Open-End Mortgage and Security Agreement and Assignment of Leases and Rents and Fixture Filing dated December 28, 2000 securing Existing Secured Credit Facility*	Festival at Oaklands

PR Gallery I Limited Partnership	Existing Unsecured Guaranty*

PR Interstate Container LLC	Existing Secured Guaranty*

PR Interstate Container LLC	Mortgage and Security Agreement and Assignment of Leases and Rents and Fixture Filing dated December 28, 2000 securing Existing Secured Credit Facility*	Interstate Container Building

PR Interstate Container LLC	Existing Unsecured Guaranty*

PR Magnolia LLC	Subject to a mortgage dated 12/96 in favor of Teachers Insurance and Annuity Association of America with a balance of $23,340,988 as of 9/30/00.	Magnolia Mall

PR Moorestown Limited Partnership	Leasehold Mortgage and Security Agreement (with UCC Financing Statement for Fixture Filing) dated December 30, 1997 from Rouse-Moorestown, Inc. (predecessor in interest to Rouse-Moorestown, LLC) in favor of The First National Bank of Maryland (predecessor in interest to Allfirst Bank) with a balance of $64,250,000 as of 9/30/03	Moorestown Mall

PR Moorestown Limited Partnership	Existing Unsecured Guaranty*

PR New Castle LLC	Existing Unsecured Guaranty*

PR Schuylkill Limited Partnership	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing in favor of Equitable Life Assurance Society of the United States with a balance of $19,484,000 as of 9/30/03	Schuylkill Mall

PR Springfield Associates, L.P.	Mortgage and Security Agreement dated December 9, 1999 from Darlington PR Springfield Associates, L.P., Square Shopping Center, Ltd., Lawrence Park Partnership and Joyfor Joint Venture in favor of Sun Life Assurance Company of Canada with a balance of $1,878,000 as of 9/30/03	50% interest in a commercial condominium unit at Baltimore Pike & Woodlawn Ave., Springfield, PA

PR Titus Limited Partnership	Existing Unsecured Guaranty*

PR Titus Limited Partnership	Existing Secured Guaranty*

PR Titus Limited Partnership	Open-End Mortgage and Security Agreement and Assignment of Leases and Rents and Fixture Filing dated January 20, 2002 securing Existing Secured Credit Facility*	Creekview Shopping Center

PR Warrington Limited Partnership	Existing Unsecured Guaranty*

PR Warrington Limited Partnership	Existing Secured Guaranty*

PR Warrington Limited Partnership	Open-End Mortgage and Security Agreement and Assignment of Leases and Rents and Fixture Filing dated January 20, 2002 securing Existing Secured Credit Facility*	Creekview Shopping Center

PR Wiregrass LLC	Mortgage in favor of SouthTrust Bank with a balance of $30,000,000 as of 9/30/03 ++	Wiregrass Commons Mall

PRGL Paxton Limited Partnership	Existing Unsecured Guaranty*

PRGL Paxton Limited Partnership	Existing Secured Guaranty*

PRGL Paxton Limited Partnership	Open-End Mortgage and Security Agreement and Assignment of Leases and Rents and Fixture Filing dated May 16, 2002 securing Existing Secured Credit Facility*	Paxton Towne Center Condominium

Roosevelt II Associates, L.P.	Existing Unsecured Guaranty*

Roosevelt II Associates, L.P.	Existing Secured Guaranty*

Roosevelt II Associates, L.P.	Open-End Mortgage and Security Agreement and Assignment of Leases and Rents and Fixture Filing dated December 28, 2000 securing Existing Secured Credit Facility*	Northeast Tower Center (Parcels 1 & 6)

WG Park, L.P.	Open-End Mortgage and Security Agreement dated February 24, 2000 from WG Park, L.P. in favor of Equitable Life Assurance Society of the United States and Connecticut General Life Insurance Company with a balance of $109,723,000 as of 9/30/03	Willow Grove Mall

Rubin II, Inc.	Mortgage dated April 1994 with Metropolitan Life (New England Mutual) with a balance of $12,500,000 as of 9/30/03.	Northeast Tower Center – Parcel 3

Other Subsidiaries

PR Palmer Park Limited Partnership	Mortgage and Security Agreement dated December 23, 1998 from Palmer Park Mall Venture to Dime CRE, Inc. with a balance of $18,424,000 as of 9/30/03	Palmer Park Mall

Trust #7000	Subject to a mortgage in favor of Credit Suisse First Boston Mortgage Securities Corp dated 9/98 with a balance of $47,039,167 as of 9/30/00	Prince Georges Plaza

PR North Dartmouth LLC	Mortgage in favor of Lehman Capital with a balance of $70,000,00 as of 9/30/03.	Dartmouth Mall

Cherry Hill Center, LLC	Mortgage and Security Agreement dated September 26, 1990 from Cherry Hill Center, Inc. (predecessor in interest to Cherry Hill Center, LLC) in favor of Connecticut General Life Insurance Company with a balance of $81,432,000 as of 9/30/03	Cherry Hill Mall

Cherry Hill Center, LLC	Subordinate Mortgage, Security Agreement, Assignment of Leases and Rents, and Fixture Financing Statement dated April 22, 2003 from Cherry Hill Center, LLC in favor of Connecticut General Life Insurance Company with a balance of $60,270,000 as of 9/30/03	Cherry Hill Mall

PR Beaver Valley Limited Partnership	Open-End Mortgage and Security Agreement from PR Beaver Valley Limited Partnership in favor of Column Financial, Inc. with a balance of $47,527,000 as of 9/30/03	Beaver Valley Mall

PR Capital City Limited Partnership	Fee and Leasehold Mortgage and Security Agreement in favor of Morgan Stanley Bank with a balance of $53,250,000 as of 9/30/03	Capital City Mall (Improvements)

PR CC Limited Partnership	Fee and Leasehold Mortgage and Security Agreement in favor of Morgan Stanley Bank with a balance of $53,250,000 as of 9/30/03	Capital City Mall (Land)

PR Valley View Limited Partnership	Fee and Leasehold Mortgage and Security Agreement in favor of Morgan Stanley Bank with a balance of $37,000,000 as of 9/30/03	Valley View Mall

PR Crossroads I LLC	Deed of Trust in favor of Mortgage Stanley Mortgage Capital, Inc. with a balance of $13,654,000 as of 9/30/03	Crossroads Mall

PR WL Associates Limited Partnership	$465 Million Credit Facility with General Electric Capital Corporation dated as of August 28, 1998 (“$465 GECC Credit Facility”)

PR Financing Limited Partnership	$465 GECC Credit Facility

PR Financing Limited Partnership	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing securing $465 Million GECC Credit Facility	South Mall

PR Financing Limited Partnership	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing securing $465 Million GECC Credit Facility	North Hanover Mall

PR Financing Limited Partnership	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing securing $465 Million GECC Credit Facility	Chambersburg Mall

PR Financing Limited Partnership	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing securing $465 Million GECC Credit Facility	Nittany Mall

PR Financing Limited Partnership	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing securing $465 Million GECC Credit Facility	Lycoming Mall

PR Financing Limited Partnership	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing securing $465 Million GECC Credit Facility	Viewmont Mall

PR Financing Limited Partnership	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing securing $465 Million GECC Credit Facility	Phillipsburg Mall

PR Financing Limited Partnership	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing securing $465 Million GECC Credit Facility	Francis Scott Key Mall

PR Financing Limited Partnership	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing securing $465 Million GECC Credit Facility	New River Mall

PR Financing Limited Partnership	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing securing $465 Million GECC Credit Facility	Patrick Henry Mall

PR Financing Limited Partnership	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing securing $465 Million GECC Credit Facility	Uniontown Mall

PR Martinsburg LLC	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing securing $465 Million GECC Credit Facility	Martinsburg Mall

PR West Manchester Mall	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing securing $465 Million GECC Credit Facility	West Manchester Mall

PR WL Limited Partnership	Fee and Leasehold Mortgage in favor of General Electric Capital Corporation securing $465 Million GECC Credit Facility	Logan Valley Mall (Land)

PR Logan Valley Partnership	Fee and Leasehold Mortgage in favor of General Electric Capital Corporation securing $465 Million GECC Credit Facility	Logan Valley Mall (Improvements)

PR WL Limited Partnership	Fee and Leasehold Mortgage in favor of General Electric Capital Corporation securing $465 Million GECC Credit Facility	WyomingValley Mall (Improvements)

PR Wyoming Valley Limited Partnership	Fee and Leasehold Mortgage in favor of General Electric Capital Corporation securing $465 Million GECC Credit Facility	WyomingValley Mall

PR WL Limited Partnership	Fee and Leasehold Mortgage in favor of General Electric Capital Corporation securing $465 Million GECC Credit Facility	WyomingValley Mall (Improvements)

PR Wyoming Valley Limited Partnership	Fee and Leasehold Mortgage in favor of General Electric Capital Corporation securing $465 Million GECC Credit Facility	WyomingValley Mall

PR Valley Limited Partnership	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing securing $175 Million GECC Revolver dated December 4, 2000 (“$175 Million GECC Revolver”)*	Valley Mall

PR Washington Crown Limited Partnership	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing securing $175 Million GECC Revolver*	Washington Crown Center

PR Jacksonville Limited Partnership	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing securing $175 Million GECC Revolver*	Jacksonville Mall

PR Mt. Berry Square LLC	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing securing $175 Million GECC Revolver*	Mt. Berry Square

PR Shenango Valley Limited Partnership	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing securing $175 Million GECC Revolver*	Shenango Valley Mall

PR Bradley Square LLC	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing securing $175 Million GECC Revolver*	Bradley Square

Unconsolidated Affiliates

Metroplex West Associates, L.P.	Open-End Mortgage and Security Agreement dated October 16, 2001 from Metroplex West Associates, L.P. in favor of Column Financial, Inc. with a balance of $32,286,000 as of 9/30/03	Metroplex West

Laurel Mall Associates	Open-End Mortgage and Security Agreement dated August 2, 1993 from Laurel Mall Associates in favor of in favor of Corestates Bank, N.A. with a balance of $8,623,000 as of 9/30/03**	Laurel Mall

Red Rose Commons Associates, L.P.	Open-End Mortgage and Security Agreement dated April 28, 1999 from Red Rose Commons Associates, L.P. in favor of GMAC Commercial Mortgage Corporation with a balance of $13,891,000 as of 9/30/03	Red Rose Commons

Lehigh Valley Associates	Mortgage in favor of New York Life Insurance Company with a with a balance of $47,039,167 as of 9/30/03	Lehigh Valley Mall

Oxford Valley Associates	Mortgage, Assignment of Rents and Leases and Security Agreement dated July 1, 1996 from Oxford Valley Associates in favor of New York Life Insurance Company with a balance of $22,105,000 as of 9/30/03	Court at Oxford Valley

* = To be paid off with the first borrowing under this Credit Agreement.

** = To be paid off and refinanced with non-recourse debt immediately following the closing of the Crown Transaction.

++ = Intended to be paid off immediately following the closing of the Crown Transaction.

Part II

Total Liabilities excluding Indebtedness

set forth in Part I

Current Liabilities
Construction Costs Payable	$2,287,486
Deferred Rent & Escrow Dep.	6,928,099
Accrued Pensions ETAL	512,943
Accrued Expenses & Other Liab. Wholly Owned	29,150,415
Accrued Expenses & Other Liab. -Joint Venture	4,465,821

Total Current Liabilities		43,344,764
Letters of Credit:
Lawyer’s Title Insurance Co. (New Garden)		250,000
New Garden Properties LP (New Garden)		250,000

Warrington Township (Creekview)		173,671
Subtotal:
Line of Credit:		0

Grand Total:		$43,344,764

Schedule 6.1(h) – Material Contracts

1.	$465 Million Amended and Restated Permanent Loan Agreement dated as of August 28, 1998 by and among PR Financing Limited Partnership, L.P. (formerly known as Crown American Financing Partnership, L.P.) and PR WL Limited Partnership (formerly known as Crown American WL Associates, L.P.) and General Electric Capital Corporation.

Schedule 6.1(i) – Litigation

1.	Litigation disclosed in Part II, Item 1, Legal Proceedings, of Form 10-Q for the quarterly period ended September 30, 2003 filed with the Securities and Exchange Commission on November 7, 2003; provided, however, that the Parent and Borrower do not believe that such litigation can reasonably be expected to have a Material Adverse Effect.

Schedule 6.1(x)

Part I – Non-Guarantor Entities

Legal Name of Non-Guarantor Entities	Type of Legal Entity	Equity Interest Held by Parent	Reason for Exclusion

Limited Partnerships

PR Beaver Valley Limited Partnership	PA Limited Partnership	• PALP – 99% LP • PR Beaver Valley LLC – 1% GP	3 – Special Purpose Entity (“SPE”)

ALRO Associates, L.P.	DE Limited Partnership	• PALP - 49% LP • CD Development LLC – 1% GP	1

Lehigh Valley Associates	PA Limited Partnership	• PALP – 30% GP, 20% LP	1

Mall Corner II, Ltd.	GA Limited PArtnership	• PALP – 11% LP	1

Mall Corners Ltd.	GA Limited Partnership	• PALP – 19% LP	1

Metroplex West Associates, L.P.	PA Limited Partnership	• Metroplex General Inc. – 1% GP • PALP – 49.5% LP	1

New Castle Associates	PA Limited Partnership	• PALP – 72.794% LP • PR New Castle LLC – .1% GP	1

Oxford Valley Road Associates	PA Limited Partnership	• PR Oxford Valley Trust – 1% GP • PALP – 49% LP	1

Pavilion East Associates, L.P.	PA Limited Partnership	• PALP – 50% GP	1

PR Laurel Mall, L.P.	PA Limited Partnership	• PR Laurel Mall Trust – 1% GP • PALP – 99% LP	1

PR Palmer Park Mall Limited Partnership	PA Limited Partnership	• PR Palmer Park, L.P. – 50.1% GP • PALP – 49.9% LP	3 – SPE

PR Palmer Park, L.P.	PA Limited Partnership	• PR Palmer Park Trust – 1% GP • PALP – 99% LP	2 – See PR Palmer Park Mall Limited Partnership

PR Rio Mall Limited Partnership	PA Limited Partnership	• PR Rio Mall LLC – 1% GP • PALP –99% LP	2 – See Rio Grande Venture

Red Rose Commons Associates, L.P.	PA Limited Partnership	• PR Red Rose LLC – 1% GP • PALP – 49% LP	1

Limited Liability Companies

Cherry Hill Center, LLC	PA Limited Liability Company	New Castle Associates – 100% Sole Member	1

PR Beaver Valley LLC	PA Limited Liability Company	PALP – 100% Sole Member	2 – See PR Beaver Valley Limited Partnership

CD Development LLC	DE Limited Liability Company	PALP – 100% Sole Member	2 – See ALRO Associates, L.P.

PR Metroplex West LLC	PA Limited Liability Company	PALP – 100% Sole Member	2 – See Metroplex General, Inc.

PR North Dartmouth LLC	DE Limited Liability Company	PALP – 100% Sole Member	3 – SPE

PR PGPlaza LLC	DE Limited Liability Company	PALP – 100% Sole Member	2 – See PR Prince Georges Plaza LLC

PR Prince Georges Plaza LLC	DE Limited Liability Company	PR PGPlaza LLC – 100% Sole Member	2 – See Trust #7000

PR Red Rose LLC	PA Limited Liability Company	PALP – 100% Sole Member	2 – See Red Rose Commons Associates, L.P.

PR Rio Mall LLC	DE Limited Liability Company	PALP – 100% Sole Member	2 – See PR Rio Mall Limited Partnership

Corporations

Metroplex General, Inc.	PA Corporation	• PR Metroplex West, LLC – 50%	2 – See Metroplex West Associates, L.P.

Trusts

Trust #7000	IL Business Trust	PR Prince Georges Plaza LLC – Sole beneficiary	3 – Guarantees of 3rd Party debt prohibited by mortgage

PR Laurel Mall Trust	PA Business Trust	PALP – Sole Beneficiary	2 – See PR Laurel Mall, L.P.

PR Palmer Park Trust	PA Business Trust	PALP – Sole Beneficiary	2 – See PR Palmer Park Mall Limited Partnership.

General Partnerships

Laurel Mall Associates	PA General Partnership	• PR Laurel Mall, L.P. – 40%	1

Rio Grande Venture	NJ General Partnership	• PR Rio Mall Limited Partnership – 60%	1

White Hall Mall Venture	PA General Partnership	• PALP – 50%	1

Additional Subsidiaries after giving effect to Crown Transaction

Limited Partnerships

PR Jacksonville Limited Partnership *(Crown American Acquisition Associates II, L.P.)	PA Limited Partnership	• PR Jacksonville LLC 0.5 % GP • PALP 99.5% LP	3- SPE

PR Capital City Limited Partnership *(Crown American Capital City Associates L.P.)	PA Limited Partnership	• PR Capital City LLC 0.5% GP • PALP 99.5% LP	3 – SPE

PR CC Limited Partnership	PA Limited Partnership	• PR CC I LLC 0.5% GP • PALP 99.5% LP	3- SPE

PR Financing Limited Partnership *(Crown American Financing Partnership, L.P.)	DE Limited Partnership	• PR Financing I LLC 0.5% GP • PALP 99.5% LP	3 – SPE

PR Washington Crown Limited Partnership *(Washington Crown Center Associates L.P.)	PA Limited Partnership	• PR Washington Crown LLC 0.5% GP • PALP 99.5% LP	3 – SPE

PR Valley View Limited Partnership *(Crown American Valley View Associates L.P.)	PA Limited Partnership	• PR Valley View LLC 0.5% GP • PALP 99.5% LP	3 – SPE

PR Palmer Park Mall Limited Partnership *(Palmer Park Mall Venture)	PA Limited Partnership	• PR Palmer Park, L.P. 50.1% GP • PALP 49.9% LP	3 – SPE

PR Logan Valley Limited Partnership	PA Limited Partnership	• PR Logan Valley LLC 0.5% GP • PALP 99.5% LP	3 – SPE

PR Wyoming Valley Limited Partnership	PA Limited Partnership	• PR Wyoming Valley LLC 0.5% GP • PALP 99.5% LP	3 – SPE

PR WL Limited Partnership *(Crown American WL Associates L.P.)	PA Limited Partnership	• PR WL LLC 0.5% GP • PALP 99.5% LP	3 – SPE

Limited Liability Companies

PR Capital City LLC	DE Limited Liability Company	• PR CC II LLC 99.99% Member • PALP ..01% Member	2 – See PR Capital City Limited Partnership

PR CC I LLC	DE Limited Liability Company	• PR CC II LLC 99.99% Member • PALP ..01% Member	2 – See PR CC Limited Partnership

PR CC II LLC	DE Limited Liability Company	PALP 100% Sole Member	2 – See PR CC Limited Partnership

PR Washington Crown LLC	DE Limited Liability Company	• PR WC LLC 99.99% Member • PALP ..01% Member	2 – See PR Washington Crown Limited Partnership

PR Valley View LLC	DE Limited Liability Company	• PR VV LLC 99.99% Member • PALP ..01% Member	2 – See PR Valley View Limited Partnership

PR VV LLC	DE Limited Liability Company	PALP 100% Sole Member	2 – See PR Valley View Limited Partnership

PR Jacksonville LLC	DE Limited Liability Company	• PR JK LLC 99.99% Member • PALP ..01% Member	2 – See PR Jacksonville Limited Partnership

PR JK LLC	DE Limited Liability Company	PALP 100% Sole Member	2 – See PR Jacksonville Limited Partnership

PR Logan Valley LLC	DE Limited Liability Company	PR LV LLC 100% Sole Member	2 – See PR Logan Valley Limited Partnership

PR Wyoming Valley LLC	DE Limited Liability Company	PR WV LLC100% Sole Member	2 – See PR Wyoming Valley Limited Partnership

PR LV LLC	DE Limited Liability Company	PALP 100% Sole Member	2 – See PR Logan Valley Limited Partnership

PR WL LLC	DE Limited Liability Company	PALP 100% Sole Member	2 – See PR WL Limited Partnership

PR WV LLC	DE Limited Liability Company	PALP 100% Sole Member	2 – See PR WL Limited Partnership

PR Financing I LLC	DE Limited Liability Company	PR Financing II LLC 100% Sole Member	2 – See PR Financing Limited Partnership

PR Financing II LLC	DE Limited Liability Company	PALP 100% Sole Member	2 – See PR Financing Limited Partnership

PR WC LLC	DE Limited Liability Company	PALP 100% Sole Member	2 – See PR Washington Crown Limited Partnership

1 = Subsidiary (x) does not Guarantee any Indebtedness of any other Person (other than Indebtedness under Guarantees which are solely Guarantees of performance and not of payment and other Guarantees of such Person for liabilities arising from Nonrecourse Exceptions); and (y) such Subsidiary is not a Wholly Owned Subsidiary.

2 = Subsidiary only owns (x) Equity Interests in another Subsidiary and (y) cash and other assets of nominal value incidental to such Subsidiary’s ownership of the other Subsidiary and such other Subsidiary is not required to become a Guarantor under the terms of the Credit Agreement.

3 = Subsidiary is an Excluded Subsidiary.

* = Parent intends to file name change certificates in connection with the Crown Transaction to change the name of the entity listed parenthetically to the name listed above.

Part II – Dissolution Subsidiaries

A. The following wholly owned entities are inactive and are in the process of being dissolved:

36.	Bailey Associates
37.	MC Associates
38.	PR Mandarin Corners LLC
39.	PR Turtle Run, L.P.
40.	PR Turren LLC
41.	PR VA Regency, Inc.
42.	PR Metroplex East LLC
43.	Forrestvile Plaza Shopping Center, L.P.
44.	PR Forestville LLC
45.	PR Concord LLC
46.	PRDB Springfield Limited Partnership
47.	PRDB Springfield LLC
48.	PR Delran LLC
49.	PR Dover LLC
50.	PR Franklin Township LLC
51.	P.T.C. Holdings LLC
52.	PR Metroplex Trust
53.	PR Northeast Trust
54.	PR Red Rose Trust
55.	PR Warrington Trust
56.	PR Will-O-Hill Trust
57.	PR Cherry Hill Limited Partnership
58.	PR Cherry Hill LLC
59.	GP Regency Apartments
60.	PR Springfield Associates
61.	Regency Associates
62.	PR Forrestville Plaza Shopping Center Associates
63.	ME General, Inc.
64.	PREIT Property Trust
65.	Metroplex East Associates, L.P.
66.	PR Howell LLC
67.	PR Windsong LLC
68.	PR Elizabeth, L.P.
69.	PR Elizabeth Trust
70.	Tupelo Mall

B. The following entities are inactive and will be dissolved following the Crown Transaction:

1.	Crown American Associates III
2.	Crown American Associates IV
3.	Crown American Associates V
4.	Crown American Associates VI
5.	Crown American Associates VII
6.	Crown American Associates VIII
7.	Crown American Associates IX

8.	Crown American Associates X
9.	Crown Greater American Lewistown
10.	Crown American Acquisition Associates III, L.P.
11.	Crown American Acquisition Associates IV, L.P.
12.	Crown American Acquisition Associates V, L.P.
13.	Crown American Acquisition Associates VI, L.P.
14.	Crown American Acquisition Associates VII, L.P.
15.	Crown American Acquisition Associates VIII, L.P.
16.	Crown American Acquisition Associates IX, L.P.
17.	Crown American Acquisition Associates X, L.P.
18.	Crown American Greater Lewistown, L.P.

C. Before the Crown Transaction, the following entities were general partners of entities acquired in the Crown Transaction. In connection with the Crown Transaction, each conveyed its general partner interest to new entities formed to serve as general partners. Each of the following will be inactive and dissolved following the Crown Transaction:

1.	Washington Crown Center Associates
2.	Crown American Capital City Associates
3.	Crown Acquisition Associates II
4.	Crown American Financing Corporation
5.	Crown American WL Associates
6.	Crown American Acquisition Associates I
7.	Crown American Valley View Associates

Schedule 8.1(a) – Equity Issuances

Issuances of Additional Units of Limited Partner Interest (“Units”) in Borrower

1. Pursuant to a series of transactions entered into on or around September 30, 1997 relating to the acquisition of The Rubin Organization (“TRO,” later renamed PREIT-Rubin, Inc.), Borrower incurred a contingent obligation to issue to the former affiliates of TRO up to 800,000 additional Units over a five-year period beginning October 1, 1997 and ending September 30, 2002. The number of Units issuable was based on a formula of adjusted funds from operations per share of beneficial interest of Parent during the five-year period. As of October 31, 2003, 665,000 Units have been issued. A special committee of disinterested members of Parent’s Board of Trustees will determine whether the remaining 135,000 Units for the period from January 1, 2002 to September 30, 2002 have been earned. The special committee has retained independent legal and accounting advisors in connection with its review of the payments that may be owed to the former TRO affiliates. The special committee and its advisors and the former TRO affiliates and their advisors have engaged in discussions concerning the appropriate number of Units to be issued in respect of the nine month period ended September 30, 2002.

2. Pursuant to Contribution Agreements by which Parent acquired its rights to Red Rose Commons, the Metroplex Shopping Center, the Christiana Power Center Phase I and Phase II, and the Northeast Tower Center, Borrower is obligated to issue additional Units in an amount to be determined by a special committee of disinterested members of Parent’s Board of Trustees based on the Contribution Agreements under which Parent acquired its interest in the properties and on other factors that the special committee deems relevant. The special committee has retained independent legal and accounting advisors in connection with its review of the payments that may be owed to the former TRO affiliates. The special committee and its advisors and the former TRO affiliates and their advisors have engaged in discussions concerning the appropriate number of Units to be issued in respect of the development and predevelopment properties.

3. As part of Parent’s acquisition of shopping malls from The Rouse Company, on April 28, 2003, Borrower acquired 49% of the aggregate partnership interests in New Castle Associates from partners of New Castle Associates, in exchange for an aggregate of 585,422 Units. Subsequently, Borrower increased its aggregate ownership interest in New Castle Associates to approximately 73% by acquiring an additional ownership interest directly from New Castle Associates in exchange for a cash investment in New Castle Associates of approximately $30.8 million. Borrower also obtained an option, exercisable commencing April 30, 2004 and expiring October 27, 2004, to acquire the remaining interests in New Castle Associates in exchange for an aggregate of 609,317 additional Units. If Borrower does not exercise this option, then the remaining partners of New Castle Associates will have the right, beginning April 28, 2008 and expiring October 25, 2008, to require Borrower to acquire the remaining interests in New Castle Associates in exchange for an aggregate of 670,249 additional Units.